                                 Filed pursuant to Rule 424(b)(3)
                                 Registration Numbers 333-62227, 333-62227-1,
                                       333-62227-2, 333-62227-3, 333-62227-4,
                                       333-62227-5, 333-62227-6, 333-62227-7,
                                       333-62227-8, 333-62227-9, 333-62227-10,
                                       333-62227-11, 333-62227-12, 333-62227-13,
                                       333-62227-14, 333-62227-15, 333-62227-16,
                                       333-62227-17, 333-62227-18


PROSPECTUS


                         AMERICAN COMMERCIAL LINES LLC
                               ACL CAPITAL CORP.
                       AMERICAN COMMERCIAL BARGE LINE LLC
                     AMERICAN COMMERCIAL MARINE SERVICE LLC
                           LOUISIANA DOCK COMPANY LLC
                       WATERWAY COMMUNICATIONS SYSTEM LLC
                       AMERICAN COMMERCIAL TERMINALS LLC
                   AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC
                                  JEFFBOAT LLC
                  AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
                                ORINOCO TASA LLC
                                ORINOCO TASV LLC
                                 BREEN TAS LLC
                                BULLARD TAS LLC
                                SHELTON TAS LLC
                                LEMONT HARBOR &
                             FLEETING SERVICES LLC
                               TIGER SHIPYARD LLC
                              WILKINSON POINT LLC
                               HOUSTON FLEET LLC

                OFFER TO EXCHANGE SERIES B 10 1/4% SENIOR NOTES
[ACL LOGO]       DUE 2008 FOR ANY AND ALL OUTSTANDING SERIES A
                         10 1/4% SENIOR NOTES DUE 2008
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 11, 1998, UNLESS EXTENDED.

     American Commercial Lines LLC ("ACL" or the "Company"), a Delaware limited liability company and wholly-owned subsidiary of American Commercial Lines Holdings LLC (the "Parent"), a Delaware limited liability company, ACL Capital Corp. ("ACL Capital"), a Delaware Corporation, American Commercial Barge Line LLC, a Delaware limited liability company, American Commercial Marine Service LLC, a Delaware limited liability company, Louisiana Dock Company LLC, a Delaware limited liability company, Waterway Communications System LLC, a Delaware limited liability company, American Commercial Terminals LLC, a Delaware limited liability company, American Commercial Terminals-Memphis LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, American Commercial Lines International LLC, a Delaware limited liability company, Orinoco TASA LLC, a Delaware limited liability company, Orinoco TASV LLC, a Delaware limited liability company, Breen TAS LLC, a Delaware limited liability company, Bullard TAS LLC, a Delaware limited liability company, Shelton TAS LLC, a Delaware limited liability company, Lemont Harbor & Fleeting Services LLC, a Delaware limited liability company, Tiger Shipyard LLC, a Delaware limited liability company, Wilkinson Point LLC, a Delaware limited liability company, and Houston Fleet LLC, a Delaware limited liability company (each a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") (ACL Capital, together with the Company, and the Subsidiary Guarantors, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of Series B 10 1/4% Senior Notes due 2008 (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding Series A 10 1/4% Senior Notes due 2008 (the "Notes"), of which $300,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated June 23, 1998 among the Issuers and United States Trust Company of New York (the "Indenture") governing the Notes. See "The Exchange Offer" and "Description of the Exchange Notes."

     The Exchange Notes will be general unsecured senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior indebtedness of the Issuers and will rank senior in right of payment to all subordinated indebtedness of the Issuers. The Issuers' obligations under the Exchange Notes will be fully, unconditionally, jointly and severally guaranteed on a senior basis (the "Subsidiary Guarantees") by all of the Company's domestic Subsidiaries (as defined) (other than ACL Capital, any Accounts Receivable Subsidiary and certain Subsidiaries of the Company without substantial assets or operations). See "Description of the Exchange Notes -- Subsidiary Guarantees." The Exchange Notes will be effectively subordinated in right of payment to any secured debt of the Issuers and the Subsidiary Guarantors (as defined) to the extent of the value of the assets serving as security for such secured debt. As of June 30, 1998, the Issuers had approximately $445.0 million in outstanding secured indebtedness to which the Exchange Notes are effectively subordinated, all of which is outstanding under the Senior Credit Facilities. The outstanding secured indebtedness is net of $24.4 million of terminal revenue refunding bonds (the "Terminal Revenue Refunding Bonds") which were defeased with funds invested in U.S. government obligations deposited in an irrevocable trust. The Company has approximately $90.0 million available for additional borrowings, under the Senior Credit Facilities. The Exchange Notes will be effectively subordinated to all liabilities of subsidiaries of the Issuers which are not Subsidiary Guarantors, initially the Foreign Subsidiaries (as defined). As of June 30, 1998, the Foreign Subsidiaries had no outstanding indebtedness other than inter-company indebtedness. The Indenture governing the Exchange Notes also permits the Issuers and their subsidiaries to incur additional indebtedness (including senior indebtedness), subject to certain limitations. See "Description of the Senior Credit Facilities" and "Description of the Exchange Notes."

     ACL Capital is a wholly owned subsidiary of ACL that was incorporated for the sole purpose of serving as a co-issuer of the Senior Notes in order to accommodate the issuance of the Senior Notes by the Company. ACL Capital does not have any operations or assets of any kind and does not have any revenues (other than as may be incidental to its activities as co-issuer of the Senior Notes). Prospective holders of Exchange Notes should not expect ACL Capital to participate in servicing the interest, principal obligations or Liquidated Damages, if any, on the Exchange Notes. See "Description of the Exchange
Notes -- Certain Covenants -- Restrictions on Activities of ACL Capital."
                                                        (Continued on next page)
                         ------------------------------

     SEE "RISK FACTORS" ON PAGE 14 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 1998.

(Continued from previous page)

     The Issuers will accept for exchange any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on December 11, 1998, unless extended by the Issuers in their sole discretion (the "Expiration Date"). Notwithstanding the foregoing, the Issuers will not extend the Expiration Date beyond December 18, 1998. Tenders of Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by the Issuers on June 23, 1998 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and certain persons outside the United States pursuant to Regulation S under the Securities Act that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Registration Rights Agreement entered into by the Issuers in connection with the offering of the Notes. See "The Exchange Offer."

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Issuers believe the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Resales of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of up to one year from the Effective Date (as defined), they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     If any holder of Notes is an affiliate of the Issuers, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, such holder (i) cannot rely on the applicable interpretations of the Commission and (ii) must comply with the registration requirements of the Securities Act in connection with any resale transaction.

     Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Issuers will pay all the expenses incurred by them incident to the Exchange Offer. See "The Exchange Offer."

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus includes a discussion of all material elements of the Exchange Offer Registration Statement, but does not contain all of the information set forth therein. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Issuers.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Issuers to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Issuers other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Issuers will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. In the event the Issuers cease to be subject to the informational requirements of the Exchange Act, the Issuers will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture, the Issuers shall file with the Trustee such annual, quarterly and other reports. Further, to the extent that annual, quarterly or other financial reports are furnished by the Issuers to their members or stockholders, as the case may be, generally they will mail such reports to holders of Exchange Notes. The Issuers will furnish annual and quarterly financial reports to members or stockholders, as the case may be, of the Issuers and will mail such reports to holders of Exchange Notes pursuant to the Indenture, thus holders of Exchange Notes will receive financial reports every quarter. Annual reports delivered to the Trustee and the holders of Exchange Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. The Issuers will also furnish such other reports as may be required by law.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

     Certain statements under "Prospectus Summary," "Risk Factors," "The Transactions," "Use of Proceeds," "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus constitute "forward-looking statements." Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "anticipates," "expects," "estimates," "intends," "plans," "projects," and

"outlook") are not historical facts and may be forward-looking. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, cost savings, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by such forward-looking statements, and accordingly, such statements should be read in conjunction with and are qualified in their entirety by reference to, such risks, uncertainties and other factors, which are discussed throughout this Prospectus. Such factors include, among others, the following: (i) substantial leverage and ability to service debt; (ii) changing market trends in the barge and inland shipping industries; (iii) general economic and business conditions including a prolonged or substantial recession in the United States or certain international commodity markets such as the market for grain exports; (iv) annual worldwide weather conditions, particularly those weather conditions affecting North and South America; (v) the ability of the Company to implement its business strategy and maintain and enhance its competitive strengths; (vi) the ability of the Company to obtain financing for general corporate purposes; (vii) the ability of the Company to successfully comply with Year 2000 issues; (viii) competition; (ix) availability of key personnel; (x) industry overcapacity; and (xi) changes in, or the failure to comply with, government regulations. See "Risk Factors." As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements, and neither the Issuers nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements contained herein speak solely as of the date on which such statements are made, and the Issuers undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.
                            ------------------------

     The Exchange Notes will be available initially only in book-entry form. The Issuers expect that the Exchange Notes will be issued in the form of one or more Global Notes. The Rule 144A Global Notes will be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Rule 144A Global Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its Direct and Indirect Participants (as defined). Beneficial interests in the Regulation S Temporary Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). Upon delivery of certification that the beneficial owners thereof are not U.S. Persons or that such beneficial owners acquired such Exchange Notes in an offshore transaction that did not require registration under the Securities Act, a beneficial interest in the Regulation S Temporary Global Notes may be exchanged for an interest in the Regulation S Permanent Global Notes. The Regulation S Permanent Global Notes are expected to be deposited with the Trustee (as defined) as custodian for DTC, and beneficial interests therein may be held through Euroclear, Cedel Bank or any other Participant. After the initial issuance of the Global Notes, Exchange Notes will be issued in registered form in minimum denominations of $1,000 and integral multiples thereof on the terms set forth in the Indenture.
                            ------------------------

                                 INDUSTRY DATA

     The industry data presented herein are based upon estimates by management of the Company, utilizing Barge Fleet Profile, Eleventh Edition (March 1998), compiled by Jack Lambert and Sparks Companies, Inc. While management believes that such estimates are reasonable and reliable, in certain cases, such estimates cannot be verified by information available from independent sources. Accordingly, no assurance can be given that such market share data are accurate in all material respects. In addition, industry data presented herein are based upon industry sources which the Company believes are reliable. However, no assurance can be given that such industry data are accurate in all material respects.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. Unless otherwise noted or the context otherwise requires, "ACL" or the "Company" refers to American Commercial Lines LLC and its wholly owned subsidiaries after giving effect to the Transactions (as defined), except that when referring to prior periods, "ACL" or the "Company" refers to American Commercial Lines, Inc., the predecessor to the Company, and its wholly owned subsidiaries.

                                  THE COMPANY

     ACL is an integrated marine transportation and service company, providing barge transportation services. The principal cargoes carried are grain, coal, steel and other bulk commodities and liquids. The Company supports its barging operations by providing towboat and barge design and construction, terminal services and ship-to-shore voice and data telecommunications services to the Company and third parties. The Company is the leading provider of river barge transportation throughout the inland United States and Gulf Intracoastal Waterway Systems, which include the Mississippi, Illinois, Ohio, Tennessee and the Missouri Rivers and their tributaries and the Intracoastal canals that parallel the Gulf Coast (collectively, the "Inland Waterways"). In addition, since expanding its barge transportation operations to South America in 1993, the Company has become the leading provider of barge transportation services on the Orinoco River in Venezuela and the Parana/Paraguay River system serving Argentina, Brazil, Paraguay, Uruguay and Bolivia. The Company believes that its leadership position provides it with significant competitive advantages in terms of its ability to generate revenue, manage costs and expand its operations. For the twelve months ended June 26, 1998, pro forma for the Transactions, the Company generated operating revenue, EBITDA and adjusted EBITDA of $732.3 million, $137.2 million and $146.2 million, respectively, and generated operating income of $88.9 million and net earnings of $13.7 million. For the six months ended June 26, 1998, pro forma for the Transactions, the Company generated revenue, EBITDA and adjusted EBITDA of $325.1 million, $51.3 million and $55.8 million, respectively, and generated operating income of $25.5 million and a net loss of $10.5 million. The Company had long term debt of $769.4 million and member's deficit of $143.3 million. Pro forma earnings for the six and twelve months ended June 26, 1998 include interest expense of $35.5 million and $71.0 million, respectively.

     The Company, through its Jeffboat LLC ("Jeffboat") subsidiary, designs and manufactures towboats and barges for the Company and third-party customers. Through its American Commercial Terminals LLC ("ACT") subsidiary, which operates 16 river terminal sites along the Inland Waterways, the Company supports its barging operations with transfer and warehousing capabilities for steel, bulk, liquid and other general commodity products moving between barge, truck and rail. Through its Louisiana Dock Company LLC ("LDC") subsidiary, the Company operates 22 facilities throughout the Inland Waterways that provide fleeting, shifting, cleaning and repair services for both towboats and barges, primarily to the Company as well as to third-party customers. The Company, through its Waterway Communications System LLC ("Watercom") subsidiary, is the premier provider of automated ship-to-shore voice and data telecommunications services throughout the Inland Waterways.

     ACL launched its international barging operations in South America in 1993. The Company currently operates on the Orinoco River, with headquarters in Puerto Ordaz, Venezuela, and the Parana/Paraguay River system, with headquarters in Rosario, Argentina. A significant portion of the Company's planned capital expenditures for the next few years will be dedicated to international growth. While South American operations generated only 5% of ACL's 1997 operating revenue, management expects revenue from South American operations to increase significantly in the coming years. The Company's expansion in South America has been effected by introducing new equipment and technology to the South American river systems, transplanting systems used in the United States and developing new processes to meet local requirements. ACL expects to use its expertise to expand its barging operations into new regions.

     The U.S. barge industry has experienced modest cargo tonnage growth over the past ten years. Tonnage carried on the Inland Waterways has grown from 570 million tons in 1987 to 622 million tons in 1996 (the latest year for which data are available). During this same time period, the overall barge fleet has grown from 19,967 barges to 21,731 barges. Barge transportation provides the lowest unit cost of delivery of any major form of transportation for high volume, bulk products, delivering 12% of the volume of U.S. freight for 2% of the total U.S. freight cost, according to data available from the U.S. Department of Transportation ("USDT"). One standard hopper barge has the equivalent carrying capacity of 15 railcars or 58 trucks. In areas where shippers have access to water transportation, the rate per ton-mile is significantly less than rail rates and approximately 10% to 20% of truck rates. While it is generally less expensive to move large volumes of certain liquids by pipeline when both the origin and destination have a direct connection to the pipeline, barge transportation of liquids has greater flexibility with respect to the origins and destinations that can be served.

     The Company intends to pursue synergistic acquisitions in its core business lines. ACL believes that there will continue to be opportunities to make such acquisitions that create value through a combination of enhanced revenue opportunities and cost reductions. In particular, some major companies have recently sold or are considering the sale of their barging operations in an effort to focus on their core business lines. In conjunction with these divestitures, companies often establish long-term shipping contracts with the purchasers of their fleets in order to secure reliable transportation for their cargoes. In 1996, ACL acquired Continental Grain's barge fleet in such a transaction. Based upon the success of this acquisition and other similar transactions, combined with the Company's ability to provide long-term, reliable service to its customers, ACL believes that it is particularly well-positioned to continue to grow through strategic acquisitions.

                               COMPANY STRENGTHS

     The Company believes that it benefits from the following competitive strengths:

     Market Leadership. ACL is the premier provider of river barge transportation in North America. The Company leads the industry in terms of revenues, gross tons hauled and fleet size. ACL is the largest provider of dry cargo transportation on the Inland Waterways, with leading positions in grain and bulk cargo shipments. In addition, the Company is among the largest providers of coal river transportation and is the second largest provider of liquid cargo river transportation. In recent years, ACL also has become the leading provider of river barge transportation in South America. The Company believes that its leadership position provides it with significant competitive advantages in terms of its ability to generate revenues, manage costs and expand its operations.

     Full Service Fleet. ACL has the largest fleet on the Inland Waterways, consisting of the largest number of hopper barges and towboats and the second largest number of tankers in the industry. The Company's barge fleet is nearly double the size of that of its largest competitor. The barge fleet meets all current regulatory requirements and has already met the Federal requirement that all tank barges be double-skinned by 2015. The size and diversity of ACL's fleet allow it to service the most ports with the greatest frequency, thereby providing superior customer service and maximizing profitable backhaul opportunities. These advantages allow ACL to maximize the tonnage that a barge can transport over a given time period, significantly enhancing the Company's ability to generate revenues.

     Long-standing Customer Relationships. ACL has a strong and diverse customer base including several of the leading industrial and agricultural companies in the United States. The Company has a number of long-standing customer relationships, with 20 of ACL's top 25 customers having been customers of the Company for over 20 years. In many cases, these relationships have resulted in multi-year contracts with these customers. Long-term contracts generally provide for minimum tonnage or requirements guarantees, which allow the Company to plan its logistics more effectively. A majority of the Company's contracts for non-grain cargoes are also at a fixed price, increasing the stability and predictability of operating revenue. As of July 1, 1998, ACL had contracted to transport 69 million tons domestically in 1998, of which 64 million tons are fixed as to price.

     Fully Integrated Operator. As a fully integrated inland river transportation company, ACL believes it has a substantial cost advantage over some of its competitors. Through effective coordination of its barging, shipbuilding, terminals, fleeting, repair and communications services, ACL reduces costs while maintaining each business unit's ability to generate third-party revenues. In addition, the Company believes it is a technology leader in the barging industry. ACL has made significant investments that allow it to maximize operating efficiency through technologies such as real-time cargo tracking. This investment in technology strengthens the Company's ability to compete by lowering its cost structure and enhancing the quality of the services and products provided.

     Low Cost Operator. As a fully integrated operator, ACL believes it is able to minimize costs through economies of scale and savings generated across its vertically integrated business lines. In addition, the Company closely manages operating expenses and continuously undertakes cost-cutting initiatives such as a two-year staff review and restructuring effort, the adoption of best practices and the utilization of process improvement teams. These initiatives have resulted in aggregate first-year savings of at least $70 million since 1992. Management believes that many of these savings are recurring in nature.

     Successful Track Record of Integrating Acquisitions. Over the past several years, ACL has been able to successfully complete and integrate multiple large acquisitions, including SCNO Barge Lines, Inc., Hines, Inc., The Valley Line Company and Continental Grain's barging operations. ACL believes that it will be able to use this expertise to rapidly integrate the barge operations of National Marine, Inc. ("NMI"), which are being combined with those of the Company as part of the Recapitalization (as defined), permitting it to realize substantial synergies quickly. In addition to the $17.7 million of synergies reflected in adjusted pro forma EBITDA, ACL believes that the integration of NMI's operations into its fleet will improve logistics and thus increase overall fleet capacity, resulting in additional annual operating income of approximately $4 million by fiscal 1999. The Company believes that its previous successes, combined with its size and extensive organizational infrastructure, make it well-positioned to acquire additional barging operators, thereby continuing to improve its cost structure and service capability.

     Management Experience. ACL's senior management team, which has an average of 20 years with ACL and its affiliates and an average of more than 27 years of transportation industry experience, is among the most qualified in the industry. The management team has a detailed knowledge of each of the Company's businesses and markets. Their knowledge and depth of experience will help ACL to continue to improve its competitive position. In addition, certain members of senior management (the "Management Investors") will own membership interests in the Parent.

                                THE TRANSACTIONS

     Concurrent with the consummation of the Offering, American Commercial Lines Holdings LLC (the "Parent") was recapitalized (the "Recapitalization") in a series of transactions in which (i) the barge business of Vectura Group, Inc. ("Vectura") and its subsidiaries was combined with that of ACL (the "NMI Contribution"); (ii) ACL used the net proceeds of the Offering and borrowings under the Senior Credit Facilities (as defined) together with the Vectura Cash Contribution (as defined) to fund a cash distribution of $695.0 million (subject to post-closing working capital adjustments) to CSX Brown Corp. ("CSX Brown"), an affiliate of CSX Corporation ("CSX") (the "CSX Cash Distribution") and to fund the assumption and immediate repayment of approximately $75 million of existing indebtedness and other obligations of Vectura and its subsidiaries (the "Vectura Debt"); and (iii) Vectura, CSX and NMI, a wholly owned subsidiary of Vectura, holds approximately 52%, 33% and 11% of the junior common membership interests of the Parent, which were allocated between voting and non-voting and which represent the residual future profits interests in the Parent, on a fully diluted basis, respectively (after giving effect to the investment by the Management Investors and the Independent Investors (as defined)). See "Security Ownership." In connection with the Recapitalization, the Parent issued approximately $218.9 million of preferred and common membership interests, and the Company issued 100% of its membership interests to the Parent.

     The CSX Cash Distribution, the assumption and immediate repayment of the Vectura Debt and the fees and expenses of the Transactions were funded by: (i) $435.0 million of term loan borrowings by the Company pursuant to the Senior Credit Facilities; (ii) $10.0 million of revolving credit borrowings pursuant to the Senior Credit Facilities; (iii) the Offering, with aggregate gross proceeds of $300.0 million from the issuance of the Notes; and
(iv) a cash equity investment in the Parent by Vectura and certain other third party investors (the "Independent Investors") of approximately $60 million (the "Vectura Cash Contribution"). The Recapitalization, the Offering, the borrowings under the Senior Credit Facilities, the Vectura Cash Contribution, the NMI Contribution, the assumption and immediate repayment of the Vectura Debt and the issuance of preferred and common membership interests of the Parent are collectively referred to herein as the "Transactions." Each of the Transactions were conditioned upon each of the others, and consummation of all of the Transactions occurred simultaneously. See "The Transactions."

     The structure of the Parent and the Company (excluding inactive and immaterial subsidiaries) after consummation of the Transactions is set forth below:

                     [American Commercial structure chart]

---------------
(1) The Exchange Notes are being offered by the Company and ACL Capital, a wholly owned subsidiary of the Company.

(2) The assets comprising the NMI Contribution are held by the Company and its subsidiaries.

(3) The Company indirectly owns 79% and 80% of ACBL de Venezuela, C.A. and ACBL Hidrovias, S.A., respectively.

     The following table sets forth the estimated sources and uses of funds of the Transactions which were consummated on June 30, 1998:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
                      SOURCES OF FUNDS
Senior Credit Facilities(1)
     Tranche B Term Loan....................................     $200.0
     Tranche C Term Loan....................................      235.0
     Revolving Credit Facility..............................       10.0
10 1/4% Senior Notes due 2008...............................      300.0
Parent Senior Preferred Membership Interests(2).............      115.0
Parent Junior Preferred Membership Interests(2).............       40.0
Parent Senior Common Membership Interests(2)................        3.4
Parent Junior Common Membership Interests(2)................        0.4
Vectura Cash Contribution to the Parent(3)..................       60.0
                                                                 ------
          Total sources of funds............................     $963.8
                                                                 ======
                       USES OF FUNDS
Recapitalization(4).........................................     $851.3
Consideration for NMI Contribution(5).......................       78.9
Estimated fees and expenses of the Transactions.............       27.5
Working capital.............................................        6.1
                                                                 ------
          Total uses of funds...............................     $963.8
                                                                 ======

---------------
(1) The Company received commitments of up to $535.0 million for the Senior Credit Facilities, of which $100.0 million is in the form of a Revolving Credit Facility (as defined) and $435.0 million is in the form of Term Loans (as defined), consisting of a $200.0 million Tranche B Term Loan (as defined) and a $235.0 million Tranche C Term Loan (as defined). At June 30, 1998, the Company had drawn $435.0 million under the Term Loans and had $10.0 million outstanding under the Revolving Credit Facility. See "Description of the Senior Credit Facilities."

(2) Represents non-cash consideration. See "The Transactions."

(3) Reflects the issuance of $59.4 million of Junior Preferred Membership Interests and $0.6 million of Junior Common Membership Interests in exchange for a cash capital contribution of approximately $60 million. See "The Transactions."

(4) Includes $696.3 million in cash proceeds (comprised of $695.0 million, plus $1.3 million which represents an estimated adjustment for working capital to be finalized) and $155.0 million of non-cash consideration in the form of membership interests to CSX Brown. See "The Transactions."

(5) Includes $75.0 million of cash to repay assumed debt and related obligations and $3.9 million of non-cash consideration in the form of membership interests in respect of the NMI Contribution. See "The Transactions."

                                  THE OFFERING

Notes.........................   The Notes were sold by the Company on June 23,
                                 1998 to Wasserstein Perella Securities, Inc.
                                 and Chase Securities Inc. (the "Initial
                                 Purchasers") pursuant to a Purchase Agreement dated June 23, 1998 (the "Purchase Agreement").
                                 The Initial Purchasers subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons outside the United
                                 States pursuant to Regulation S under the Securities Act that agreed to comply with certain transfer restrictions and other conditions.

Registration Rights
Agreement.....................   Pursuant to the Purchase Agreement, the
                                 Company, ACL Capital, the Subsidiary Guarantors and the Initial Purchasers entered into a Registration Rights Agreement dated June 23,
                                 1998, which grants the holder of the Notes certain exchange and registration rights. The
                                 Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered............   $300,000,000 aggregate principal amount of
                                 Series B 10 1/4% Senior Notes due 2008.

The Exchange Offer............   $1,000 principal amount of the Exchange Notes
                                 in exchange for each $1,000 principal amount of Notes. As of the date hereof, $300,000,000 aggregate principal amount of Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                 Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of up to one year from the Effective Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                 Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Issuers.

Expiration Date...............   5:00 p.m., New York City time, on December 11,
                                 1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.

Accrued Interest on the
Exchange Notes and the
  Notes.......................   Each Exchange Note will bear interest from its
                                 issuance date. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Issuers. See "The Exchange Offer --
                                 Conditions."

Procedures for Tendering
Notes.........................   Each holder of Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Issuers that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers. See "The Exchange
                                 Offer -- Purpose and Effect of the Exchange
                                 Offer" and "-- Procedures for Tendering."

Untendered Notes..............   Following the consummation of the Exchange
                                 Offer, holders of Notes eligible to participate but who do not tender their Notes will not have any further exchange rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.

Consequences of Failure
  to Exchange.................   The Notes that are not exchanged pursuant to
                                 the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only: (i) to the Company; (ii) pursuant to Rule 144A or Rule 144 under the Securities
                                 Act or pursuant to some other exemption under the Securities Act; (iii) outside the United
                                 States to a foreign person pursuant to the requirements of Rule 904 under the Securities
                                 Act; or (iv) pursuant to an effective
                                 registration statement under the Securities
                                 Act. See "The Exchange Offer -- Consequences of
                                 Failure to Exchange."

Shelf Registration
Statement.....................   If any holder of the Notes (other than any such
                                 holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Notes to the Issuers for use therein, the Issuers have agreed to register the Notes on a shelf registration statement (the "Shelf Registration
                                 Statement") and use their best efforts to cause it to be declared effective by the Commission as promptly as practicable on or after the consummation of the Exchange Offer. The Issuers have agreed to maintain the continuous effectiveness of the Shelf Registration
                                 Statement for, under certain circumstances, a maximum of two years, to cover resales of the Notes held by any such holders.

Special Procedures for
  Beneficial Owners...........   Any beneficial owner whose Notes are registered
                                 in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Issuers will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
Procedures....................   Holders of Notes who wish to tender their Notes
                                 and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                 Agent (or comply with the procedures for book-entry transfer) prior to the Expiration
                                 Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date.

Acceptance of Notes and
Delivery of Exchange Notes....   The Company will accept for exchange any and
                                 all Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The Exchange
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                                 Offer -- Terms of the Exchange Offer."

Use of Proceeds...............   There will be no cash proceeds to the Issuers
                                 from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent................   United States Trust Company of New York

                               THE EXCHANGE NOTES

General.......................   The form and terms of the Exchange Notes are
                                 the same as the form and terms of the Notes
                                 (which they replace) except that: (i) the Exchange Notes bear a Series B designation;
                                 (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof; and (iii) the holders of Exchange
                                 Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See
                                 "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See
                                 "Description of the Exchange Notes." The Notes and the Exchange Notes are referred to herein collectively as the "Senior Notes."

Securities Offered............   $300,000,000 aggregate principal amount of
                                 Series B 10 1/4% Senior Notes due 2008.

Maturity......................   June 30, 2008.

Interest......................   Interest on the Exchange Notes will be payable
                                 in cash at a rate of 10 1/4% per annum,
                                 semi-annually in arrears on June 30 and
                                 December 31 of each year, commencing December
                                 31, 1998.

Sinking Fund..................   None.

Optional Redemption...........   The Exchange Notes will be redeemable at the
                                 option of the Issuers, in whole or in part, at any time on or after June 30, 2003, in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated
                                 Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to June 30, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Notes originally issued, at a redemption price of 110.25% of the principal amount thereof plus accrued and unpaid interest and Liquidated
                                 Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more
                                 Equity Offerings (as
                                 defined); provided, that at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering. See "Description of the
                                 Exchange Notes -- Optional Redemption."

Subsidiary Guarantees.........   The Company's obligations under the Exchange
                                 Notes will be fully, unconditionally, jointly and severally guaranteed on a senior basis (the
                                 "Subsidiary Guarantees") by the Company's domestic Subsidiaries other than ACL Capital, any Accounts Receivable Subsidiary and certain
                                 Subsidiaries of the Company without substantial assets or operations. See "Description of the Exchange Notes -- Subsidiary Guarantees."

Ranking.......................   The Exchange Notes will be general unsecured
                                 senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior indebtedness of the Issuers and will rank senior in right of payment to all subordinated indebtedness of the Issuers. The Exchange Notes will be effectively subordinated to all liabilities of subsidiaries of the Issuers that are not Subsidiary
                                 Guarantors. As of June 30, 1998, such
                                 subsidiaries had no third-party indebtedness outstanding except for $24.4 million of Terminal Revenue Refunding Bonds which were defeased with funds invested in U.S. government obligations deposited in an irrevocable trust.
                                 The Exchange Notes will also be effectively subordinated in right of payment to any secured debt of the Issuers to the extent of the assets serving as security for such secured debt. As of June 30, 1998, the Company and the Subsidiary Guarantors had approximately
                                 $445.0 million in outstanding secured
                                 indebtedness under the Senior Credit Facilities to which the Exchange Notes are effectively subordinated. The Company has available additional borrowings of up to $90.0 million under the Revolving Credit Facility. The
                                 Indenture (as defined) pursuant to which the Exchange Notes will be issued permits the Issuers and their Subsidiaries to incur additional indebtedness (including senior indebtedness), subject to certain limitations.
                                 See "Description of the Senior Credit
                                 Facilities" and "Description of the Exchange
                                 Notes."

Change of Control.............   Upon the occurrence of a Change of Control (as
                                 defined) (i) at any time prior to June 30, 2003, the Issuers will have the option to redeem the Exchange Notes at any time within 180 days after a Change of Control, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date plus the Applicable Premium (as defined), together with Liquidated Damages, if any, thereon to the redemption date, and (ii) if the Issuers do not so redeem all of the Exchange Notes or if a Change of Control occurs on or after June 30, 2003, each holder of Exchange Notes will have the right to require the Issuers to make an offer to repurchase all or any part of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See
                                 "Description of the Exchange Notes --
                                 Repurchase at the Option of Holders -- Change of Control." There can be no assurance that, in the event of a Change of Control, the Issuers would have sufficient funds to repurchase all Exchange Notes tendered. See "Risk
                                 Factors -- Risks Relating to the Exchange
                                 Notes -- Limitations on Ability to Make Change of Control Payments."

Certain Covenants.............   The Indenture contains certain covenants that
                                 limit, among other things, the Issuers' ability to (i) pay dividends or make distributions, redeem capital stock or membership interests or make certain other restricted payments or investments, (ii) incur additional indebtedness or issue certain preferred equity interests,
                                 (iii) merge, consolidate or sell all or
                                 substantially all of their assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons. These covenants are subject to important exceptions and qualifications. See
                                 "Description of the Exchange Notes -- Certain
                                 Covenants."

Certain Federal Income Tax
  Considerations..............   See "Certain Federal Income Tax
                                 Considerations."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH TENDERING NOTES FOR EXCHANGE NOTES, SEE "RISK FACTORS."

     The principal executive offices of the Issuers are located at 1701 East Market St., Jeffersonville, IN 47130, and its telephone number is (812) 288-0100.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL AND OPERATING DATA

     The following table sets forth (i) summary historical consolidated financial data of ACL for the three years ended December 29, 1995, December 27, 1996 and December 26, 1997, (ii) summary historical interim financial data of ACL for the six months ended June 27, 1997 and June 26, 1998 and (iii) summary unaudited pro forma combined financial data for the fiscal year ended December 26, 1997 and the twelve and six months ended June 26, 1998. The summary historical consolidated financial data for the three years ended December 29, 1995, December 27, 1996 and December 26, 1997 were derived from the audited consolidated financial statements of ACL which are included elsewhere herein, together with the report of Ernst & Young LLP, independent auditors. The summary historical interim financial data of ACL for the six months ended June 27, 1997 and June 26, 1998 were derived from the unaudited consolidated financial statements of ACL for such periods, which, in the opinion of management of ACL, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented, such adjustments being of a normal recurring nature. The summary unaudited pro forma combined financial data for the fiscal year ended December 26, 1997 and the twelve and six months ended June 26, 1998 give effect to the Transactions as if each had occurred on December 28, 1996. The unaudited pro forma combined statement of financial position data give effect to the Transactions as if they had occurred on June 26, 1998. Other operating data is derived from non-financial operating information maintained by the Company. The following table should be read in conjunction with "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes thereto of ACL included elsewhere in this Prospectus.

                                                                                                        PRO FORMA
                                                                                        -----------------------------------------
                                       FISCAL YEARS ENDED          SIX MONTHS ENDED     FISCAL YEAR      TWELVE          SIX
                                 ------------------------------   -------------------      ENDED      MONTHS ENDED   MONTHS ENDED
                                 DEC. 29,   DEC. 27,   DEC. 26,   JUNE 27,   JUNE 26,    DEC. 26,       JUNE 26,       JUNE 26,
                                   1995       1996       1997       1997       1998        1997           1998           1998
                                 --------   --------   --------   --------   --------   -----------   ------------   ------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF EARNINGS DATA:
 Operating revenue.............  $553,582   $622,140   $618,233   $275,423   $266,858    $742,677       $732,319       $325,056
 Operating expense.............   458,126    521,476    559,600    261,872    249,666     655,638        643,442        299,540
 Operating income..............    95,456    100,664     58,633     13,551     17,192      87,039         88,877         25,516
 Other expense.................     1,808      2,726      1,930       (411)       687       1,503          2,282            363
 Interest expense..............    11,385     11,780     12,472      6,166      6,068      71,008         71,008         35,504
 Earnings (loss) before income
   taxes.......................    82,263     86,158     44,231      7,796     10,437      14,528         15,587        (10,351)
 Income tax expense
   (benefit)...................    30,861     28,733     18,287      3,688    (62,225)      2,127          1,868            137
 Net earnings (loss)...........    51,402     57,425     25,944      4,108     72,662      12,401         13,719        (10,488)
OTHER OPERATING DATA:
 Towboats (at period end)......       127        148        145        147        145         201            201            201
 Barges (at period end)........     3,228      3,718      3,818      3,778      3,833       4,540          4,497          4,497
 Ton-miles (millions, for
   period ended)...............    52,235     55,842     56,026     27,219     26,811      64,826         64,326         31,096
 Tonnage (thousands, for period
   ended)......................    61,055     64,929     65,998     31,989     31,725      78,099         77,061         37,190
OTHER FINANCIAL DATA:
 EBITDA(1).....................  $126,208   $135,419    $97,852    $34,091    $37,074    $135,069       $137,219        $51,342
 Adjusted EBITDA(2)............                                                           144,069        146,219         55,842
 Depreciation and
   amortization................    32,560     37,481     41,149     20,129     20,569      49,533         50,624         26,189
 Property additions............    33,425     90,551     51,500     38,212     25,034
 Net cash provided (used) by:
   Operating activities........    99,080    113,620     52,069     (4,337)    12,673
   Investing activities........   (36,504)   (93,655)   (49,300)   (42,050)   (51,022)
   Financing activities........   (36,226)   (52,484)   (28,134)    38,262     43,826
 Cash interest expense.........                                                            68,208         68,208         34,104
 EBITDA to interest expense....                                                               1.9x           1.9x           1.5x
 EBITDA to cash interest
   expense.....................                                                               2.0x           2.0x           1.5x
 Adjusted EBITDA to interest
   expense.....................                                                               2.0x           2.1x           1.6x
 Adjusted EBITDA to cash
   interest expense............                                                               2.1x           2.1x           1.6x
 Debt to EBITDA................                                                                              5.6x
 Debt to adjusted EBITDA.......                                                                              5.3x
 Ratio of earnings to fixed
   charges(3)(4)...............       6.9x       5.8x       3.3x       1.8x       2.1x        1.2x           1.2x

                                                                                                          PRO FORMA
                                                                                                         ------------
                                               DEC. 29,   DEC. 27,   DEC. 26,   JUNE 27,    JUNE 26,       JUNE 26,
                                                 1995       1996       1997       1997        1998           1998
                                               --------   --------   --------   --------   -----------   ------------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF FINANCIAL POSITION DATA (AT
  PERIOD END):
  Cash and cash equivalents.................    $56,803    $24,284    $(1,081)     $(679)     $4,396         $6,448
  Working capital (deficit).................     71,291     21,005      7,445    (19,298)    (36,210)        36,483
  Properties -- net.........................    394,717    449,221    460,295    467,835     457,341        542,758
  Total assets..............................    658,499    667,095    632,132    656,763     671,583        796,615
  Long-term debt, including current
    portion.................................     57,198     52,714     48,230     50,472      45,988        769,400
  Shareholder's equity/member's equity
    (deficit)...............................    285,932    292,557    299,501    287,166     329,816       (143,301)

---------------
(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBITDA is presented because management believes it is a widely accepted financial indicator used by certain investors and securities analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. The Company understands that while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. See the historical and unaudited pro forma financial statements of ACL and NMI and the related notes thereto included elsewhere herein.

(2) The Company estimates it will realize certain additional cost reductions as a result of the Transactions. The effect of such additional reductions on pro forma EBITDA are as follows (dollars in thousands):

                                                                             PRO FORMA
                                                               -------------------------------------
                                                                                 TWELVE       SIX
                                                                   YEAR          MONTHS      MONTHS
                                                                   ENDED         ENDED       ENDED
                                                                 DEC. 26,       JUNE 26,    JUNE 26,
                                                                   1997           1998        1998
                                                               -------------    --------    --------
 EBITDA......................................................    $135,069       $137,219    $51,342
 Adjustments to EBITDA:
 Estimated cost savings from operating combined barge
   fleet(a)..................................................       4,200          4,200      2,100
 Estimated fuel savings(b)...................................       2,300          2,300      1,150
 Estimated reduction in third-party towing, fleet boats and
   maintenance costs(c)......................................       2,500          2,500      1,250
                                                                 --------       --------    -------
 Adjusted EBITDA.............................................    $144,069       $146,219    $55,842
                                                                 ========       ========    =======

---------------
    (a) The estimated cost savings from operating a combined barge fleet relates to operating NMI barges at ACL's lower equivalent cost. NMI's average historical barge miles were used in estimating the cost savings.

    (b) The estimated cost savings are expected to be derived from the use of ACL's proprietary software on NMI towboats, which is expected to reduce fuel consumption, and from the reduction in fuel price to reflect ACL's vendor discounts.

    (c) The estimated cost savings represent discontinuing the use of external vendors for certain NMI towing, repair and maintenance services, with no additional infrastructure cost to the combined entity. The combined towboat fleet will have sufficient capacity to reduce externally contracted towing services and reduce the number of fleet boats as the fleets are consolidated.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus interest expense on indebtedness, amortization of debt discount, the interest portion of fixed rent expense, and undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount, and the interest portion of fixed rent expense.

(4) On a pro forma basis for the six month period ended June 26, 1998, earnings were insufficient to cover fixed charges and the earnings deficit was $10,798. However, due to the seasonality of the barging industry, and the Company in particular, the Company's earnings in the second half of the year have averaged 65% of total annual earnings in 1995, 1996 and 1997.

                                  RISK FACTORS

     Holders of the Notes should carefully consider the risk factors set forth below, as well as the other information appearing elsewhere in this Prospectus, before tendering their Notes in the Exchange Offer.

RISKS RELATING TO THE EXCHANGE NOTES

  Substantial Leverage

     The Company incurred significant debt in connection with the Transactions. As of June 30, 1998, the Company had outstanding indebtedness of $745.0 million, including $435.0 million drawn under the Term Loans, $300.0 million aggregate principal amount of Notes and $10.0 million drawn under the Revolving Credit Facility. In addition, the Company has available borrowings of up to an additional $90.0 million under the Revolving Credit Facility. Subject to restrictions in the Senior Credit Facilities and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures. The outstanding indebtedness of $745.0 million is net of $24.4 million of Terminal Revenue Refunding Bonds which were defeased with funds invested in U.S. government obligations deposited in an irrevocable trust. Pro forma for the Transactions, the Company had long term debt of $769.4 million and member's deficit of $143.3 million. Mandatory debt service payments for the twelve months ended June 26, 1998 were $70.2 million, 51% of cash generated from operations, as measured by EBITDA.

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including, but not limited to:
(i) making it more difficult for the Company to satisfy its obligations with respect to the Exchange Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate requirements; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and (vi) placing the Company at a competitive disadvantage compared to less leveraged competitors. In addition, the Indenture and the Senior Credit Facilities contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's business, financial condition and results of operations. If the Company cannot generate sufficient cash to meet its obligations as they become due or refinance such obligations, the Company may have to sell assets or reduce capital expenditures. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Senior Credit Facilities" and "Description of the Exchange Notes -- Repurchase at the Option of Holders -- Change of Control."

  Potential Inability to Repay Debt

     The Company's ability to make scheduled payments of principal of, or to pay the premium, if any, interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facilities or otherwise in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. The Company may be required to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance, however, that such refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  Restrictions Imposed by the Senior Credit Facilities and the Indenture

     The Senior Credit Facilities and the Indenture limit the Company's financial flexibility in a number of ways. The Senior Credit Facilities require the Company to maintain specified financial ratios and tests, among other obligations, including a minimum interest expense coverage ratio, a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum net worth test. In addition, the Senior Credit Facilities restrict, among other things, the Company's ability to incur additional indebtedness, sell assets, create liens or other encumbrances, incur guarantee obligations, repay the Exchange Notes or amend the Indenture, make certain payments, including dividends or other distributions, make investments, loans or advances and make acquisitions and capital expenditures beyond a certain level. A failure to maintain specified financial ratios or otherwise to comply with the restrictions contained in the Senior Credit Facilities could lead to an event of default thereunder, which could result in an acceleration of such indebtedness. In such event, the lenders under the Senior Credit Facilities could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable, and, if the Company were unable to repay such amounts, such lenders would have the right to proceed against the collateral granted to them to secure such indebtedness and other amounts (which is expected to be substantially all of the assets of the Company). Such an acceleration would constitute an event of default under the Indenture relating to the Exchange Notes. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, sell assets, create liens or other encumbrances, make certain payments, including dividends or other distributions, or merge or consolidate. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of the Senior Credit Facilities" and "Description of the Exchange Notes -- Certain Covenants."

  Asset Encumbrances

     In connection with the Senior Credit Facilities, the Parent granted the lenders thereunder a first priority lien on all of the membership interests of the Company owned by it as security for its guarantee of the Company's obligations under the Senior Credit Facilities. In the event of a default under the Senior Credit Facilities or such guarantee, the lenders under the Senior Credit Facilities could foreclose upon the assets pledged to secure the Senior Credit Facilities, including such membership interests, and the holders of the Exchange Notes might not be able to receive any payments until any payment default was cured or waived, any acceleration was rescinded, or the indebtedness of the Senior Credit Facilities was discharged or paid in full. See "Description of the Senior Credit Facilities."

  Fraudulent Transfer

     All of the net proceeds of the Offering were distributed to the Parent and used to consummate the Recapitalization. Under applicable provisions of the United States Bankruptcy Code (the "Bankruptcy Code") or comparable provisions of state fraudulent transfer or conveyance laws, a court could void, in whole or in part, the Senior Notes, including the Exchange Notes, or, in the alternative, subordinate the Senior Notes, including the Exchange Notes to existing and future indebtedness of the Company, if the Company, at the time it issued the Notes, (i) incurred such indebtedness with intent to hinder, delay or defraud creditors or (ii)(a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b)(1) was insolvent at the time of incurrence, (2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its businesses or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     The analysis of insolvency for purposes of the foregoing would vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. While there can be no assurance that a court passing on such questions would agree with the Company's view, the Company believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Senior Notes were and the Exchange Notes are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith. The Company, after the issuance of the Notes and the application of the proceeds thereof, was solvent, and believes it has sufficient capital for carrying on its business and will be able to pay its debts as they mature.

  Effective Subordination

     The Exchange Notes will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries that are not Subsidiary Guarantors (including all current and future foreign subsidiaries). As of June 30, 1998, there were no liabilities of the Company's subsidiaries to which holders of the Exchange Notes will be effectively subordinated.

     Any right of the Company to participate in any distribution of assets of its subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary (and the consequent right of the holders of the Exchange Notes to participate in the distribution of those assets) will be subject to the prior claims of the creditors of the respective non-Subsidiary Guarantors. The obligations of the Company under the Senior Credit Facilities are secured by substantially all of its assets. Additionally, the Parent will guarantee the Company's obligations under the Senior Credit Facilities, and such guarantee will be secured by a first priority pledge of all the membership interests of the Company owned by the Parent. See "Description of the Senior Credit Facilities."

  Limitation on the Payment of Funds to the Company by its Subsidiaries

     The Company's cash flow, and consequently its ability to pay dividends and to service debt, including its obligation under the Exchange Notes, is dependent upon the cash flows of its subsidiaries and the payment of funds by such subsidiaries to the Company in the form of loans, dividends or otherwise.

  Limitations on Ability to Make Change of Control Payments

     Upon the occurrence of a Change of Control (as defined) (i) at any time prior to June 30, 2003, the Issuers will have the option to redeem the Exchange Notes at any time within 180 days after a Change of Control, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date plus the Applicable Premium, together with Liquidated Damages, if any, thereon to the redemption date, and (ii) if the Issuers do not so redeem all of the Exchange Notes or if a Change of Control occurs on or after June 30, 2003, each holder of Exchange Notes will have the right to require the Issuers to make an offer to repurchase all or any part of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase.

     Such provisions may not, however, afford holders of the Exchange Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Exchange Notes, if such transaction does not result in a Change of Control. A Change of Control will result in an event of default under the Senior Credit Facilities and may result in a default under other indebtedness of the Company that may be incurred in the future. The Senior Credit Facilities will prohibit the purchase of outstanding Exchange Notes prior to repayment of the borrowings under the Senior Credit Facilities and any exercise by the holders of the Exchange Notes of their right to require the Issuers to repurchase the Exchange Notes will cause an event of default under the Senior Credit Facilities. In addition, prior to repurchasing the Notes upon a Change of Control, the Company must either repay all outstanding indebtedness under the Senior Credit Facilities or obtain the consent of the lenders. If the Company does not obtain such consent or repay its outstanding indebtedness under the Senior Credit Facilities, the Company would remain effectively prohibited from redeeming or offering to purchase the Exchange Notes. Finally, there can be no assurance that the Company will have the financial resources necessary or be able to arrange financing to repay obligations under the Senior Credit Facilities and to redeem or repurchase the Exchange Notes upon a Change of Control. See "Description of the Exchange Notes -- Repurchase at the Option of Holders -- Change of Control."

  Lack of Public Market; Transfer Restrictions

     Prior to the Exchange Offer, there has been no public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Notes (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers are required to file a Shelf Registration Statement with respect to such Notes. The Exchange Notes are new securities for which there currently is no market. The Exchange Notes are eligible for trading by qualified buyers in the Private Offerings, Resale and Trading though Automated Linkages (PORTAL) market. The Issuers do not intend to apply for listing of the Exchange Notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Exchange Notes are eligible for trading through PORTAL, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the Company's performance and other factors. The Issuers have been advised by the Initial Purchasers that the Initial Purchasers currently intend to make a market in the Exchange Notes. However, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. Although under the Registration Rights Agreement, the Issuers are required to consummate an offer to exchange the Notes for equivalent registered securities, or to register the Notes under the Securities Act, there can be no assurance that an active trading market for the Notes or the Exchange Notes will develop. If a market were to exist, the Exchange Notes could trade at prices that may be lower than the initial offering price thereof depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company. See "Description of the Exchange Notes -- Registration Rights; Liquidated Damages."

     The Exchange Notes generally will be permitted to be resold or otherwise transferred (subject to the restrictions described under "Description of Exchange Notes") by each holder without the requirement of further registration. The Exchange Notes, however, will also constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-exchanging holders of Notes, the trading market for the Notes following the Exchange Offer.

     The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independently of the financial performance of, and prospects for, the Company.

Exchange Offer Procedures

     Issuance of the Exchange Notes in exchange for the Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Issuers of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

COMPANY-SPECIFIC RISKS

  Risks of Adverse Weather and River Conditions

     The Company's barging operations are affected by weather and river conditions. Varying weather patterns can affect river levels and cause ice in northern river areas. For example, the Upper Mississippi River closes annually from approximately mid-December to mid-March and ice conditions can hamper navigation on the upper reaches of the Illinois River during the winter months. In addition, adverse river conditions affect towboat speed, tow size and loading drafts and can delay barge movements. Lock outages due to lock maintenance and/or other interruptions in normal lock operation can also delay barge movements. Jeffboat's waterfront location is subject to occasional flooding. Jeffboat's manufacturing operations that are conducted outdoors are also subject to weather conditions, which may adversely impact production schedules. Terminals may also experience operational interruptions as a result of weather and river conditions. It is likely that the Company's operations will be subject to adverse weather or river conditions in the future and there can be no assurance that such weather or river conditions will not have a material adverse effect on the Company's business, financial condition and results of operations. For example, in 1997 the Company was affected by both weather and river conditions. The year started with ice problems on the Ohio and Mid-Mississippi rivers, followed by major flooding on the Ohio and Mississippi Rivers. These adverse operating conditions forced the Company to operate smaller tows at lower speeds, resulting in lower productivity and corresponding lost volume, reducing operating income by approximately $12.0 million. Jeffboat was also impacted by the flooding with decreased production lowering operating income by approximately $1.0 million.

  Exposure to Grain Exports

     The Company's dry cargo barging business in North America is significantly affected by the level of grain export volume handled through the Gulf of Mexico ports. Grain exports can vary due to, among other things, crop harvest yield levels in the United States and abroad. Overseas grain shortages can increase demand for U.S. grain, while worldwide over-production can decrease the demand for U.S. grain. This variable nature of grain exports can result in temporary barge oversupply which can drive down freight rates. There can be no assurance that historical levels of North American grain export volume will be maintained in the future and, to the extent supply imbalances were to prevail for a significant period of time, they could have a material adverse effect on the Company's business, financial condition and results of operations.

  Seasonality

     The Company's business is seasonal, and its quarterly revenues and profits historically have been lower during the first and second fiscal quarters of the year (January through June) and higher during the third and fourth fiscal quarters (July through December) due to the fall grain harvest. In addition, working capital requirements fluctuate throughout the year. Adverse market or operating conditions during the last four months of the year could have a greater effect on the Company's business, financial condition and results of operations than during other periods.

  Variability

     Freight transportation rates may fluctuate from season to season and year to year, which could result in varying levels of cash flow. The level of dry and liquid cargoes requiring transportation on the Inland Waterways will vary due to numerous factors, including global economic conditions and business cycles, domestic agricultural production/demand as well as international agricultural production/demand and the value of the U.S. dollar relative to other currencies. In addition, the number of barges and towboats in the overall industry fleet available to transport these cargoes will vary from year to year as older vessels are retired and scrapped and new vessels are constructed and placed into service. The resulting relationship between available cargoes and available vessels will vary with periods of low vessel availability and high cargo demand causing higher freight rates and periods of high vessel availability and low cargo demand causing lower freight rates. Significant periods of high vessel availability and low cargo demand could have a material adverse effect on the Company's business, financial condition and results of operations.

     The foregoing factors can also affect market rates. As contracts expire and terms are renegotiated at then current market rates, the level of revenue can vary relative to prior years. This has become more pronounced as the industry has shifted to shorter term contracts. The impact of these factors could be material and there can be no assurance that the rates at which contracts are renewed will not have a material adverse effect on the Company's business, financial condition or results of operations. In particular, one of the Company's electric utility customers is in proceedings under Chapter 11 of the Bankruptcy Code. The contract with such customer for the transportation of coal is at attractive margins. The Company believes that this contract will be restructured during 1999 as a long-term contract having a term of at least five years at reduced rates as part of such proceedings, and that as a result the revenue from such contract could be reduced by up to $12 to $16 million annually.

  Competition

     The barge business is highly competitive and there are few significant barriers to entry. Certain of the Company's principal competitors have greater financial resources and/or are less leveraged than the Company and may be better able to withstand and respond to adverse market conditions within the barging industry. There can be no assurance that such competition will not have a material adverse effect on the Company's business, financial condition or results of operations or that the Company will not encounter increased competition in the future, which also could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Competition."

  Exposure to International Economic and Political Factors

     The Company's operations may be affected by actions of foreign governments and global or regional economic developments. For example, economic events in Asia, such as Chinese import/export policy or currency fluctuations, could affect the level of imports and exports. Foreign agricultural subsidies can also impact demand for U.S. agricultural exports. In addition, foreign trade agreements and each country's adherence to the terms of such agreements can raise or lower demand for U.S. imports and exports. National and international boycotts and embargoes of other countries' or U.S. imports and/or exports together with the raising or lowering of tariff rates will affect the level of cargoes requiring transportation on the Inland Waterways. Changes in the value of the U.S. dollar relative to other currencies will raise or lower demand for U.S. exports as well as U.S. demand for foreign produced raw materials and finished good imports. Such actions or developments could have a material adverse effect on the Company's business, financial condition and results of operations.

  Risk of Providing Services Abroad

     Barging services provided to customers outside the United States represented approximately 5% of 1997 operating revenue and are expected to increase in the future. Demand for the Company's services may be affected by economic and political conditions in each of the countries in which the Company provides services. The Company's foreign operations are also subject to other risks of doing business abroad, including fluctuations in the value of currencies (which may affect demand for products priced in U.S. dollars as well as local labor and supply costs), import duties, changes to import and export regulations (including quotas), possible restrictions on the repatriation of capital and earnings, labor or civil unrest, long payment cycles, greater difficulty in collecting accounts receivable and the burdens and cost of compliance with a variety of foreign laws, changes in citizenship requirements for purposes of doing business and government expropriation of operations and/or assets. There can be no assurance that foreign governments will not adopt regulations or take other actions that would have a direct or indirect adverse impact on the business or market opportunities of the Company or that the political, cultural or economic climate outside the United States will be favorable to the Company's operations and growth strategy.

  Exposure to Fuel Prices

     Fuel costs represented approximately 11% of the Company's operating expense in fiscal 1997. Fuel prices are subject to fluctuation as a result of domestic and international events. There can be no assurance that the Company will not experience increased fuel prices in the future, which could have a material adverse effect on the Company's business, financial condition and results of operations.

  Replacement Needs

     Barge and towboat replacement represents a significant cost for the Company, and the Company expects to replace an average of 140 barges per year during the next five years. Due to the variable nature of the barging industry and the freight transportation industry in general and the relatively long life of marine equipment, it is difficult for the Company and other barge companies to accurately predict equipment requirements. Accordingly, no assurance can be given that the Company will have sufficient equipment to satisfy market demand or that the industry will not have an oversupply of equipment. An oversupply of equipment could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  Combined Operations

     The integration of the NMI operations will require substantial management time and financial and other resources and may pose risks with respect to operations, customer service and customer acceptance. While the Company's management has successfully combined other barging operations into the Company and the Company believes that it has sufficient financial and management resources to accomplish the rationalization and integration of the NMI operations, there can be no assurance that such operations can be integrated successfully or that the Company will not experience difficulties with customers, personnel or others. In addition, although the Company believes that the NMI operations will enhance the competitive position and business prospects of the Company, there can be no assurance that such benefits will be fully realized.

  Dependence on Key Personnel

     The Company is dependent on the continued services of its senior management team. The loss of such key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."

  Labor Relations

     As of June 30, 1998, the Company employed approximately 4,140 individuals. Of these, approximately 1,025 are represented by unions, most of whom (approximately 985) are represented by the International Brotherhood of Teamsters at the Company's Jeffboat shipyard facility, where the contract with the union was recently renewed for a term of three years. The Company's combined barging operations employ 540 boat officers as pilots and captains. On April 4, 1998, a labor organization, Pilots Agree, called for an industry-wide work stoppage. Twenty-eight of the Company's boat officers joined the work stoppage. The National Labor Relations Board, in a previous ruling, held that the Company's pilots and captains are supervisors and, therefore, are not covered by the National Labor Relations Act. The Company has refused to recognize or bargain with Pilots Agree. The work stoppage has terminated and had no effect on the Company's marine operations. Although the Company believes that its relations with its employees and with the recognized labor unions are generally good, there can be no assurance that the Company will not be subject to work stoppages or other labor disruption and, if such events were to occur, that there would not be a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Employees."

  Environmental, Health and Safety Requirements

     The Company's operations are subject to extensive Federal, state and local environmental laws and regulations which, among other things, specify requirements for the management of oil, hazardous wastes, and hazardous substances and impose liability for releases of these materials into the environment. A release of oil, hazardous waste, hazardous substances or other pollutants into the environment at or by the Company's properties or vessels, as a result of the Company's current or past operations, or at a facility to which the Company has shipped wastes, or the existence of historical contamination at any of the Company's properties, could result in material liability to the Company. The Company is in discussions with the Environmental Protection Agency ("EPA"), the Department of Justice ("DOJ") and local law enforcement authorities regarding alleged violations of various environmental laws and has also been identified as a potentially responsible party ("PRP") with respect to the cleanup of certain waste disposal sites. See "Business -- Environmental Matters." The Company currently does not believe that its liability for any such matters would be material.

     Federal, state and local governments could in the future enact laws or regulations concerning environmental matters that affect the Company's operations or facilities, increase the Company's costs of operation, or adversely affect the demand for the Company's services. The Company cannot predict the effect that such future laws or regulations could have on the Company. Nor can the Company predict what environmental conditions may be found to exist at the Company's current or past facilities or at other properties where the Company or its predecessors have arranged for the disposal of wastes and the extent of liability that may result from the discovery of such conditions. It is possible that such future laws or undiscovered conditions could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Environmental Matters."

     The Company's domestic vessel operations are primarily regulated by the U.S. Coast Guard for occupational health and safety standards. The Company's domestic shore operations are subject to the U.S. Occupational Safety and Health Administration regulations. There can be no assurance that claims will not be made against the Company for work related illness or injury, or that the further adoption of occupational health and safety regulations in the United States or in foreign jurisdictions in which the Company operates will not adversely affect the Company's business, financial condition and results of operations. See "Business -- Occupational Health and Safety Matters."

  Other Government Regulation

     The Company's barging operations are subject to various laws and regulations, including international treaties, conventions, national, state and local laws and regulations and the laws and regulations of the flag nations of the Company's vessels, all of which are subject to amendment or changes in interpretation. Further, the Company is required by various governmental and quasi-governmental agencies to obtain and/or maintain certain permits, licenses and certificates respecting its operations. The Company's domestic towboats are in certain circumstances subject to a significant Federal fuel use tax, which may be increased. Any significant changes in laws or regulations affecting the Company's operations, or in the interpretation thereof, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

  Controlling Shareholders

     Vectura, NMI, CSX, the Independent Investors and the Management Investors (collectively, the "Investors") beneficially own all of the outstanding voting securities of the Parent and collectively control the affairs and policies of the Company. See "Security Ownership" and "Certain Relationships and Related Transactions." In addition, each of CSX and the Vectura Parties (as defined) have certain veto rights. Circumstances may occur in which the interests of the Investors could be in conflict with the interests of the holders of the Exchange Notes. In addition, the Investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Exchange Notes. See "Security Ownership."

                                THE TRANSACTIONS

     The following description of certain terms of the Recapitalization Agreement does not purport to be complete and is qualified in its entirety by reference to the Recapitalization Agreement.

OVERVIEW

     Pursuant to a recapitalization agreement, dated as of April 17, 1998 (the "Recapitalization Agreement"), among CSX, Vectura, NMI, a wholly owned subsidiary of Vectura, the Company and the Parent, the Parent was recapitalized in a series of transactions in which (i) the barge business of Vectura and its subsidiaries was combined with that of ACL; (ii) ACL used the net proceeds of the Offering and borrowings under the Senior Credit Facilities together with the Vectura Cash Contribution to fund a cash distribution of $695.0 million (subject to post-closing working capital adjustments) to CSX Brown and to fund the assumption and immediate repayment of approximately $75 million of existing indebtedness and other obligations of Vectura and its subsidiaries; and (iii) Vectura, CSX and NMI hold approximately 52%, 33% and 11% of the junior common membership interests of the Parent, which were allocated between voting and non-voting and which represent the residual future profits interests in the Parent, respectively (after giving effect to the investment by the Management Investors). In connection with the Recapitalization, (a) CSX or one of its affiliates received (i) an aggregate amount of cash equal to $695.0 million plus an estimated working capital adjustment of $1.3 million, (ii) senior preferred membership interests (the "Senior Preferred Membership Interests") of the Parent with a liquidation value of approximately $115 million which are mandatorily redeemable in 2013, (iii) junior preferred membership interests (the "Junior Preferred Membership Interests") of the Parent with a liquidation value of approximately $39.7 million which are mandatorily redeemable in 2013 and (iv) junior common membership interests (the "Junior Common Membership Interests") of the Parent with a fair market value of approximately $0.3 million, representing approximately 34% of the voting membership interests of the Parent and an approximately 33% residual future profits interest in the Parent (after giving effect to any issuance of membership interests to Management Investors); (b) Vectura acquired (i) Junior Preferred Membership Interests with a liquidation value of approximately $59.4 million and (ii) Junior Common Membership Interests with a fair market value of approximately $0.6 million, representing approximately 15.8% of the voting membership interests of the Parent and an approximately 55% residual future profits interest in the Parent (after giving effect to any issuance of membership interests to Management Investors); and (c) Vectura caused substantially all the consolidated assets of Vectura and its subsidiaries, including NMI, to be contributed to NMI's subsidiary, NMI Holdings LLC ("NMI Holdings"), and NMI then caused NMI Holdings to be contributed to the Parent (and thereafter combined with the Company), through the NMI Contribution, in exchange for (i) the assumption and immediate repayment of the Vectura Debt,
(ii) Junior Preferred Membership Interests with a liquidation value of $0.4 million (subject to post-closing working capital adjustments), (iii) senior common membership interests (the "Senior Common Membership Interests") of the Parent with a fair market value of approximately $3.4 million (with an additional future profits interest of approximately $32.5 million) and (iv) Junior Common Membership Interests with a fair market value of approximately $0.1 million, representing approximately 3.2% of the voting membership interests of the Parent and an 11% residual future profits interest in the Parent (after giving effect to any issuance of membership interests to Management Investors). In addition, (x) certain of the Management Investors acquired membership interests in the Parent in amounts of voting Junior Common Membership Interests representing 17% of all such interests and (y) the Independent Investors acquired membership interests of the Parent in amounts of non-voting Junior Common Membership Interests determined prior to the Closing and in amounts of voting Junior Common Membership Interests representing 30% of all such interests. It is anticipated that the Management Investors will acquire membership interests in the Parent.

     The Recapitalization Agreement contains various other provisions customary for transactions of this size and type, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the Closing (as defined), post-closing working capital adjustment provisions, and various closing conditions.

     The CSX Cash Distribution, the assumption and immediate repayment of the Vectura Debt and the fees and expenses of the Transactions were funded by: (i) $435.0 million of term loan borrowings by the Company pursuant to the Senior Credit Facilities; (ii) $10.0 million of revolving credit borrowings by the Company pursuant to the Senior Credit Facilities, (iii) the Offering, with aggregate gross proceeds of $300.0 million from the issuance of the Notes; and
(iv) the Vectura Cash Contribution of approximately $60 million. Each of the Transactions was conditioned upon each of the others, and consummation of all of the Transactions occurred simultaneously.

     Following consummation of the Recapitalization, the activities of the Parent and the Company are subject to the constituent documents of the Parent. See "Certain Relationships and Related Transactions."

SENIOR CREDIT FACILITIES

     In connection with the Transactions, the Company and the Parent entered into a credit agreement (the "Senior Credit Facilities") with certain financial institutions to be parties thereto as lenders (the "Lenders") and The Chase Manhattan Bank ("Chase Bank"), as administrative agent. The Senior Credit Facilities are comprised of a $100.0 million revolving credit facility (the "Revolving Credit Facility") maturing in 2005, and a term loan facility aggregating $435.0 million, consisting of a Tranche B term loan facility aggregating $200.0 million (the "Tranche B Term Loan") which matures in 2006 and a Tranche C term loan facility aggregating $235.0 million (the "Tranche C Term Loan" and, together with the Tranche B Term Loan, the "Term Loans") which matures in 2007. The Tranche B Term Loan will amortize at the rate of $1.0 million per year for years one through five, $20.0 million for year six, $75.0 million for year seven and $100.0 million for year eight, and the Tranche C Term Loan will amortize at the rate of $1.0 million per year for years one through eight and $227.0 million for year nine. The borrowings under the Term Loans, together with the aggregate gross proceeds from the issuance of the Notes, borrowings under the Revolving Credit Facility and proceeds from the Vectura Cash Contribution, were used to consummate the Recapitalization, to assume and repay the Vectura Debt and to pay fees and expenses in connection with the Transactions. In addition, the Revolving Credit Facility provides a source of financing for future working capital and other general corporate purposes. See "Description of the Senior Credit Facilities."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The aggregate gross cash proceeds from the issuance of the Notes, together with the borrowings under the Term Loans, borrowings under the Revolving Credit Facility and cash proceeds from the Vectura Cash Contribution, were used to fund the cash payments and debt assumption and repayment contemplated by the Recapitalization Agreement and pay fees and expenses in connection with the Transactions. See "The Transactions."

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS
Senior Credit Facilities(1)
     Tranche B Term Loan....................................     $200.0
     Tranche C Term Loan....................................      235.0
     Revolving Credit Facility..............................       10.0
10 1/4% Senior Notes due 2008...............................      300.0
Parent Senior Preferred Membership Interests(2).............      115.0
Parent Junior Preferred Membership Interests(2).............       40.0
Parent Senior Common Membership Interests(2)................        3.4
Parent Junior Common Membership Interests(2)................        0.4
Vectura Cash Contribution to the Parent(3)..................       60.0
                                                                 ------
          Total sources of funds............................     $963.8
                                                                 ======
USES OF FUNDS
Recapitalization(4).........................................     $851.3
Consideration for NMI Contribution(5).......................       78.9
Estimated fees and expenses of the Transactions.............       27.5
Working capital.............................................        6.1
                                                                 ------
          Total uses of funds...............................     $963.8
                                                                 ======

---------------
(1) The Company received commitments of up to $535.0 million for the Senior Credit Facilities, of which $100.0 million are in the form of a Revolving Credit Facility and $435.0 million are in the form of Term Loans, consisting of a $200.0 million Tranche B Term Loan and a $235.0 million Tranche C Term Loan. At June 30, 1998, the Company had drawn $435.0 million under the Term Loans and had $10.0 million outstanding under the Revolving Credit Facility. See "Description of the Senior Credit Facilities."

(2) Represents non-cash consideration. See "The Transactions."

(3) Reflects the issuance of $59.4 million of Junior Preferred Membership Interests and $0.6 million of Junior Common Membership Interests in exchange for a cash capital contribution of approximately $60 million. See "The Transactions."

(4) Includes $696.3 million in cash proceeds (comprised of $695.0 million plus $1.3 million which represents an estimated adjustment for working capital to be finalized) and $155.0 million of non-cash consideration in the form of membership interests to CSX Brown. See "The Transactions."

(5) Includes $75.0 million of cash to repay assumed debt and $3.9 million of non-cash consideration in the form of membership interests in respect of the NMI Contribution. See "The Transactions."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 26, 1998, as adjusted to give effect to the Transactions, including the sale of the Notes pursuant to the Offering, as if they had occurred on June 26, 1998. This table should be read in conjunction with the "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data" and the consolidated historical financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                    PRO FORMA
                                                                  JUNE 26, 1998
                                                              ---------------------
                                                                  (IN MILLIONS)
Long-term debt:
  Senior Credit Facilities:
     Tranche B Term Loan(1).................................         $200.0
     Tranche C Term Loan(2).................................          235.0
     Revolving Credit Facility(3)...........................           10.0
  10 1/4% Senior Notes due 2008.............................          300.0
                                                                     ------
          Total long-term debt(4)...........................          745.0
                                                                     ------
Member's Equity(5)
  Membership interest(6)....................................          218.9
  Other capital.............................................          150.2
  Deficit...................................................         (512.4)
                                                                     ------
          Total member's deficit............................         (143.3)
                                                                     ------
          Total capitalization..............................         $601.7
                                                                     ======

---------------
(1) The Tranche B Term Loan will amortize at the rate of $1.0 million per year for years one through five, $20.0 million for year six, $75.0 million for year seven and $100.0 million for year eight, resulting in a weighted-average life of 7.3 years.

(2) The Tranche C Term Loan will amortize at the rate of $1.0 million per year for years one through eight and $227.0 million for year nine resulting in a weighted-average life of 8.8 years.

(3) The Revolving Credit Facility provides for revolving loans in the aggregate principal amount of $100.0 million, matures in 2005. At closing, $10.0 million was drawn under the Revolving Credit Facility.

(4) Total long-term debt is net of $24.4 million of Terminal Revenue Refunding Bonds which were defeased with funds invested in U.S. government obligations deposited in an irrevocable trust.

(5) See "The Transactions" and "Use of Proceeds."

(6) Represents Senior Preferred Membership Interests of the Parent with a liquidation value of approximately $115.0 million, Junior Preferred Membership Interests of the Parent with a liquidation value of approximately $40.1 million, Senior Common Membership Interests of the Parent with a fair market value of approximately $3.4 million, Junior Common Membership Interests of the Parent with a fair market value of approximately $0.4 million and the Vectura Cash Contribution to the Parent of $60.0 million. See "The Transactions" and "Use of Proceeds."

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined financial data have been prepared by applying pro forma adjustments to the financial statements of American Commercial Lines LLC (an indirect wholly owned subsidiary of CSX) and subsidiaries included elsewhere in this Registration Statement. The unaudited pro forma combined condensed statements of operations for the periods presented give pro forma effect to the Transactions as if they had been consummated as of December 28, 1996 and exclude certain nonrecurring items directly attributable to the Transactions. The unaudited pro forma combined condensed balance sheet gives pro forma effect to the Transactions as if they were consummated on June 26, 1998.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and upon certain assumptions deemed reasonable by management. The unaudited pro forma combined financial data should be read in conjunction with the financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

     The unaudited pro forma combined financial data are provided for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or for any future period.

     The pro forma adjustments reflect the Transactions as a recapitalization of the Company and the acquisition of the assets of NMI Holdings using the purchase method of accounting.

                         AMERICAN COMMERCIAL LINES LLC

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                                  EXCLUDED
                                                     EXCLUDED      RECAPITALIZATION                HISTORICAL    ASSETS AND
                                       HISTORICAL   ASSETS AND        PRO FORMA        PRO FORMA     VECTURA     LIABILITIES
                                          ACL       LIABILITIES      ADJUSTMENTS          ACL      GROUP, INC.    AND OTHER
                                       ----------   -----------    ----------------    ---------   -----------   -----------
               ASSETS
Current Assets
 Cash and Cash Equivalents...........     $4,396        (4,989)(a)     $805,047(c)      $81,102        $4,378       $(3,533)(g)
                                                                       (722,000)(c)                                      1(h)
                                                                         (1,352)(c)
 Accounts Receivable, Net............     68,266                                         68,266       20,099        (2,208)(g)
 Materials and Supplies..............     50,466        (8,572)(b)                       41,894        2,707          (233)(g)
 Deferred Income Taxes...............      1,288        (1,288)(f)                           --
 Other Current Assets................     10,847           214(a)                        11,061        4,685        (2,483)(g)
                                                                                                                        90(h)
                                        --------     ---------        ---------        --------     --------      --------
   Total Current Assets..............    135,263       (14,635)          81,695         202,323       31,869        (8,366)
Properties-Net.......................    457,341        (3,242)(b)                      454,099       77,761        (1,430)(g)
                                                                                                                    18,689(h)
Restricted Investments...............     26,128                                         26,128
Pension Asset........................     20,265                                         20,265
Other Assets.........................     32,586                         24,500(d)       57,086        4,491        (1,312)(g)
                                                                                                                    (1,937)(h)
                                        --------     ---------        ---------        --------     --------      --------
   Total Assets......................   $671,583      $(17,877)        $106,195        $759,901     $114,121        $5,644
                                        ========     =========        =========        ========     ========      ========
             LIABILITIES
Current Liabilities
 Accounts Payable....................    $13,465                                        $13,465       $20,718       $(1,245)(g)
                                                                                                                       (17)(h)
 Accrued Payroll and Fringe
   Benefits..........................     15,516          (124)(a)                       15,392        7,577          (701)(g)
                                                                                                                        15(h)
 Due to Affiliates...................     18,329       (16,377)(a)                        1,952
 Short-Term Borrowings from
   Affiliates........................     74,656       (74,656)(a)                           --
 Short-Term Borrowings...............                                    10,000(c)       10,000
 Current Portion of Long-Term Debt...                                     2,000(c)        2,000       20,473        (1,553)(g)
                                                                                                                     2,050(h)
 Other Current Liabilities...........     49,507        (5,231)(a)                       44,276
                                        --------     ---------        ---------        --------     --------      --------
   Total Current Liabilities.........    171,473       (96,388)          12,000          87,085       48,768        (1,451)
Long-Term Note Payable to
 Affiliate...........................     56,000       (56,000)(a)                           --
Deferred Income Taxes................      7,778        (7,778)(f)                           --
Long-Term Debt.......................     41,504       (17,104)(a)      733,000(c)      757,400       38,231        (2,396)(g)
                                                                                                                    13,258(h)
Pension Liability....................     24,158                                         24,158
Other Long-Term Liabilities..........     40,854        (2,400)(a)                       38,454       15,061        (9,142)(g)
                                                                                                                       542(h)
                                        --------     ---------        ---------        --------     --------      --------
   Total Liabilities.................    341,767      (179,670)         745,000         907,097      102,060           811

MANDATORILY REDEEMABLE PREFERRED
 STOCK...............................                                                                  4,083        (4,083)(g)
STOCKHOLDER'S EQUITY/MEMBER'S EQUITY
 Member's Equity.....................      6,006                         (6,006)(e)     215,047
                                                                        155,000(e)
                                                                         60,047(c)
 Common Stock........................         --                                             --            1
 Other Capital.......................    141,271         6,490(f)        (1,352)(c)     150,218           45         7,920(g)
                                                       (11,814)(b)       (2,500)(d)                                    996(h)
                                                       167,117(a)      (148,994)(e)
 Retained Earnings (Deficit).........    182,539                       (695,000)(e)    (512,461)       7,932
                                        --------     ---------        ---------        --------     --------      --------
   Total Stockholder's
     Equity/Member's Equity..........    329,816       161,793         (638,805)       (147,196)       7,978         8,916
                                        --------     ---------        ---------        --------     --------      --------
   Total Liabilities, Mandatorily
     Redeemable Preferred Stock and
     Stockholder's Equity/Member's
     Equity..........................   $671,583      $(17,877)          $106,195      $759,901     $114,121        $5,644
                                        ========     =========        =========        ========     ========      ========


                                       ACQUISITION
                                        PRO FORMA
                                       ADJUSTMENTS    PRO FORMA
                                       -----------    ---------
               ASSETS
Current Assets
 Cash and Cash Equivalents...........    $(75,500)(i)    $6,448
 Accounts Receivable, Net............                    86,157
 Materials and Supplies..............                    44,368
 Deferred Income Taxes...............                        --
 Other Current Assets................                    13,353
                                        ---------     ---------
   Total Current Assets..............     (75,500)      150,326
                                               --
Properties-Net.......................      (6,861)(j)   542,758
                                              500(j)
Restricted Investments...............                    26,128
Pension Asset........................                    20,265
Other Assets.........................      (1,190)(j)    57,138
                                        ---------     ---------
   Total Assets......................    $(83,051)     $796,615
                                        =========     =========
             LIABILITIES
Current Liabilities
 Accounts Payable....................        (689)(i)   $32,232
 Accrued Payroll and Fringe
   Benefits..........................      $1,100(k)     23,383
 Due to Affiliates...................                     1,952
 Short-Term Borrowings from
   Affiliates........................                        --
 Short-Term Borrowings...............                    10,000
 Current Portion of Long-Term Debt...     (20,970)(i)     2,000
 Other Current Liabilities...........                    44,276
                                        ---------     ---------
   Total Current Liabilities.........     (20,559)      113,843
Long-Term Note Payable to
 Affiliate...........................                        --
Deferred Income Taxes................                        --
Long-Term Debt.......................     (49,093)(i)   757,400
Pension Liability....................                    24,158
Other Long-Term Liabilities..........        (400)(i)    44,515
                                        ---------     ---------
   Total Liabilities.................     (70,052)      939,916
MANDATORILY REDEEMABLE PREFERRED
 STOCK...............................                        --
STOCKHOLDER'S EQUITY/MEMBER'S EQUITY
 Member's Equity.....................     3,895(e)      218,942
 Common Stock........................          (1)(l)        --
 Other Capital.......................      (8,961)(l)   150,218
 Retained Earnings (Deficit).........      (7,932)(l)  (512,461)
                                        ---------     ---------
   Total Stockholder's
     Equity/Member's Equity..........     (12,999)     (143,301)
                                        ---------     ---------
   Total Liabilities, Mandatorily
     Redeemable Preferred Stock and
     Stockholder's Equity/Member's
     Equity..........................    $(83,051)     $796,615
                                        =========     =========

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(a) Represents the elimination of the intercompany borrowing from CSX, retained liabilities under certain stock incentive plans maintained by CSX and certain other indebtedness, including related accrued interest as set forth in the Recapitalization Agreement. This adjustment also includes the transfer of liabilities from CSX to ACL arising under certain employee savings plans.

(b) Under the Recapitalization Agreement, barges with a book value of approximately $11.8 million will be transferred to an affiliate of CSX and leased back by ACL.

(c) Recapitalization

                                                                                    TOTAL
                                                                                  ---------
Total Sources of Cash:
Borrowings under Tranche B Term Loan...........                                   $ 200,000
Borrowings under Tranche C Term Loan...........                                     235,000
Proceeds from issuance of Senior Notes.........                                     300,000
Borrowings under the Revolving Credit
  Facility.....................................                                      10,000
                                                                                  ---------
Total Borrowings...............................                                     745,000
Issuance of Membership Interests...............                                      60,047
                                                                                  ---------
                                                                                  $ 805,047
                                                                                  =========

                                                 RECAPITALIZATION    ACQUISITION
                                                    PRO FORMA         PRO FORMA       TOTAL
                                                 ----------------    -----------    ---------
Total Uses of Cash:
Cash to CSX....................................     $(695,000)                      $(695,000)
Payment of debt issuance costs and fees related
  to the Recapitalization......................       (27,000)         $   (500)      (27,500)
Payment of NMI Debt............................                         (75,000)      (75,000)
Working Capital................................        (6,195)                         (6,195)
Working Capital payment to CSX per
  Recapitalization Agreement...................        (1,352)                         (1,352)
                                                    ---------          --------     ---------
                                                    $(729,547)         $(75,500)    $(805,047)
                                                    =========          ========     =========

     The Recapitalization Agreement provides for a cash adjustment based on levels in working capital at ACL at the Closing relative to agreed target levels. The estimated working capital adjustment at closing resulted in a payment to CSX of $1,352. However, such amount is subject to final determination of both ACL and NMI working capital amounts at closing.

(d) The allocation of estimated costs and fees are as follows:

                                                   RECAPITALIZATION    ACQUISITION
                                                      PRO FORMA         PRO FORMA      TOTAL
                                                   ----------------    -----------    -------
Debt issuance costs............................        $24,500                        $24,500
Recapitalization fees..........................          2,500                          2,500
NMI Contribution...............................                           $  500          500
                                                       -------            ------      -------
                                                       $27,000            $  500      $27,500
                                                       -------            ------      -------

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                          BALANCE SHEET -- (CONTINUED)

(e) Reflects Recapitalization of Assets and Liabilities:
    Issuance of Membership Interests to Parent:
      As part of the recapitalization of ACL................   $155,000
      As part of the NMI Contribution.......................      3,895
    Elimination of historical members' equity...............     (6,006)
    Adjustment to eliminate historical other capital due to
      Recapitalization......................................   (148,994)

(f) Elimination of deferred U.S. Federal and state income taxes due to ACL's status as a limited liability company, which passes through its U.S. (but not foreign) taxable income to its members who are responsible for income taxes on such taxable income.

(g) Elimination of certain assets and liabilities of Vectura which are to be excluded from the NMI Contribution under the Recapitalization Agreement.

(h) Reflects acquisition of net assets of NBL, Inc. and the elimination of the historical carrying amount of the investment.

(i) Reflects the following:

    Repayment of existing long-term debt, including current
      portion and accrued interest..........................      $70,752
    Prepayment penalties related to retirement of long-term
      debt..................................................        3,913
    Payment of other liabilities............................          335
    Estimated allocated costs and fees......................          500
                                                                  -------
                                                                  $75,500
                                                                  =======

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                          BALANCE SHEET -- (CONTINUED)

(j) The NMI Contribution will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The purchase price is less than the fair market value of the net assets being acquired, based upon preliminary estimates of their fair market values. Given the nature of these estimates and assumptions, the final allocation of the purchase price may differ from the allocations as described below. A final allocation of the purchase price will be performed when additional information concerning asset and liability valuations becomes available. A reconciliation of the allocation of the purchase price follows:

Purchase price:
     Purchase price.........................................    $3,895
     Transaction costs and fees.............................       500
                                                              --------
          Total.............................................    $4,395
                                                              --------
Allocation of purchase price:
     Existing book value of NMI.............................   $16,894
     Liabilities assumed....................................    (4,948)
     Elimination of existing capitalized financing fees and
      NBL Inc. goodwill.....................................    (1,190)
     Estimated decrease in property, plant and equipment to
      adjust to purchase price..............................    (6,861)
     Transaction costs and fees.............................       500
                                                              --------
          Total purchase price..............................    $4,395
                                                              ========

     The Recapitalization Agreement provides for a cash adjustment based on levels of working capital at NMI at the Closing relative to agreed target levels. The computation is interrelated to the working capital of ACL. The estimated working capital adjustment amounts at closing reduced the originally contemplated member's equity by $1,105 from $5,000 resulting in a purchase price of $3,895. However, such amount is subject to final determination of both ACL and NMI working capital amounts at closing.

(k) Reflects estimated severance costs for approximately 70 administrative and operational employees resulting from closing NMI headquarters.

(l) Adjustments to reflect purchase accounting

Elimination of common stock.................................       $(1)
Elimination of historical stockholder's equity..............    (8,961)
Elimination of retained earnings............................    (7,932)

                         AMERICAN COMMERCIAL LINES LLC

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 26, 1997
                             (DOLLARS IN THOUSANDS)

                                                  EXCLUDED    RECAPITALIZATION               HISTORICAL     EXCLUDED
                                    HISTORICAL   AND OTHER       PRO FORMA       PRO FORMA     VECTURA     OPERATIONS
                                       ACL       OPERATIONS     ADJUSTMENTS         ACL      GROUP, INC.   AND OTHER
                                    ----------   ----------   ----------------   ---------   -----------   ----------
OPERATING REVENUE.................   $618,233      $(4,861)(a)                   $613,372     $134,839       $(5,534)(f)
OPERATING EXPENSE
 Materials, Supplies and Other....    289,394       (2,718)(a)     $(14,475)(b)   273,627      133,644        (5,603)(f)
                                                     1,426(e)                                                (65,990)(g)
                                                                                                              (3,827)(h)
 Labor and Fringe Benefits........    150,960       (4,887)(a)          365(b)    146,438           --        36,102(g)
 Fuel.............................     56,982          (15)(a)                     56,967           --        16,237(g)
 Depreciation and Amortization....     41,149         (208)(a)                     40,615           --         7,064(g)
                                                      (326)(d)                                                 2,853(h)
 Taxes, Other Than Income Taxes...     21,115         (357)(a)                     20,758           --          (635)(f)
                                                                                                               6,587(g)
                                     --------     --------        --------       --------     --------      --------
                                      559,600       (7,085)        (14,110)       538,405      133,644        (7,212)
                                     --------     --------        --------       --------     --------      --------
OPERATING INCOME..................     58,633        2,224          14,110         74,967        1,195         1,678
OTHER EXPENSE (INCOME)
 Interest Expense.................      3,720       (3,720)(a)       71,008(c)     71,008        6,828          (598)(f)
                                                                                                               1,734(h)
 Interest Expense, Affiliate......      8,752       (8,752)(a)                         --           --
 Other, Net.......................      1,930            6(a)                       1,936       (4,097)        3,960(f)
                                                                                                                (128)(h)
                                     --------     --------        --------       --------     --------      --------
                                       14,402      (12,466)         71,008         72,944        2,731         4,968
                                     --------     --------        --------       --------     --------      --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES............................     44,231       14,690         (56,898)         2,023       (1,536)       (3,290)
INCOME TAXES......................     18,287      (16,160)(a)                      2,127       (3,953)        3,953(f)
                                     --------     --------        --------       --------     --------      --------
NET EARNINGS (LOSS)...............    $25,944      $30,850        $(56,898)         $(104)      $2,417       $(7,243)
                                     ========     ========        ========       ========     ========      ========

                                    ACQUISITION
                                     PRO FORMA
                                    ADJUSTMENTS   PRO FORMA
                                    -----------   ---------
OPERATING REVENUE.................                $742,677
OPERATING EXPENSE
 Materials, Supplies and Other....    $(1,300)(i)  327,201
                                       (3,350)(k)
 Labor and Fringe Benefits........     (3,450)(k)  179,090
 Fuel.............................       (100)(i)   73,104
 Depreciation and Amortization....       (999)(j)   49,533
 Taxes, Other Than Income Taxes...                  26,710
                                     --------     --------
                                       (9,199)     655,638
                                     --------     --------
OPERATING INCOME..................      9,199       87,039
OTHER EXPENSE (INCOME)
 Interest Expense.................     (7,964)(l)   71,008
 Interest Expense, Affiliate......                      --
 Other, Net.......................       (168)(m)    1,503
                                     --------     --------
                                       (8,132)      72,511
                                     --------     --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES............................     17,331       14,528
INCOME TAXES......................                   2,127
                                     --------     --------
NET EARNINGS (LOSS)...............    $17,331      $12,401
                                     ========     ========

                         AMERICAN COMMERCIAL LINES LLC

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                EXCLUDED    RECAPITALIZATION               HISTORICAL     EXCLUDED    ACQUISITION
                                  HISTORICAL   OPERATIONS      PRO FORMA       PRO FORMA     VECTURA     OPERATIONS    PRO FORMA
                                     ACL       AND OTHER      ADJUSTMENTS         ACL      GROUP, INC.   AND OTHER    ADJUSTMENTS
                                  ----------   ----------   ----------------   ---------   -----------   ----------   -----------
OPERATING REVENUE...............   $266,858      $(1,660)(a)                   $265,198      $63,484       $(3,626)(f)
OPERATING EXPENSE
 Materials, Supplies and
   Other........................    122,152        (814)(a)      $(7,134)(b)    114,917       64,306        (3,019)(f)      (650)(i)
                                                    713(e)                                                 (32,254)(g)    (1,675)(k)
                                                                                                               (11)(h)
 Labor and Fringe Benefits......     73,259          21(a)           182(b)      73,462           --        16,963(g)    (1,725)(k)
 Fuel...........................     22,659         (14)(a)                      22,645           --         6,712(g)       (50)(i)
 Depreciation and
   Amortization.................     20,569        (103)(a)                      20,326           --         4,906(g)      (500)(j)
                                                   (140)(d)                                                  1,457(h)
 Taxes, Other Than Income
   Taxes........................     11,027        (200)(a)                      10,827           --          (770)(f)
                                                                                                             3,673(g)
                                   --------     -------         --------       --------      -------      --------      -------
                                    249,666        (537)          (6,952)       242,177       64,306        (2,343)      (4,600)
                                   --------     -------         --------       --------      -------      --------      -------
OPERATING INCOME................     17,192      (1,123)           6,952         23,021         (822)       (1,283)       4,600
OTHER EXPENSE (INCOME)..........
 Interest Expense...............      2,097      (2,097)(a)       35,504(c)      35,504        3,248          (185)(f)    (3,858)(l)
                                                                                                               795(h)
 Interest Expense, Affiliate....      3,971      (3,971)(a)                          --           --
 Other, Net.....................        687        (150)(a)                         537          372          (362)(f)       (66)(m)
                                                                                                              (118)(h)
                                   --------     -------         --------       --------      -------      --------      -------
                                      6,755      (6,218)          35,504         36,041        3,620           130       (3,924)
                                   --------     -------         --------       --------      -------      --------      -------
EARNINGS (LOSS) BEFORE INCOME
 TAXES..........................     10,437       5,095          (28,552)       (13,020)      (4,442)       (1,413)       8,524
INCOME TAXES....................    (62,225)     62,362(a)                          137       (1,424)        1,424(f)
                                   --------     -------         --------       --------      -------      --------      -------
NET EARNINGS (LOSS).............    $72,662     $(57,267)       $(28,552)      $(13,157)     $(3,018)      $(2,837)      $8,524
                                   ========     =======         ========       ========      =======      ========      =======


                                  PRO FORMA
                                  ---------
OPERATING REVENUE...............  $325,056
OPERATING EXPENSE
 Materials, Supplies and
   Other........................   141,614
 Labor and Fringe Benefits......    88,700
 Fuel...........................    29,307
 Depreciation and
   Amortization.................    26,189
 Taxes, Other Than Income
   Taxes........................    13,730
                                  --------
                                   299,540
                                  --------
OPERATING INCOME................    25,516
OTHER EXPENSE (INCOME)..........
 Interest Expense...............    35,504
 Interest Expense, Affiliate....
 Other, Net.....................       363
                                  --------
                                    35,867
                                  --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES..........................   (10,351)
INCOME TAXES....................       137
                                  --------
NET EARNINGS (LOSS).............   $(10,488)
                                  ========

                         AMERICAN COMMERCIAL LINES LLC

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                  EXCLUDED    RECAPITALIZATION               HISTORICAL     EXCLUDED
                                    HISTORICAL   AND OTHER       PRO FORMA       PRO FORMA     VECTURA     OPERATIONS
                                       ACL       OPERATIONS     ADJUSTMENTS         ACL      GROUP, INC.   AND OTHER
                                    ----------   ----------   ----------------   ---------   -----------   ----------
OPERATING REVENUE.................   $609,668      $(3,879)(a)                   $605,789      132,102       $(5,572)(f)
OPERATING EXPENSE
 Materials, Supplies and Other....    283,085       (2,171)(a)      (14,373)(b)   267,967      130,574        (5,209)(f)
                                                     1,426(e)                                                (63,835)(g)
                                                                                                              (3,083)(h)
 Labor and Fringe Benefits........    152,201       (3,329)(a)          365(b)    149,237           --        35,182(g)
 Fuel.............................     49,302          (14)(a)                     49,288           --        14,565(g)
 Depreciation and Amortization....     41,589         (203)(a)                     41,087           --         7,663(g)
                                                      (299)(d)                                                 2,873(h)
 Taxes, Other Than Income Taxes...     21,217         (364)(a)                     20,853           --          (946)(f)
                                                                                                               6,425(g)
                                     --------     --------        --------       --------     --------      --------
                                      547,394       (4,954)        (14,008)       528,432      130,574        (6,365)
                                     --------     --------        --------       --------     --------      --------
OPERATING INCOME..................     62,274        1,075          14,008         77,357        1,528           793
OTHER EXPENSE (INCOME)
 Interest Expense.................      3,917       (3,917)(a)       71,008(c)     71,008        6,674          (492)(f)
                                                                                                               1,638(h)
 Interest Expense, Affiliate......      8,457       (8,457)(a)                         --           --
 Other, Net.......................      3,028         (309)(a)                      2,719       (3,759)        3,697(f)
                                                                                                                (253)(h)
                                     --------     --------        --------       --------     --------      --------
                                       15,402      (12,683)         71,008         73,727        2,915         4,590
                                     --------     --------        --------       --------     --------      --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES............................     46,872       13,758         (57,000)         3,630       (1,387)       (3,797)
INCOME TAXES......................    (47,626)      49,494(a)            0          1,868       (3,799)        3,799(f)
                                     --------     --------        --------       --------     --------      --------
NET EARNINGS (LOSS)...............    $94,498     $(35,736)       $(57,000)        $1,762       $2,412       $(7,596)
                                     ========     ========        ========       ========     ========      ========

                                    ACQUISITION
                                     PRO FORMA
                                    ADJUSTMENTS   PRO FORMA
                                    -----------   ---------
OPERATING REVENUE.................                $732,319
OPERATING EXPENSE
 Materials, Supplies and Other....   $ (1,300)(i)  321,764
                                       (3,350)(k)
 Labor and Fringe Benefits........     (3,450)(k)  180,969
 Fuel.............................       (100)(i)   63,753
 Depreciation and Amortization....       (999)(j)   50,624
 Taxes, Other Than Income Taxes...                  26,332
                                     --------     --------
                                       (9,199)     643,442
                                     --------     --------
OPERATING INCOME..................      9,199       88,877
OTHER EXPENSE (INCOME)
 Interest Expense.................     (7,820)(l)   71,008
 Interest Expense, Affiliate......                      --
 Other, Net.......................       (122)(m)    2,282
                                     --------     --------
                                       (7,942)      73,290
                                     --------     --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES............................     17,141       15,587
INCOME TAXES......................                   1,868
                                     --------     --------
NET EARNINGS (LOSS)...............    $17,141      $13,719
                                     ========     ========

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) Represents the elimination of the results of operations of ACL's wholly owned subsidiary, Curtis Bay Company, certain terminal operations which will be retained by CSX or an affiliate, certain stock incentive plans maintained by CSX, interest expense related to the debt excluded in the Recapitalization and historical U.S. Federal and state income taxes due to ACL's status as a limited liability company, which passes through its U.S. (but not foreign) taxable income to its members who are responsible for income taxes on such taxable income.

(b) Elimination of management fee charged by CSX, less estimated incremental stand-alone operating costs as follows:

                                                                SIX MONTHS       TWELVE
                                                 YEAR ENDED       ENDED       MONTHS ENDED
                                                DECEMBER 26,     JUNE 26,       JUNE 26,
                                                    1997           1998           1998
                                                ------------    ----------    ------------
Elimination of management fee charged by CSX
  for certain administrative services.........    $(15,024)      $(7,410)       $(14,922)
Estimated additional administrative expense
  increases...................................         914           458             914
                                                  --------       -------        --------
                                                  $(14,110)      $(6,952)       $(14,008)
                                                  ========       =======        ========

(c) Pro forma interest expense is reflected as follows:

                                                                SIX MONTHS       TWELVE
                                                 YEAR ENDED       ENDED       MONTHS ENDED
                                                DECEMBER 26,     JUNE 26,       JUNE 26,
                                                    1997           1998           1998
                                                ------------    ----------    ------------
$200 million Tranche B Term Loan at
  LIBOR(5.69%) + 2.50% (8.19%)................    $16,380         $8,190        $16,380
$235 million Tranche C Term Loan at
  LIBOR(5.69%) + 2.75% (8.44%)................     19,834          9,917         19,834
$300 million Senior Notes at an assumed rate
  of 10.25%...................................     30,750         15,375         30,750
$10 million draw on the Revolving Credit
  Facility at LIBOR (5.69%) + 2.25% (7.94%)...        794            397            794
Commitment fee of 0.5% on undrawn portion of
  Revolving Credit Facility...................        450            225            450
                                                  -------        -------        -------
                                                   68,208         34,104         68,208
Amortization of debt issuance costs of
  $24,500.....................................      2,800          1,400          2,800
                                                  -------        -------        -------
                                                  $71,008        $35,504        $71,008
                                                  =======        =======        =======

(d) Elimination of amortization expense associated with debt costs which have been written off:

                                                                SIX MONTHS       TWELVE
                                                 YEAR ENDED       ENDED       MONTHS ENDED
                                                DECEMBER 26,     JUNE 26,       JUNE 26,
                                                    1997           1998           1998
                                                ------------    ----------    ------------
                                                    $326           $140           $299
                                                    ====           ====           ====

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

(e) Cost associated with rental of barges from CSX under operating lease:

                                                               SIX MONTHS     TWELVE MONTHS
                                               YEAR ENDED        ENDED            ENDED
                                              DECEMBER 26,      JUNE 26,        JUNE 26,
                                                  1997            1998            1998
                                              ------------    ------------    -------------
                                                 $1,426           $713           $1,426
                                                 ======           ====           ======

(f) Represents the elimination of the operating results of certain subsidiaries excluded from NMI Contribution under the Recapitalization Agreement. The adjustments include the elimination of all intercompany transactions between the subsidiaries and historical U.S. Federal and state income taxes due to NMI's status as a limited liability company which passes through its U.S. Federal and state (but not foreign) taxable income to its members who are responsible for income taxes on such taxable income.

(g) Reclassification in order to conform to ACL presentation.

(h) Reflects consolidation of individual operations of NBL, Inc. and the elimination of the historical carrying value of non-consolidated operations.

(i) Reflects the following recurring operational cost savings:

                                                               SIX MONTHS     TWELVE MONTHS
                                               YEAR ENDED        ENDED            ENDED
                                              DECEMBER 26,      JUNE 26,        JUNE 26,
                                                  1997            1998            1998
                                              ------------    ------------    -------------
Purchase discounts from ACL lube oil vendor
  extended to NMI...........................       $100            $50             $100
Elimination of duplicate fleet locations and
  operations................................      1,300            650            1,300
                                                 ------           ----           ------
                                                 $1,400           $700           $1,400
                                                 ======           ====           ======

(j) Reflects the adjustment to depreciation expense resulting from decrease of $6,361 in property, plant and equipment, primarily barges and boats, from historical carrying values and amortization expense of NBL, Inc. goodwill.

                                                                SIX MONTHS      TWELVE MONTHS
                                            YEAR ENDED            ENDED             ENDED
                                           DECEMBER 26,          JUNE 26,         JUNE 26,
                                               1997                1998             1998
                                         -----------------    --------------    -------------
Reduction of depreciation resulting
  from purchase accounting.............        $795                $398             $795
Reduction of historical amortization of
  goodwill.............................         204                 102              204
                                               ----                ----             ----
                                               $999                $500             $999
                                               ====                ====             ====

                         AMERICAN COMMERCIAL LINES LLC

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

(k) Reflects the following estimated recurring administrative cost savings:

                                                               SIX MONTHS     TWELVE MONTHS
                                               YEAR ENDED        ENDED            ENDED
                                              DECEMBER 26,      JUNE 26,        JUNE 26,
                                                  1997            1998            1998
                                              ------------    ------------    -------------
Elimination of duplicate NMI general and
  administrative costs, including workforce
  reductions of approximately 65 employees,
  reduced occupancy expenses and
  professional fees and the management fee
  paid by NMI to Vectura....................     $7,250          $3,625          $7,250
NMI headquarters building rent during
  transition period prior to facility
  closing...................................       (300)           (150)           (300)
Personnel costs of certain NMI employees
  covered under employment agreements.......       (150)            (75)           (150)
                                                 ------          ------          ------
                                                 $6,800          $3,400          $6,800
                                                 ======          ======          ======

(l)  Elimination of interest expense on repayment of NMI Debt.

(m) Elimination of amortization expense associated with the debt costs that have been written off:

                                                                SIX MONTHS     TWELVE MONTHS
                                                YEAR ENDED        ENDED            ENDED
                                               DECEMBER 26,      JUNE 26,        JUNE 26,
                                                   1997            1998            1998
                                               ------------    ------------    -------------
                                                   $168            $66             $122
                                                   ====            ===             ====

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data of the Company for the five years ended December 31, 1993, December 30, 1994, December 29, 1995, December 27, 1996 and December 26, 1997. The selected historical consolidated financial data as of and for the five years ended December 31, 1993, December 30, 1994, December 29, 1995, December 27, 1996 and December 26, 1997 were derived from the audited consolidated financial statements of the Company which for the three years ended December 29, 1995, December 27, 1996 and December 26, 1997 are included elsewhere in this Registration Statement, together with the report thereon of Ernst & Young LLP, independent auditors. The selected historical interim financial data of ACL as of and for the six months ended June 27, 1997 and June 26, 1998 were derived from the unaudited consolidated financial statements of ACL for such periods, which, in the opinion of management of ACL, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented, such adjustments being of a normal recurring nature. Other operating data is derived from non-financial information maintained by the Company. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes thereto of ACL included elsewhere in this Prospectus.

                                                             FISCAL YEARS ENDED                     SIX MONTHS ENDED
                                            ----------------------------------------------------   -------------------
                                            DEC. 31,   DEC. 30,   DEC. 29,   DEC. 27,   DEC. 26,   JUNE 27,   JUNE 26,
                                              1993       1994       1995       1996       1997       1997       1998
                                            --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF EARNINGS DATA:
  Operating revenue......................   $417,234   $448,653   $553,582   $622,140   $618,233   $275,423   $266,858
  Operating expense......................    380,790    393,273    458,126    521,476    559,600    261,872    249,666
  Operating income.......................     36,444     55,380     95,456    100,664     58,633     13,551     17,192
  Other expense..........................      2,369      1,446      1,808      2,726      1,930       (411)       687
  Interest expense.......................     15,654     13,712     11,385     11,780     12,472      6,166      6,068
  Earnings before income taxes...........     18,421     40,222     82,263     86,158     44,231      7,796     10,437
  Income tax expense (benefit)...........      8,384     15,006     30,861     28,733     18,287      3,688    (62,225)
  Net earnings...........................     10,037     25,216     51,402     57,425     25,944      4,108     72,662
OTHER OPERATING DATA:
  Towboats (at period end)...............        134        128        127        148        145        147        145
  Barges (at period end).................      3,353      3,295      3,228      3,718      3,818      3,778      3,833
  Ton-miles (millions, for period
    ended)...............................     45,472     51,274     52,235     55,842     56,026     27,219     26,811
  Tonnage (thousands, for period
    ended)...............................     54,205     59,204     61,055     64,929     65,998     31,989     31,725
OTHER FINANCIAL DATA:
  EBITDA(1)..............................    $63,914    $86,208   $126,208   $135,419    $97,852     34,091     37,074
  Depreciation and amortization..........     29,839     32,274     32,560     37,481     41,149     20,129     20,569
  Property additions.....................     10,448     11,950     33,425     90,551     51,500     38,212     25,034
  Net cash provided (used) by:
    Operating activities.................     47,890     42,820     99,080    113,620     52,069     (4,337)    12,673
    Investing activities.................    (15,940)   (12,271)   (36,504)   (93,655)   (49,300)   (42,050)   (51,022)
    Financing activities.................    (22,411)   (26,278)   (36,226)   (52,484)   (28,134)    38,262     43,826
Ratio of earnings to fixed charges(2)....       2.0x       3.4x       6.9x       5.8x       3.3x       1.8x       2.1x
STATEMENT OF FINANCIAL POSITION DATA (AT
  PERIOD END):
  Cash and cash equivalents..............    $26,182    $30,453    $56,803    $24,284    $(1,081)      (679)     4,396
  Working capital........................     38,750     57,471     71,291     21,005      7,445    (19,298)   (36,210)
  Properties -- net......................    422,692    394,115    394,717    449,221    460,295    467,835    457,341
  Total assets...........................    612,397    607,699    658,499    667,095    632,132    656,763    671,583
  Long-term debt, including current
    portion..............................     69,802     61,724     57,198     52,714     48,230     50,472     45,988
  Shareholder's equity/member's equity...    236,814    255,030    285,932    292,557    299,501    287,166    329,816

---------------
(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBITDA is presented because management believes it is a widely accepted financial indicator used by certain investors and securities analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. The Company understands that while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. See the historical financial statements of ACL and the related notes thereto included elsewhere herein.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus interest expense on indebtedness, amortization of debt discount, the interest portion of fixed rent expense, and undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount, and the interest portion of fixed rent expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of financial condition and results of operations covers periods before the completion of the Transactions. In connection with the Transactions, the Company entered into financing arrangements and altered its capital structure. The results of operations and financial condition for the periods subsequent to the consummation of the Transactions will not necessarily be comparable to prior periods. See "The Transactions," "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data", "Description of the Senior Credit Facilities" and the audited financial statements and notes thereto included elsewhere in this Prospectus.

OVERVIEW

     ACL is an integrated marine transportation and service company, providing barge transportation services. The Company supports its barging operations by providing towboat and barge design and construction, terminal services and ship-to-shore voice and data telecommunications services to the Company and third parties. The Company is the leading provider of river barge transportation throughout the Inland Waterways. In addition, since expanding its barge transportation operations to South America in 1993, the Company has become the leading provider of barge transportation services on the Orinoco River in Venezuela and the Parana/Paraguay River system serving Argentina, Brazil, Paraguay, Uruguay and Bolivia.

     ACL derives its revenues primarily from the transportation of grain, coal, steel and other bulk cargo and liquids in the United States and South America. While the Company's customer base has remained relatively stable and certain of its operations provide relatively steady rate levels and profit margins, its results of operations can be impacted by a variety of external factors. ACL seeks to enter into multi-year contracts at fixed prices (with inflation-indexed escalation and fuel adjustment clauses) with its customers. Approximately 49% of contracts, in tonnage terms, that will be in effect as of July 1, 1998 will be for periods of greater than 18 months. As of July 1, 1998, ACL had contracted to transport 69 million tons domestically in 1998, of which 64 million tons are fixed as to price. The factors that can impact results include fluctuations in rates for shipping grain, which in turn affect rates for shipping other dry cargoes, weather and river conditions and fluctuations in fuel prices. Although revenues from the Company's international operations are denominated in U.S. dollars, the Company's results could be impacted by currency fluctuations.

     The Company historically has pursued a strategy of growth through strategic acquisitions and its results of operations have been significantly enhanced thereby. The Company intends to continue to pursue a strategy of growth, domestically through acquisitions and internationally by establishing operations to serve customers along river systems outside the United States. ACL's acquisitions have included SCNO Barge Lines in 1988, Hines, Inc. in 1991, The Valley Line Company in 1992 and Continental Grain's barging operations in 1996. As part of the Transactions, the Company will be integrating the operations of NMI with its own operations. The size of ACL's fleet over the past three years, and on a pro forma basis to reflect the NMI operations, is as follows:

                        DOMESTIC AND INTERNATIONAL FLEET

                                                                              PRO FORMA
                           DEC. 29, 1995   DEC. 27, 1996   DEC. 26, 1997   DEC. 26, 1997(1)
                           -------------   -------------   -------------   ----------------
Barges
  Covered hoppers........      2,068           2,615           2,758            3,218
  Open hoppers...........        924             865             811              857
  Tankers................        236             238             249              465
                               -----           -----           -----            -----
     Total...............      3,228           3,718           3,818            4,540
                               =====           =====           =====            =====
Towboats.................        127             148             145              201

---------------
(1) Reflects the addition of NMI fleet.

     The average age of the Company's domestic barge fleet is 18.5 years, compared with an industry average of 15.8 years. These barges have an expected life of approximately 25 to 30 years. In addition, ACL operates 189 towboats domestically, with an average age of approximately 23 years. The Company expects to incur significant capital expenditures in the future to maintain or grow the size of its fleet. See "-- Liquidity and Capital Resources."

     The Company intends to rapidly integrate the operations of NMI with those of the Company. Vectura reported operating revenue (including in respect of NMI) of $185.6 million, $141.6 million and $134.8 million during 1995, 1996 and 1997, respectively, a loss from continuing operations before income taxes of $1.0 million and $1.5 million in 1995 and 1997, respectively, and income from continuing operations before income taxes of $1.1 million in 1996. See "Unaudited Pro Forma Combined Financial Data" for figures representing excluded operations of Vectura not being combined as part of the NMI Contribution.

     The Company's operations are conducted through a limited liability company, as a result of which ACL will not itself generally be subject to U.S. Federal or state income tax. Taxable income will be allocated to the equity holders of the Parent and such holders will be responsible for income taxes on such taxable income. The Company intends to make distributions to the Parent which, in turn, will make distributions to its equity holders to enable them to meet all or a portion of their tax obligations with respect to taxable income allocated to them by the Company. The Limited Liability Company Agreement of the Parent (the "LLC Agreement") reduces the amount of tax distributions to CSX (or its affiliate) during the first nine years, which may make additional funds available for use by the Company, subject to the discretion of the Parent. Notwithstanding the foregoing, in certain circumstances the tax distribution provisions of the LLC Agreement permit distributions which could exceed the combined Federal, state, local and foreign income taxes that would be payable with respect to taxable income of the Company for any given period if the Company were a Delaware corporation filing separate tax returns. Such distributions are permitted under the Indenture. See "Certain Relationships and Related Transactions".

     Prior to the Recapitalization, ACL participated in CSX's cash management plan through which the Company's excess cash was advanced to CSX for investment and its cash needs were funded by CSX. In addition, the Company obtained insurance coverage through an insurance company owned by CSX and paid management service fees to CSX of $14.5 million, $15.2 million and $15.0 million in 1995, 1996 and 1997, respectively. The Company anticipates that costs for administrative services in the future will be approximately $1 million per year. In connection with the Transactions all intercompany indebtedness was repaid, and the Company incurred substantial third-party indebtedness. See "-- Liquidity and Capital Resources -- Post-Transactions."

     One of the Company's electric utility customers is in Chapter 11 proceedings. The contract with such customer for the transportation of coal is at attractive margins. The Company expects that the contract will be restructured during 1999 as a long-term contract having a term of at least 5 years as part of such proceedings, and that as a result the revenue from such contract could be reduced by up to $12 to $16 million annually.

RESULTS OF OPERATIONS

     The following table sets forth certain condensed historical financial data for the Company expressed as a percentage of operating revenue for each of the three most recent fiscal years and for each of the two most recent first fiscal quarters:

                                                              FISCAL YEARS ENDED          SIX MONTHS ENDED
                                                        ------------------------------   -------------------
                                                        DEC. 29,   DEC. 27,   DEC. 26,   JUNE 27,   JUNE 26,
                                                          1995       1996       1997       1997       1998
                                                        --------   --------   --------   --------   --------
STATEMENT OF EARNINGS DATA:
  Operating revenue...................................   100.0%     100.0%     100.0%     100.0%     100.0%
  Operating expense...................................    82.8       83.8       90.5       95.1       93.6
                                                         -----      -----      -----      -----      -----
  Operating income....................................    17.2       16.2        9.5        4.9        6.4
  Other expense (income)..............................     0.2        0.5        0.3       (0.1)       0.3
  Interest expense....................................     2.1        1.9        2.0        2.2        2.3
                                                         -----      -----      -----      -----      -----
  Earnings before income taxes........................    14.9       13.8        7.2        2.8        3.9
  Income taxes........................................     5.6        4.6        3.0        1.3      (23.3)
                                                         -----      -----      -----      -----      -----
  Net earnings........................................     9.3%       9.2%       4.2%       1.5%      27.2%
                                                         =====      =====      =====      =====      =====

SIX MONTHS ENDED JUNE 26, 1998 COMPARED TO SIX MONTHS ENDED JUNE 27, 1997

     Operating Revenue. Operating revenue for the six months ended June 26, 1998 decreased $8.6 million or 3.1% to $266.9 million from $275.4 million for the same period in 1997. Domestic barging revenue decreased $22.6 million due to lower rates and ton-miles, partially offset by $9.2 million in increased sales to third party customers at Jeffboat and a $6.6 million increase in international revenues, primarily due to volume. The decrease in revenues attributable to lower rates was approximately $16.0 million and was primarily due to decreased demand for U.S. grain exports resulting from increased production by foreign producers which negatively impacted rate per ton for dry cargo generally. The decrease in domestic ton-miles was due in part to adverse river conditions in early 1998, including extended periods of high water on the Mississippi River, and in part to reduced grain exports.

     Operating Expense. Operating expense for the six months ended June 26, 1998 decreased $12.2 million, or 4.7%, to $249.7 million from $261.9 million. Domestic barging expenses decreased $24.6 million, partially offset by an increase in international barging and Jeffboat expenses of $7.8 million and $6.3 million, respectively, both primarily due to increased volumes. The decrease in domestic barging expenses was due to reduced levels of barge repair, improved barge to towboat ratios, and reduced use of third party towing services. The Company also benefited from decreases in fuel prices and a reduction in variable costs related to reduced ton-miles during the first half of 1998.

     Operating Income. Operating income for the six months ended June 26, 1998 increased $3.6 million to $17.2 million from $13.6 million for the same period in 1997 due to the foregoing factors.

     Other Expense (Income). Other expense for the six months ended June 26, 1998 increased $1.1 million to $0.7 million compared to income of $.4 million for the same period in 1997. The increase is primarily due to an increase in minority interest earnings in South America.

     Earnings Before Income Taxes. Earnings before income taxes for the six months ended June 26, 1998 increased $2.6 million to $10.4 million compared to $7.8 million for the same period in 1997.

     Income Taxes (Benefit). Income taxes for the six months ended June 26, 1998 decreased $65.9 million to a benefit of $62.2 million from an expense of $3.7 million for the same period in 1997. The Company was reorganized as a limited liability company in the second quarter of 1998. Due to the change in the tax status, previously recognized deferred income taxes were reversed resulting in a benefit of approximately $65 million.

     Net Earnings. Net earnings for the six months ended June 26, 1998 increased $68.6 million to $72.7 million from $4.1 million for the same period in 1997 due to the foregoing factors.

YEAR ENDED DECEMBER 26, 1997 COMPARED TO YEAR ENDED DECEMBER 27, 1996

     Operating Revenue. Operating revenue for the year ended December 26, 1997 decreased $3.9 million, or 0.6%, to $618.2 million from $622.1 million for 1996. Domestic barging revenue decreased $30.0 million due to reduced ton-miles and rate per ton. The decrease in domestic ton-miles, reducing revenue by approximately $5.0 million, was due, in part, to adverse river conditions, including severe flooding on the Ohio River and the Upper Mississippi River during the first half of 1997 and, in part, to lower volume driven by reduced U.S. grain exports primarily resulting from increased grain production by foreign producers. Rates decreased approximately $28.0 million. During 1997, rates were negatively impacted by industry-wide vessel overcapacity. The reduction in grain exports also negatively impacted rate per ton for dry cargo generally. The decrease in domestic barging revenue was partially offset by $16.0 million in increased revenues from third-party customers at Jeffboat and a $8.7 million increase in international revenues, primarily due to expansion in Argentina.

     Operating Expense. Operating expense for the year ended December 26, 1997 increased $38.1 million, or 7.3%, to $559.6 million from $521.5 million for 1996. Domestic barging expense increased $9.8 million primarily due to increased operating costs as a result of ice and extreme flooding on the Ohio and Mississippi Rivers, including barge repair, partially offset by improved productivity resulting from the Company's on-going cost control program and lower fuel prices. International barging expense increased $16.3 million due to increased volumes and start-up expansion in Argentina. Jeffboat's expenses increased $11.8 million primarily due to increased production levels.

     Operating Income. Operating income for the year ended December 26, 1997 decreased $42.1 million, or 42.0% to $58.6 million from $100.7 million for 1996 due to the foregoing factors.

     Earnings Before Income Taxes. Earnings before income taxes for the year ended December 26, 1997 decreased $42.0 million, or 48.7% to $44.2 million from $86.2 million for 1996.

     Income Taxes. Income taxes for the year ended December 26, 1997 decreased $10.4 million, or 36.4%, to $18.3 million from $28.7 million for 1996. This decrease was due to lower domestic earnings before income taxes.

     Net Earnings. Net earnings for the year ended December 26, 1997 decreased $31.5 million, or 54.9% to $25.9 million from $57.4 million for 1996.

YEAR ENDED DECEMBER 27, 1996 COMPARED TO YEAR ENDED DECEMBER 29, 1995

     Operating Revenue. Operating revenue for the year ended December 27, 1996 increased $68.5 million, or 12.4%, to $622.1 million from $553.6 million for 1995. Domestic barging revenue increased $59.5 million primarily due to increased tonnage hauled as a result of the January 1996 acquisition of the barging operations of Continental Grain and higher grain freight rates. Grain freight rates were positively impacted by greater U.S. grain exports. International barging revenue increased $9.8 million primarily from operations in Argentina which commenced in 1996.

     Operating Expense. Operating expense for the year ended December 27, 1996 increased $63.4 million, or 13.8%, to $521.5 million from $458.1 million for 1995. This increase was primarily due to increased expenses associated with the Continental Grain barging operations and higher fuel prices and, to a lesser extent, start-up costs in Argentina.

     Operating Income. Operating income for the year ended December 27, 1996 increased $5.2 million, or 5.4%, to $100.7 million from $95.5 million for 1995, due to the foregoing.

     Earnings Before Income Taxes. Earnings before income taxes for the year ended December 27, 1996 increased $3.9 million, or 4.7% to $86.2 million from $82.3 million for 1995.

     Income Taxes. Income taxes for the year ended December 27, 1996 decreased $2.2 million, or 7.1%, to $28.7 million from $30.9 million for 1995. This decrease was due to the effect of international tax planning initiatives.

     Net Earnings. Net earnings for the year ended December 27, 1996 increased $6.0 million, or 11.7% ,to $57.4 million from $51.4 million for 1995.

LIQUIDITY AND CAPITAL RESOURCES

  Historical

     Historically, the Company has used cash generated from operations to fund capital expenditures and acquisitions, repay third-party and intercompany debt and pay dividends.

     Net cash provided by operating activities totaled $99.1 million, $113.6 million and $52.1 million for fiscal 1995, 1996 and 1997, respectively. The decrease in net cash from operating activities in fiscal 1997 compared to fiscal 1996 was primarily attributable to a decrease in net earnings. The increase in net cash from operating activities in fiscal 1996 compared to fiscal 1995 was primarily attributable to an increase in net earnings.

     Net cash from operating activities was used primarily for capital expenditures. Expenditures were $33.4 million, $90.6 million and $51.5 million in fiscal 1995, 1996 and 1997, respectively. Expenditures in 1997 included $24.0 million for domestic marine equipment and $18.5 million for expansion into Argentina. Expenditures in 1996 included $31.0 million for domestic marine equipment, $26.0 million for expansion into Argentina and $17.7 million for the purchase of the barge assets of Continental Grain. In each of fiscal 1995, 1996 and 1997 net cash from operating activities was also used to pay cash dividends to CSX ($20.5 million in 1995, $36.8 million in 1996 and $19.0 million in 1997), and to repay affiliate and long-term debt.

  Post-Transactions

     The Company's principal sources of liquidity are cash flow generated from combined operations and borrowings under the $100.0 million Revolving Credit Facility. The Company's principal uses of capital are to meet debt service requirements, finance the Company's capital expenditures and strategic acquisitions and provide working capital. The Company expects that capital expenditures in 1998 will be approximately $66 million, $25 million of which had been spent as of June 30, 1998. Approximately half of the 1998 capital expenditures has been allocated to international expansion. Similar expenditures are expected in future years to fund international expansion. The Company expects over the next five years to spend significant capital to replace an average of 140 barges per year to maintain current fleet size and to spend additional amounts as part of its growth strategy. If unable to fund such replacement, the Company may be required to delay or forgo capital expenditures. The Company expects that ongoing requirements for debt service, capital expenditures and working capital will be funded by internally generated cash flow from the combined operations after the Recapitalization and borrowings under the Senior Credit Facilities.

     The Company incurred substantial indebtedness in connection with the Transactions. The Company has approximately $745.0 million of indebtedness as compared to $21.6 million of third-party indebtedness and $67.2 million of indebtedness owed to CSX at June 26, 1998. The Company's debt service obligations could have important consequences to holders of the Exchange Notes. See "Risk Factors." Indebtedness is net of $24.4 million of Terminal Revenue Refunding Bonds which were defeased with funds invested in U.S. government obligations deposited in an irrevocable trust.

     In connection with the Transactions, the Company and the Parent entered into the Senior Credit Facilities with the Lenders and Chase, as administrative agent. The Senior Credit Facilities are comprised of the $100.0 million Revolving Credit Facility maturing in 2005, and a term loan facility aggregating $435.0 million, consisting of the Tranche B Term Loan of $200.0 million which matures in 2006 and the Tranche C Term Loan of $235.0 million which matures in 2007. The Tranche B Term Loan will amortize at the rate of $1.0 million per year for years one through five, $20.0 million for year six, $75.0 million for year seven and $100.0 million for year eight, and the Tranche C Term Loan will amortize at the rate of $1.0 million per year for years one through eight and $227.0 million for year nine. The borrowings under the Term Loans, together with the aggregate gross proceeds from the issuance of the Notes, borrowings under the Revolving Credit Facility and proceeds from the Vectura Cash Contribution, were used to consummate the Recapitalization and pay fees and expenses in connection with the Transactions. The Revolving Credit Facility will provide financing for future working capital and other general corporate purposes. See "Description of the Senior Credit Facilities."

     Based upon the current level of operations and anticipated growth, including the NMI operations and cash flow that management expects to be derived from those operations, management believes that future cash flow from operations, together with available borrowings under the Senior Credit Facilities, will be adequate to meet the Company's anticipated cash requirements for the next 12 months, which include capital expenditures (for fleet replacement and international expansion), working capital, interest payments and scheduled principal payments. There can be no assurance, however, that the Company's business, including the NMI operations, will continue to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures after satisfying liabilities arising in the ordinary course of business. If unable to do so, the Company may be required to refinance all or a portion of its existing debt, including the Exchange Notes, to sell assets, to obtain additional financing (including, possibly, a capitalized lease program) or to lease, in lieu of purchasing, additional marine equipment. There can be no assurance that any such refinancing would be possible or that any such sales of assets or additional financing could be achieved. See "Risk Factors."

BACKLOG

     The Company's backlog represents firm orders for barge transportation and marine equipment. The backlog at December 27, 1996 was $1,226.9 million and at December 28, 1997 was $1,120.7 million. The backlog ranges from one to eleven years, with approximately 34% expected to be filled within one year.

SEASONALITY

     The Company's business is seasonal, and its quarterly revenues and profits historically have been lower during the first and second fiscal quarters of the year (January through June) and higher during the third and fourth fiscal quarters (July through December) due to the fall grain harvest. In addition, working capital requirements fluctuate throughout the year. Adverse market or operating conditions during the last four months of the year could have a greater effect on the Company's business, financial condition and results of operations than during other periods.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to extensive Federal, state and local environmental laws and regulations which, among other things, specify requirements for the management of oil, hazardous wastes, and hazardous substances and impose liability for releases of these materials into the environment. As is the case with others in the maritime industry, a release of oil, hazardous waste, hazardous substances or other pollutants into the environment at or by the Company's properties or vessels, as a result of the Company's current or past operations, or at a facility to which the Company has shipped wastes, or the existence of historical contamination at any of the Company's properties, could result in material liability to the Company. The Company endeavors to conduct its operations in a manner that it believes reduces such risks. The Company is in discussions with the EPA, the DOJ and local law enforcement authorities regarding alleged violations of various environmental laws and has also been identified as a PRP with respect to the cleanup of certain waste disposal sites. See "Risk Factors -- Company-Specific
Risks -- Environmental, Health and Safety Requirements."

     Federal, state and local governments could in the future enact laws or regulations concerning environmental matters that affect the Company's operations or facilities, increase the Company's costs of operation, or adversely affect the demand for the Company's services. The Company cannot predict the effect that such future laws or regulations could have on the Company. Nor can the Company predict what environmental conditions may be found to exist at the Company's current or past facilities or at other properties where the Company or its predecessors have arranged for the disposal of wastes and the extent of liability that may result from the discovery of such conditions. It is possible that such future laws or undiscovered conditions could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not anticipate material capital expenditures for environmental controls in the current or succeeding fiscal year. See "Business -- Environmental Matters."

YEAR 2000 ISSUE

     In mid-1997, the Company formed a Year 2000 project team to identify information technology and non-technology systems that require modification for the Year 2000. A project plan has been developed with goals and target dates. The Company's business areas are in various stages of this project plan. Certain changes to the project plan were made to accommodate the integration of the operations of National Marine, Inc. The Company currently expects to have substantially completed programming changes and internal testing of internal mission critical computer systems by July 1999, and to have begun significant enterprise testing of mission critical systems in April 1999, with such enterprise testing continuing through 1999. The Company currently expects to have substantially completed remediation and testing of both information technology and non- technology systems that the Company deems are of high business value and priority by July 1999.

     The Company incurred expenses of $0.9 million throughout 1997 and in the first two quarters of 1998 related to this project, which represents approximately 14% of its total information technology operating expense for the related periods. The remaining cost of the Year 2000 project is presently estimated at $2.6 million which will be expensed as incurred through 2000. A portion of the total Year 2000 project expense is represented by existing staff that has been or will be redeployed to this project. The Company does not believe that the redeployment of existing staff will have a material adverse effect on its business, results of operations or financial position. However, the remaining cost and the date on which the Company believes it will complete the Year 2000 project are based on management's current estimates, which are derived utilizing numerous assumptions of future events including the continued availability of certain staff resources, and are inherently uncertain.

     As a part of its Year 2000 project, the Company is in communication with its mission critical suppliers, large customers and financial institutions and other significant third parties to assess their Year 2000 readiness. Risks associated with any such third parties located outside the United States may be higher insofar as it is generally believed that non-U.S. business may not be addressing their Year 2000 issues on as timely a basis as U.S. businesses.

     The Company believes its planning efforts are adequate to address its Year 2000 concerns. There can be no assurance, however, that the Company's efforts will be successful in a task of this size and complexity. The Company is currently assessing the consequences of its Year 2000 initiative not being completed on schedule or its remediation efforts not being successful. Upon completion of such assessment, the Company will begin contingency planning, including efforts to address potential disruptions in third-party services, such as telecommunications and electricity, on which the Company's systems and operations rely. There can be no assurance that the Company's contingency plans or its efforts with respect to third parties will prevent a material adverse effect on the Company's business, results of operations or financial condition.

CHANGES IN ACCOUNTING STANDARDS

     In 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. Management adopted the provisions of this Statement in 1997.

     In 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained For Internal Use." This Statement requires capitalization of (i) external direct costs of materials and services incurred in developing or obtaining internal-use computer software; (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project and (iii) interest costs incurred in developing computer software for internal use. Costs that are considered to be related to research and development activities would be expensed as incurred. Similarly, training and maintenance costs would be expensed, and allocations to amounts capitalized of general and administrative or overhead costs would not be permitted. Management adopted this Statement with early application in 1997 with no significant effect on the financial statements.

     In February 1998, the FASB issued Statement No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The Statement supersedes the disclosure requirements in Statements No. 87, "Employer's Accounting for Pensions", No. 88, "Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits", and No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." Statement No. 132 eliminates certain existing disclosure requirements, but at the same time adds new disclosures. The Company will adopt the provisions of this Statement in 1998.

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which establishes new rules for the reporting of comprehensive income. The purpose of reporting comprehensive income is to report all changes in equity of an enterprise that result from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners. Statement No. 130 does not specify a format for the financial statement that portrays the components of comprehensive income but requires that a Company display an amount representing total comprehensive income for the periods reported in the financial statement. The Company adopted Statement No. 130 in the first quarter of 1998 but the adoption had no impact on the Company's shareholder's equity or net earnings.

     In April 1998, the AICPA issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5) which requires costs of start-up activities and organizational costs to be expensed as incurred. The Company has historically expensed start-up costs. It will adopt SOP 98-5 in fiscal 1999, and does not anticipate that it will have any significant impact on the Company's financial statements.

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation. This statement is effective for fiscal years beginning after June 15, 1999, but earlier application is encouraged. The Company has not determined when it will adopt Statement No. 133, but expects adoption will not have a significant effect on its financial statements.

                                    BUSINESS

GENERAL

     ACL is an integrated marine transportation and service company, providing barge transportation services. The principal cargoes carried are grain, coal, steel and other bulk commodities and liquids. The Company supports its barging operations by providing towboat and barge design and construction, terminal services and ship-to-shore voice and data telecommunications services to the Company and third parties. The Company is the leading provider of river barge transportation throughout the inland United States and Gulf Intracoastal Waterway Systems, which include the Mississippi, Illinois, Ohio, Tennessee and the Missouri Rivers and their tributaries and the Intracoastal canals that parallel the Gulf Coast (collectively, the "Inland Waterways"). In addition, since expanding its barge transportation operations to South America in 1993, the Company has become the leading provider of barge transportation services on the Orinoco River in Venezuela and the Parana/Paraguay River system serving Argentina, Brazil, Paraguay, Uruguay and Bolivia. The Company believes that its leadership position provides it with significant competitive advantages in terms of its ability to generate revenue, manage costs and expand its operations. For the twelve months ended June 26, 1998, pro forma for the Transactions, the Company generated operating revenue, EBITDA and adjusted EBITDA of $732.3 million, $137.2 million and $146.2 million, respectively.

     The Company's barge fleet is the largest in the United States and comprises approximately 19% of the total dry cargo and 16% of the liquid cargo barge capacity in the United States. The Company's domestic barge fleet consists of 3,068 covered and 776 open barges which are used for the transportation of dry cargo including grain, steel, coal and other bulk cargoes and 446 tankers which are used for the transportation of a variety of chemicals, petroleum and edible oils. The Company's barge fleet is supported by the largest towboat fleet in the United States, consisting of 189 towboats. The Company believes that the size of its towboat fleet allows it to minimize the amount of idle barge time, thereby increasing revenue per barge. The international fleet consists of 114 covered and 113 open hopper barges, 13 tankers, 7 deck barges and 12 towboats.

     The Company, through its Jeffboat LLC ("Jeffboat") subsidiary, designs and manufactures towboats and barges for the Company and third-party customers. Through its American Commercial Terminals LLC ("ACT") subsidiary, which operates 16 river terminal sites along the Inland Waterways, the Company supports its barging operations with transfer and warehousing capabilities for steel, bulk, liquid and other general commodity products moving between barge, truck and rail. Through its Louisiana Dock Company LLC ("LDC") subsidiary, the Company operates 22 facilities throughout the Inland Waterways that provide fleeting, shifting, cleaning and repair services for both towboats and barges, primarily to the Company as well as to third-party customers. The Company, through its Waterway Communications System LLC ("Watercom") subsidiary, is a premier provider of automated ship-to-shore voice and data telecommunications services throughout the Inland Waterways.

COMPANY STRENGTHS

     The Company believes that it benefits from the following competitive strengths:

     Market Leadership. ACL is the premier provider of river barge transportation in North America. The Company leads the industry in terms of revenues, gross tons hauled and fleet size. ACL is the largest provider of dry cargo transportation on the Inland Waterways, with leading positions in grain and bulk cargo shipments. In addition, the Company is among the largest providers of coal river transportation and is the second largest provider of liquid cargo river transportation. In recent years, ACL also has become the leading provider of river barge transportation in South America. The Company believes that its leadership position provides it with significant competitive advantages in terms of its ability to generate revenues, manage costs and expand its operations.

     Full Service Fleet. ACL has the largest fleet on the Inland Waterways, consisting of the largest number of hopper barges and towboats and the second largest number of tankers in the industry. The Company's barge fleet is nearly double the size of that of its largest competitor. The barge fleet meets all current regulatory requirements and has already met the Federal requirement that all tank barges be double-skinned by 2015.

The size and diversity of ACL's fleet allow it to service the most ports with the greatest frequency, thereby providing superior customer service and maximizing profitable backhaul opportunities. These advantages allow ACL to maximize the tonnage that a barge can transport over a given time period, significantly enhancing the Company's ability to generate revenues.

     Long-standing Customer Relationships. ACL has a strong and diverse customer base consisting of several of the leading industrial and agricultural companies in the United States. The Company has a number of long-standing customer relationships, with 20 of ACL's top 25 customers having been customers of the Company for over 20 years. In many cases, these relationships have resulted in multi-year contracts with these customers. Long-term contracts generally provide for minimum tonnage or requirements guarantees, which allow the Company to plan its logistics more effectively. A majority of the Company's contracts for non-grain cargoes are also at a fixed price, increasing the stability and predictability of operating revenue. As of July 1, 1998, ACL had contracted to transport 69 million tons domestically in 1998, of which 64 million tons are fixed as to price.

     Fully Integrated Operator. As a fully integrated inland river transportation company, ACL believes it has a substantial cost advantage over some of its competitors. Through effective coordination of its barging, shipbuilding, terminals, fleeting, repair and communications services, ACL reduces costs while maintaining each business unit's ability to generate third-party revenues. In addition, the Company believes it is a technology leader in the barging industry. ACL has made significant investments that allow it to maximize operating efficiency through technologies such as real-time cargo tracking. This investment in technology strengthens the Company's ability to compete by lowering its cost structure and enhancing the quality of the services and products provided.

     Low Cost Operator. As a fully integrated operator, ACL believes it is able to minimize costs through economies of scale and savings generated across its vertically integrated business lines. In addition, the Company closely manages operating expenses and continuously undertakes cost-cutting initiatives such as a two-year staff review and restructuring effort, the adoption of best practices and the utilization of process improvement teams. These initiatives have resulted in aggregate first-year savings of at least $70 million since 1992. Management believes that many of these savings are recurring in nature.

     Successful Track Record of Integrating Acquisitions. Over the past several years, ACL has been able to successfully complete and integrate multiple large acquisitions, including SCNO Barge Lines, Inc., Hines, Inc., The Valley Line Company and Continental Grain's barging operations. ACL believes that it will be able to use this expertise to rapidly integrate the barge operations of NMI, which are being combined with those of the Company as part of the Recapitalization, permitting it to realize substantial synergies quickly. In addition to the $17.7 million of synergies reflected in adjusted pro forma EBITDA, ACL believes that the integration of NMI's operations into its fleet will improve logistics and thus increase overall fleet capacity, resulting in additional annual operating income of approximately $4 million by fiscal 1999. The Company believes that its previous successes, combined with its size and extensive organizational infrastructure, make it well-positioned to acquire additional barging operators, thereby continuing to improve its cost structure and service capability.

     Management Experience. ACL's senior management team, which has an average of 20 years with ACL and its affiliates and an average of more than 27 years of transportation industry experience, is among the most qualified in the industry. The management team has a detailed knowledge of each of the Company's businesses and markets. Their knowledge and depth of experience will help ACL to continue to improve its competitive position. In addition, the Management Investors will own membership interests in the Parent.

BUSINESS STRATEGY

     The Company's objective is to achieve stable earnings growth in its core barging business as well as its shipbuilding, terminals and communications operations. ACL will continue to build upon its reputation as a leader in the inland river transportation industry. The key elements of the Company's strategy are as follows:

     Improve Operating Efficiency. ACL has focused its efforts on continuously improving its cost structure and operating efficiency. As the largest and only fully integrated barging company, ACL maintains a low cost structure through economies of scale, investment in technology and savings generated from vertical integration. In addition, ACL uses process improvement teams to target specific areas for cost reduction and control. The Company establishes an annual cost reduction target and assigns cross-functional process improvement teams to recommend and implement actions to reduce costs and/or increase efficiency in the targeted areas.

     Grow Through Strategic Acquisitions. The Company intends to pursue synergistic acquisitions in its core business lines. ACL believes that there will continue to be opportunities to make such acquisitions that create value through a combination of enhanced revenue opportunities and cost reductions. In particular, some major companies have recently sold or are considering the sale of their barging operations in an effort to focus on their core business lines. In conjunction with these divestitures, companies often establish long-term shipping contracts with the purchasers of their fleets in order to secure reliable transportation for their cargoes. In 1996, ACL acquired Continental Grain's barge fleet in such a transaction. Based upon the success of this acquisition and other similar transactions, combined with the Company's ability to provide long-term, reliable service to its customers, ACL believes that it is particularly well-positioned to continue to grow through strategic acquisitions.

     Expand Internationally. Over the past several years, the Company has developed a targeted international expansion strategy. ACL initially implemented this strategy by establishing operations to serve a new customer's shipping needs along the Orinoco River in Venezuela. Since then, the focus of ACL's international strategy has been to serve customers that require reliable, low-cost transportation abroad. The Company works closely with current and potential customers to establish mutually beneficial long-term contracts to serve these needs. By following this strategy, ACL has become the leading provider of barge transportation on the Orinoco River in Venezuela and the Parana/Paraguay River system serving Argentina, Brazil, Paraguay, Uruguay and Bolivia. Because the demand for transportation in South America is expected to enjoy rapid and substantial growth, ACL has the opportunity to significantly broaden the scope of its operations. Expansion possibilities include servicing more multinational and local customers, broadening the array of cargoes transported and servicing additional river systems.

     ACL believes that its significant investment in the infrastructure, training and customer service required to operate profitably in South America will not be quickly or easily replicated by competitors. In addition, the Company believes that its expansion strategy can be effectively applied to other foreign markets.

     Continue to Improve Quality. ACL has developed a reputation for having one of the highest quality operations in the inland river transportation industry. The Company has implemented a quality improvement process to ensure that customer requirements are identified and that processes are in place to ensure that those requirements are met. The Company seeks to involve the entire workforce to continually improve these processes on an ongoing basis. The Company's emphasis on quality allows it to provide a superior level of customer service at a competitive price. This reputation as a quality leader enhances ACL's ability to successfully secure valuable contracts and has allowed it to build strong, profitable relationships with its customers.

     Maintain Emphasis on Safety. Through continuous improvements, ACL has greatly improved safety conditions since 1990. During this time, while headcount increased 37% through acquisitions, international expansion and increased Jeffboat production, the safety incident rate improved 69%. The key to ACL's success in reducing workplace injuries has been broad-based work force participation in all safety programs and processes.

INDUSTRY

  Overview

     The U.S. barge industry has experienced modest cargo tonnage growth over the past ten years. Tonnage carried on the Inland Waterways has grown from 570 million tons in 1987 to 622 million tons in 1996 (the latest year for which data are available). During this same time period, the overall barge fleet has grown from 19,967 barges to 21,731 barges.

               TOTAL INLAND WATERWAYS
      -----------------------------------------
             TONNAGE             BARGE FLEET
      ---------------------   -----------------
          (IN MILLIONS)
1987           570                 19,967
1988           588                 20,197
1989           606                 21,131
1990           623                 21,352
1991           600                 21,249
1992           621                 20,799
1993           607                 21,232
1994           618                 21,156
1995           620                 21,280
1996           622                 21,731

     Since 1980, the industry has been consolidating as acquiring companies have moved towards attaining the widespread geographic reach necessary to support major national customers. The Company's management believes that the consolidation process will continue. There are currently five major domestic barging companies that operate more than 1,000 barges. There also are 17 mid-sized operators that operate over 200 barges, and approximately 13% of barging capacity remains in the hands of small carriers that operate fewer than 200 barges. As the industry continues to consolidate, the Company believes that it will be well-positioned to realize cost savings and synergies by merging smaller operators into its existing network.

  Primary Domestic Cargoes

     Domestic barging focuses on five core commodity groups: grain, coal, steel, bulk commodities and liquids.

     Grain

     The United States dominates the world production and export of coarse grain (corn, barley, oats, sorghum and milo), and 70% of historical U.S. coarse grain exports were exported through the Port of New Orleans via the Mississippi River, the center of the Company's North American service area. Corn is the major commodity, accounting for 93% of historical U.S. coarse grain exports through the Port of New Orleans. During the 1990s, U.S. coarse grain exports averaged 57% of total world coarse grain exports, a figure that is projected to increase to 65% by 2003. Most of this increase can be traced to three distinct trends: increased consumption of coarse grain by China (forecasted by the U.S. Department of Agriculture ("USDA") to be a net importer by 2003), increased demand spurred by the overall world population annual growth rate (1.8%) and improving living standards in developing economies.

     While grain is not the largest category of barge transport in terms of tonnage, it is a material driver for the industry's overall freight rate structure for dry cargo movements. Because U.S. grain production and export demand fluctuates, grain cargoes become the swing factor for the industry's utilization rates. In years of high export demand and high domestic production, grain transportation rates tend to increase as shippers compete for barge availability. Rate pressure is exerted as shippers of other commodities using covered barges compete for available capacity, causing the rates for all dry commodities to increase. In years of lower domestic grain production or slack export demand, grain transportation rates tend to decline, easing the rates on alternative cargoes.

     Coal

     From a tonnage standpoint, coal is the barging industry's largest transport commodity. Approximately 170 million tons of domestic coal were moved by water in 1996 (the latest year for which industry data are available). There are three primary sources of demand for coal: utilities (which generally represent over 80% of total demand), industrial and coke producers and exports. Demand, particularly from utilities, remains fairly constant on a year-to-year basis and transportation contracts with utilities are customarily multi-year, fixed price contracts with escalation clauses. The Company believes that utility deregulation should lead to increased demand for coal at river-served utility plants.

     Steel

     Steel is a mature industry that in the recent past has experienced steady, but modest overall growth. Total demand for finished steel products remains in the 100-105 million ton range and riverborne tonnage has been approximately 9-10 million tons per year. However, new mini-mills and their feedstock plants are being located with river access to provide for low-cost transportation, providing an excellent growth opportunity for the barging industry. Industry sources estimate that an additional 14 million tons of mini-mill steel-making capacity will have come on line during the 1990s. The Company believes that continued growth in mini-mills should spur demand for scrap and iron ore, providing additional opportunities for domestic barge operators.

     Bulk Commodities

     Because barging provides a low-cost transportation alternative for high mass/high volume cargoes, many bulk commodity shippers choose barging as their preferred mode of transportation. The primary bulk commodities shipped by domestic barges include alumina, salt, scrubber sorbents, cement, fertilizer and forest products. Criton Corporation ("Criton") estimates that, over the next three years, river-served alumina shipments will remain constant in the 3.0-3.5 million ton range, while fertilizer and salt shipments will remain stable at
11.5 and 6.0 million tons, respectively. In addition, Criton estimates that, over the next three years, overall demand for cement should remain constant, while forest products shipments should experience some growth due to strong export demand as well as increased production by domestic chip mills along the Mississippi River system.

     Liquids

     Liquid cargo transportation provides attractive margins, while exhibiting relatively steady rate levels and profit margin opportunities. Chemicals are the primary liquid cargo handled by liquid barge carriers. These chemicals include: caustic soda, styrene, methanol, ethylene glycol and propylene oxide. Annual growth for these chemicals is expected to be at least 2-3% over the next three years. Approximately 84% of the production capacity of the above-mentioned chemicals is located on the Inland Waterways. The other primary liquid commodities shipped by domestic barges include petroleum products, edible oils, including soybean oil, molasses and ethanol. Annual growth for petroleum products, edible oil and ethanol is expected to be from 1-3%, 1% and 1%, respectively, over the next three years. Safety and quality control are essential factors in serving this market.

  Pricing

     There are essentially three forms of pricing in the barging industry: spot pricing, annual pricing and long-term contract pricing. Spot pricing is determined by a competitive marketplace where barge operators provide their services at the then current rate. The St. Louis Merchants Exchange serves as an indicator of barge transportation spot rates.

     Pricing for annual and long-term contracts involves forecasts of demand conditions. On a customer specific level, there are several important factors in determining barge contract rates. In particular, contracts for larger volumes and longer distances will normally generate lower costs per ton-mile due to the efficiencies gained from carrying full barge loads and the savings associated with keeping towboats fully utilized. In addition, longer term contracts generally provide for fixed pricing with escalation formulas and help to stabilize earnings and produce predictable minimum cash flows.

  Marine Equipment Description

     The barging industry uses two types of equipment to move freight: towboats and barges. The combination of a towboat, which provides power and navigation, and barges, which carry the freight, is referred to as a tow. A tow usually consists of one towboat and from five to 40 barges depending upon the horsepower of the towboat, the river conditions, the load and empty mix of the tow, the direction of travel and the commodity carried.

     Open Hopper Barges

     The open hopper barge is a double-skinned open hopper box without covers. Its inner shell forms the cargo hold. Open hoppers are multi-purpose vessels that carry a wide range of commodities that require no protection from the elements. The most common usage is the transportation of coal. A typical new open hopper barge costs approximately $250,000 and has an expected life of approximately 25 years if it remains uncovered.

     Covered Hopper Barges

     The covered hopper barge is an open hopper barge with a set of eight or nine covers mounted upon it. There are two types of covers: rolling covers and lift covers. Both types of covered hopper barges are used for cargo that needs to be protected from the elements, with lift covers used primarily for grain and rolling covers used for other bulk commodities such as steel, paper, alumina, salt and cement. A typical new covered hopper barge costs approximately $300,000 and has an expected life of approximately 25 years as a covered hopper barge and up to an additional five years as an open hopper barge once the cover is removed.

     Tank Barges

     There are three basic types of tank barges ("tankers") that are currently in use by the domestic barge industry. In the past the most common tanker was the single-skinned type which had a bow and stern void. While these tankers were less costly to manufacture than a double skinned tank barge, any puncture of that single skin would result in a cargo spill and possible environmental damage. Due to these concerns, new environmental legislation requires that these tankers be phased-out by 2015. The single-skinned tanker is being replaced by the double-skinned tanker, which consists of an inner cargo compartment or group of compartments surrounded by a void space on the bow, stern, sides, and bottom. A third type of tanker has independent cylindrical tanks which are similar to a hopper type barge. These tankers most often carry cargoes either under pressure or at high or low temperatures. Tanker costs range from approximately $700,000 for a typical new 10,000 barrel capacity tanker up to approximately $1,500,000 for a typical new 30,000 barrel capacity tanker, and has an expected life of approximately 30 years.

     Deck Barges

     Deck barges are a box type hull with a well-supported deck. Some will have a coaming around the deck area to contain the cargoes they move without spillage. Deck barges are used to transport machinery, containers, vehicles, heavy equipment, sand, stone and gravel. In addition, deck barges are used by dredging companies to move dredge material and by the logging industry to transport logs. A typical new deck barge costs approximately $250,000 and has an expected life of approximately 30 years.

     Towboats

     Towboats are the most expensive floating equipment in a barging operation. A typical new towboat can range in price from $1 million to $8 million depending upon the horsepower that it generates. Horsepower is the key statistic used to compare different towboats since the value of a towboat lies in the number of barges that it can effectively push and maneuver. Much of barging logistics is dedicated to generating optimal barge/ horsepower matches while minimizing the time that towboats remain in port. The average towboat has an expected life of approximately 40 years.

COMPANY OPERATIONS

  Domestic Barging

     ACL is the leading provider of barge transportation in the United States, operating over nearly 11,000 miles of the Inland Waterways and transporting a wide variety of commodities, including coal, corn, soybeans, liquids, steel and bulk commodities. ACL is ranked first in the United States in terms of revenues, barges operated and gross tons hauled. With 3,844 dry cargo hopper barges and 446 tankers, all of which are double-skinned tankers, ACL's barge fleet accounts for 19% of the domestic industry's dry cargo fleet and 16% of the tanker fleet. Of ACL's 3,844 dry cargo hopper barges and 446 tankers, 765 and 40 are operated by ACL pursuant to charter agreements, respectively. The charter agreements have expiration dates ranging from one to four years. The Company expects generally to be able to renew such charter agreements as they expire.

                    DOMESTIC FLEET PROFILE BY BARGE TYPE(1)

                                                                                    AVERAGE AGE
                                                                                -------------------
                                                                % OF TOTAL                  TOTAL
                                                                   BARGE                    BARGE
                                                     NUMBER        FLEET        COMPANY     FLEET
                                                     ------    -------------    -------    --------
BARGES
  Covered hoppers..................................  3,068         24.7%         17.2        15.9
  Open hoppers.....................................    776         12.2%         22.7        13.5
  Tankers..........................................    446         15.9%         19.7        20.5
                                                     -----         ----          ----        ----
          Total....................................  4,290         18.9%         18.5        15.9
                                                     =====         ====          ====        ====

---------------
(1) Excludes marine equipment used in international operations. See "-- International Barging."

     In addition, ACL operates 189 towboats with an average age of approximately 23 years. No comparative industry data is available with respect to towboats. Of ACL's 189 towboats, 45 are operated by ACL pursuant to charter agreements. The charter agreements have expiration dates ranging from one to five years. The Company expects to be able to renew such charter agreements as they expire.

     The size and diversity of ACL's towboat fleet allows it to deploy the towboats to the portions of the Inland Waterways where they can most effectively operate. For example, ACL's towboats that have in excess of 8,000 horsepower operate with tow sizes of 30 to 35 barges along the lower Mississippi River where the river channels are wider and there are no restricting locks and dams. ACL's 5,600 horsepower towboats operate along the Ohio, upper Mississippi and Illinois Rivers where the river channels are narrower and restricting locks and dams are more prevalent. ACL deploys its smaller horsepower towboats for shuttle and harbor services.

                       DOMESTIC TOWBOATS BY HORSEPOWER(1)

                                                              NUMBER OF    AVERAGE
                         HORSEPOWER                           TOWBOATS       AGE
                         ----------                           ---------    -------
6,700 - 10,500..............................................      16        20.5
5,000 - 6,500...............................................      53        23.5
1,950 - 4,900...............................................      35        25.2
1,800 and below.............................................      85        22.1
                                                                 ---        ----
     Total..................................................     189        22.9
                                                                 ===        ====

---------------
(1) Towboats owned and chartered.

     ACL's barging operations focus on five core commodity groups: grain, coal, steel, bulk cargo and liquids. In terms of annual riverborne tonnage, ACL is the leading grain transporter in the industry and is the second largest liquids transporter in the United States. In terms of tonnage, bulk/steel is ACL's largest transport commodity with coal and grain second and third, respectively. Bulk/steel is also the Company's largest source of revenue, with grain and liquids transport second and third, respectively.

                  ACL DOMESTIC BARGING OPERATIONS BY COMMODITY

                                     1995                              1996                              1997
                       --------------------------------  --------------------------------  --------------------------------
                       REVENUE     %    TONNAGE     %    REVENUE     %    TONNAGE     %    REVENUE     %    TONNAGE     %
                       -------   -----  -------   -----  -------   -----  -------   -----  -------   -----  -------   -----
                                                        (DOLLARS AND TONNAGE IN MILLIONS)
Grain................   $146      26.0    14       19.7   $162      26.3    18       24.7   $134      23.1    17       23.0
Coal.................     94      16.8    25       35.2     89      14.5    22       30.1     88      15.1    22       29.7
Bulk/Steel...........    136      24.2    21       29.6    169      27.5    23       31.5    158      27.2    24       32.4
Liquids..............    108      19.3    11       15.5    110      17.9    10       13.7    116      20.0    11       14.9
Other(1).............     77      13.7    --        0.0     85      13.8    --        0.0     85      14.6    --        0.0
                        ----     -----    --      -----   ----     -----    --      -----   ----     -----    --      -----
        Total........   $561     100.0    71      100.0   $615     100.0    73      100.0   $581     100.0    74      100.0
                        ====     =====    ==      =====   ====     =====    ==      =====   ====     =====    ==      =====

---------------
(1) Includes towing and demurrage.

     To support the Company's domestic barging operations, ACL operates 22 shore-based facilities throughout the Inland Waterways that provide fleeting, shifting, cleaning and repair services for both towboats and barges, including five towboat dry-docks and nine barge dry-docks.

  International Barging

     ACL launched its international barging operations in South America in 1993. The Company currently operates on the Orinoco River, with headquarters in Puerto Ordaz, Venezuela, and on the Parana/Paraguay River system, with headquarters in Rosario, Argentina. A significant portion of the Company's planned capital expenditures for the next few years will be dedicated to international growth. While South American operations generated only 5% of ACL's 1997 operating revenue, management expects revenues from South American operations to increase significantly in the coming years. The Company's expansion in South America has been effected by introducing new equipment and technology to the South American river systems, transplanting systems used in the United States and developing new processes to meet local requirements. ACL expects to use its expertise to expand its barging operations into new regions. For fiscal years 1996 and 1997, the Company's international operations generated revenue of $27.4 million and $36.0 million, generated operating profit of $10.6 million and $3.0 million, and had assets of $72.5 million and $89.5 million, respectively.

                   INTERNATIONAL FLEET PROFILE BY BARGE TYPE

                                                              NUMBER    AVERAGE AGE
                                                              ------    -----------
BARGES
  Covered hoppers...........................................   114          5.0
  Open hoppers..............................................   113         15.2
  Tankers...................................................    13          4.6
  Deck......................................................     7          2.9
                                                               ---         ----
          Total.............................................   247          9.6
                                                               ===         ====

     Of ACL's international barge fleet, 19 dry cargo barges are operated by ACL pursuant to charter agreements with expiration dates of one year. The Company expects generally to be able to renew such charter agreements as they expire. In addition, ACL operates 12 towboats in South America.

  Barge and Towboat Design and Manufacturing

     Jeffboat manufactures both towboats and barges for the Company and third-party customers primarily for inland river service, but also produces equipment for coastal and offshore markets. Jeffboat has long been recognized as a leader in inland marine technology, incorporating designs and propulsion systems derived from ongoing model basin studies. Jeffboat also provides around-the-clock vessel repair services, including complete dry-docking capabilities, back-up support for emergency cargo salvage and equipment recovery, and full machine shop facilities for repair and storage of towboat propellers, rudders and shafts.

     The Company is Jeffboat's largest customer. Approximately 28% of Jeffboat's 1998 shipbuilding capacity is committed to ACL. The Company believes that the partnership between its barging operations and Jeffboat is a competitive advantage for ACL, permitting optimization of construction schedules and asset utilization between ACL's internal requirements and sales to third-party customers and giving Jeffboat's engineers an opportunity to collaborate with ACL's barge operations on innovations that optimize towboat performance and barge life.

  Terminals

     The Company's ACT subsidiary operates 16 river terminal sites along the Inland Waterways. Most terminals offer transfer and warehousing capabilities for steel, bulk, liquid and other general commodity products moving between barge, truck and rail. Seven of the facilities in the Memphis and Arkansas areas are jointly owned with Mid-South Terminal Company, L.P., an unaffiliated third party. The focus of the Company's terminal operations is to support ACL's core barging operations. As a result, the terminal group primarily pursues opportunities that fit well with ACL's barging patterns and the majority of the terminals' tonnage is transported by ACL barges. ACT operates terminal facilities in Jeffersonville, Indiana, Louisville, Kentucky, Cincinnati, Ohio, Evansville, Indiana, Guntersville, Alabama, Omaha and Nebraska City, Nebraska, St. Louis, Missouri, Memphis, Tennessee, West Memphis, Arkansas, Helena, Arkansas, Osceola, Arkansas, Pine Bluff, Arkansas and Fort Smith, Arkansas.

  Ship-to-Shore Telecommunications Services

     Watercom is the premier provider of automated ship-to-shore voice and data telecommunications services throughout the Inland Waterways. Watercom is comprised of 55 shore stations with approximately 1,000 installed units on towboats and other vessels throughout the Inland Waterways. Through the Watercom connection, customers can send and receive both phone calls and faxes, receive data to on-board computers and maintain radio communications for all areas where there is no phone connection. The Company is able to utilize this technology to integrate towboat locations with ACL's barge tracking software to obtain relative tracking of its towboat locations and thereby provide its barging customers with real-time updates of cargo arrivals.

CUSTOMERS

     The Company's main domestic barging customers include many of the nation's major industrial and agricultural companies. The Company enters into a wide variety of short and long-term contracts with these customers ranging from annual one-year contracts to multi-year extended contracts with inflation adjustments. Approximately 50% of ACL's annual capacity is currently under multi-year contracts. ACL's top 25 domestic barging customers accounted for 43% of ACL's fiscal 1997 pro forma consolidated operating revenue. No customer, or group of customers under common control, accounted for more than 10% of the Company's fiscal 1997 pro forma consolidated operating revenue.

SALES AND MARKETING

     The Company's sales and marketing department manages its sales efforts by commodity, with specialized market knowledge in each area. In addition to negotiating annual and multi-year contracts, the sales and support staff maintains contact with customers to fulfill day-to-day contractual requirements. The primary efforts of the sales staff are oriented toward building and maintaining long-term relationships with the major shippers in each commodity area. The distribution services group matches daily customer shipping requirements to the barge fleet locations for maximum logistical efficiency. Where possible, the sales force also works closely with customers to package complete transportation arrangements through Company terminal locations.

     The Company is implementing a 24-hour planning center, scheduled to be operational by the fall of 1998, to provide around-the-clock customer contact and planning capability. In addition to superior customer service, another anticipated benefit of the Planning Center is improved communication between vessels and office staff for improved logistics and asset utilization.

COMPETITION

     The Company's barging operations compete on the basis of price, service and equipment availability. Primary competitors of the Company's barging operations include other barge lines, railroads, trucks and pipelines. Barge transportation provides the lowest unit cost of delivery of any major form of transportation for high volume, bulk products, delivering 12% of the volume of U.S. freight for 2% of the total U.S. freight cost, according to data available from the USDT. One standard hopper barge has the equivalent carrying capacity of 15 railcars or 58 trucks. In areas where shippers have access to water transportation, the rate per ton-mile is significantly less than rail rates and approximately 10% to 20% of truck rates. While it is generally less expensive to move large volumes of certain liquids by pipeline when both the origin and destination have a direct connection to the pipeline, barge transportation of liquids has greater flexibility with respect to the origins and destinations that can be served.

     The Company considers Jeffboat's major competitor to be Trinity Industries Inc. which operates seven inland shipyards and which the Company estimates manufactures approximately 63% of the new supply of barges. The Company believes that in addition to Trinity, Jeffboat's other competitors include Bollinger Machine Shop and Shipyard, Inc. and Galveston Shipbuilding Company for barges and Halter Marine, Inc. and Quality Shipyards, Inc. for towboats, all of which are located primarily on the Gulf of Mexico.

     Competition within the barging industry for major commodity contracts is intense. There are a number of companies offering transportation services on the Inland Waterways. Carriers compete not only on the basis of commodity shipping rates, but also with respect to value-added services, including more convenient and flexible scheduling, more timely information and better equipment. The Company believes its vertical integration provides it with a competitive advantage. ACL utilizes its tow and barge repair and vessel fleeting facilities, Jeffboat's shipbuilding capabilities, ACT's geographically broad-based terminals and Watercom's ship-to-shore voice and data telecommunications services to offer a combination of competitive pricing and high quality service.

     The following table sets forth the leading domestic barge operators in the United States:

                 DRY CARGO
-------------------------------------------
                                % OF TOTAL
                       BARGES   BARGE FLEET
                       ------   -----------
ACL(1)...............   3,844      19.3%
Midland..............   2,298      11.6%
ARTCO................   1,890       9.5%
Ingram...............   1,586       8.0%
Peavey...............   1,523       7.7%
                       ------      ----
Top 5................  11,141      56.1%
Total................  19,875
                       ======

                  LIQUID
-------------------------------------------
                                % OF TOTAL
                       BARGES   BARGE FLEET
                       ------   -----------
Kirby................    513       18.3%
ACL(1)...............    446       15.9%
Hollywood............    255        9.1%
Marathon.............    169        6.0%
Ingram...............    129        4.6%
                       -----       ----
Top 5................  1,512       53.8%
Total................  2,809
                       =====

                ALL BARGES
-------------------------------------------
                                % OF TOTAL
                       BARGES   BARGE FLEET
                       ------   -----------
ACL(1)...............   4,290      18.9%
Midland..............   2,298      10.1%
ARTCO................   1,960       8.6%
Ingram...............   1,715       7.6%
Peavey...............   1,523       6.7%
                       ------      ----
Top 5................  11,786      51.9%
Total................  22,684
                       ======

---------------
(1) Pro forma for the NMI Contribution.

PROPERTIES

     The Company operates numerous land-based facilities that support its overall marine operations. These facilities include a major new construction shipyard, two repair shipyards, 16 terminal facilities for cargo transfer and handling throughout the river system, 22 facilities for the staging, interchange and repair of barges and towboats and a corporate office complex in Jeffersonville, Indiana.

     The significant facilities among these properties include:

     - The Jeffboat shipbuilding facility in Jeffersonville, Indiana is the largest single shipyard facility on the Inland Waterways. It is situated on 86 acres with 5,600 feet of frontage on the Ohio River across from Louisville, Kentucky. There are 38 buildings on the property comprising a total of 305,000 square feet under roof.

     - The LDC repair shipyard and office facility in Harahan, Louisiana is located on 94 acres of property along the Mississippi River immediately upstream from New Orleans. The facility includes several drydocks, machine shop, warehouse and office facility.

     - The Company's main office complex is located on 22 acres in Jeffersonville, Indiana. The main building has approximately 140,000 square feet and five outlying buildings have a total of 25,000 square feet.

GOVERNMENT REGULATION

  General

     The Company's business is materially affected by government regulation in the form of international treaties, conventions, national, state and local laws and regulations, and laws and regulations of the flag nations of the Company's vessels, including laws relating to the discharge of materials into the environment. Because such conventions, laws and regulations are regularly reviewed and revised by the issuing governmental bodies, the Company is unable to predict the ultimate costs or impacts of compliance. In addition, the Company is required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to its business operations. The kinds of permits, licenses and certificates required depend upon such factors as the country of registry, the commodity transported, the waters in which the vessel operates, the nationality of the vessel's crew, the age of the vessel and the status of the Company as owner, operator or charterer. The Company believes that it currently has or can readily attain all permits, licenses and certificates necessary to permit its vessels to operate in their current trades. See "-- Environmental Matters."

     The Company's domestic transportation operations are subject to regulation by the United States Coast Guard, Federal laws, state laws and certain international conventions.

     The Company's inland tank barges are inspected by the United States Coast Guard and carry certificates of inspection. The Company's towing vessels and dry cargo barges are not subject to United States Coast Guard inspection requirements.

  Jones Act

     The Jones Act is a Federal cabotage law that restricts domestic marine transportation in the United States to vessels built and registered in the United States. Furthermore, the Jones Act requires that the vessels be manned by United States citizens and owned by United States citizens. For corporations to qualify as U.S. citizens for the purpose of domestic trade, 75% of the corporations' beneficial stockholders must be United States citizens. The Company presently meets all of the requirements of the Jones Act for its owned vessels.

     Compliance with United States ownership requirements of the Jones Act is very important to the operations of the Company and the loss of Jones Act status could have a significant negative effect for the Company. The Company monitors the citizenship requirements under the Jones Act of its employees and beneficial equity holders and will take action as necessary to ensure compliance with the Jones Act requirements.

     During the past several years, the Jones Act cabotage laws have been challenged by interests seeking to facilitate foreign flag competition for trade reserved for U.S. flag vessels under the Jones Act. These efforts have been consistently defeated by large margins in the United States Congress. The Company believes that continued efforts may be made to modify or eliminate the cabotage provisions of the Jones Act. If such efforts are successful so as to permit foreign competition, it could have an adverse effect on the Company.

  User Fees and Fuel Tax

     Federal legislation requires that inland marine transportation companies pay a user fee in the form of a tax based on propulsion fuel used by vessels engaged in trade along inland waterways that are maintained by the Army Corps of Engineers. Such user fees are designed to help defray the costs associated with replacing major components of the waterway system, including dams and locks, and to build new projects. A significant portion of the inland waterways on which the Company's vessels operate are maintained by the Corps of Engineers.

     The Company presently pays a Federal fuel tax of 24.4 cents per gallon. In the future, existing user fees may be increased, and additional user fees imposed, to defray the costs of inland waterways infrastructure and navigation.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to extensive Federal, state and local environmental laws and regulations which, among other things, specify requirements for the management of oil, hazardous wastes, and hazardous substances and impose liability for releases of these materials into the environment. The Company devotes resources toward achieving and maintaining compliance with environmental requirements. The Company believes, except as otherwise set forth herein, that it is in material compliance with environmental requirements and that noncompliance is not likely to have a material adverse effect on the Company. However, there can be no assurance that the Company will be at all times in material compliance with all environmental requirements. The Company does not anticipate material capital expenditures for environmental controls in the current or succeeding fiscal year.

     As is the case with others in the maritime industry, a release of oil, hazardous waste, hazardous substances or other pollutants into the environment at or by the Company's properties or vessels, as a result of the Company's current or past operations, or at a facility to which the Company has shipped wastes, or the existence of historical contamination at any of the Company's properties, could result in material liability to the Company. The Company conducts loading and unloading of dry commodities, liquids and scrap materials in and near waterways. Such operations present a potential that some such materials might be spilled into a waterway thereby exposing the Company to potential liability. While the amount of such liability could be material, the Company endeavors to conduct its operations in a manner that it believes reduces such risks.

     Federal, state and local governments could in the future enact laws or regulations concerning environmental matters that affect the Company's operations or facilities, increase the Company's costs of operation, or adversely affect the demand for the Company's services. The Company cannot predict the effect that such future laws or regulations could have on the Company. Nor can the Company predict what environmental conditions may be found to exist at the Company's current or past facilities or at other properties where the Company or its predecessors have arranged for the disposal of wastes and the extent of liability that may result from the discovery of such conditions. It is possible that such future laws or undiscovered conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

     The EPA and the DOJ have alleged that the Mid-South Terminal Company ("MSTC") violated provisions of the Federal Clean Water Act by spilling scrap metal into the McKellar Lake during barge loading operations at an MSTC terminal located near Memphis, Tennessee. The Company holds a 50% interest in MSTC, which is a joint venture between American Commercial Terminal-Memphis, Inc. and Mid-South Terminal Company L.P. DOJ indicated it may bring criminal charges against MSTC with regard to the alleged violations. MSTC has been engaged in discussions with the DOJ to resolve this matter. Based on these discussions, the Company anticipates that a fine is likely to be assessed by DOJ. The Company anticipates that any fine assessed by DOJ is not likely to be material. As part of the resolution, MSTC may be required to remove spilled scrap metal from the lake.

     Tiger Shipyard ("Tiger") entered a plea of no contest in Louisiana State District Court on September 25, 1998 to one count of a multiple count indictment concerning alleged environmental infractions during the early 1990's. The one count pertained to alleged non-permitted discharge of contaminated barge wash water into the Mississippi River. As part of a comprehensive plea agreement, Tiger agreed to pay a fine of $420,000. The State District Court dismissed all other counts against the Company, dismissed all counts against all individual employees, and the United States Attorney's Office for the Middle District of Louisiana also agreed to close its investigation involving the Company. This plea agreement was not related to the facts and circumstances involved with Tiger's petition for reimbursement from the Federal Superfund for other clean up activities and costs. Tiger intends to proceed with that claim.

     Vectura has received an order from the EPA under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Superfund clean-up statute, regarding contamination at the former Dravo Mechling property in Seneca, Illinois. The Order required that Vectura perform site sampling and possible future remediation at the site. Based on the investigation of the site to date, the Company and its consultants believe that extensive further remediation will be unnecessary but are awaiting the EPA's review and proposed clean-up standards. The Company believes that its liability at the Seneca site is not likely to be material.

     The Company is involved as a potentially responsible party ("PRP") with respect to the clean-up of hazardous waste disposal sites (Superfund Sites) identified under CERCLA and similar state laws. While CERCLA authorizes joint and several liability for remediation costs at clean-up or remediation sites, as a practical matter, such costs are typically allocated among the waste generators and other involved parties.

     Jeffboat was named a PRP at the Third Site in Zionsville, Indiana. Jeffboat estimates that its share of costs for the remaining phases of clean-up at the Third Site will not be material. Jeffboat has also received notice of potential liability with regard to waste allegedly transhipped from the Third Site to the Four County Landfill in Rochester, Indiana. At this time, there is no estimate of Jeffboat's potential liability with respect to the Four County Landfill, but the Company does not believe such liability is likely to be material.

     American Commercial Barge Line was named as a PRP at the Southern Shipbuilding facility in Slidell, Louisiana. At this time, there is no estimate of potential liability with regard to the Southern Shipbuilding site, but the Company does not believe such liability is likely to be material.

     The Company has also received notice that certain barges formerly owned by SCNO Barge Line, Inc. and The Valley Line Company (companies from which ACL purchased assets) also allegedly sent waste to the Southern Shipbuilding Superfund site prior to ACL's purchase of such assets from these companies. ACL believes that it is not responsible for such waste and also believes it is indemnified for such claims under the respective Asset Purchase Agreements. The Company has provided notice of claims for indemnification pursuant to such Asset Purchase Agreements.

     NMI has been named as a PRP at the SBA Shipyard site in Houma, Louisiana. The Company believes that its share of costs at the SBA Shipyard site is not likely to be material.

     Because CERCLA liability is retroactive, it is possible in the future that the Company may be identified as a PRP with respect to other waste disposal sites, where wastes generated by the Company have been transported and disposed.

     As of June 26, 1998, the Company had accruals of approximately $1.1 million for environmental matters including $400,000 for Tiger Shipyard which was paid in September 1998. Given the uncertainties associated with such matters, there can be no assurance that liabilities will not exceed reserves.

OCCUPATIONAL HEALTH AND SAFETY MATTERS

     The Company's domestic vessel operations are primarily regulated by the United States Coast Guard for occupational health and safety standards. The Company's domestic shore operations are subject to the United States Occupational Safety and Health Administration regulations. While there can be no assurance that the Company is at all times in complete compliance with all such regulations, the Company believes that it is in material compliance with such regulations, and that any noncompliance is not likely to have a material adverse effect on the Company. There can be no assurance, however, that claims will not be made against the Company for work related illness or injury, or that the further adoption of occupational health and safety regulations in the United States or in foreign jurisdictions in which the Company operates will not adversely affect the Company's business, financial condition and results of operations.

     The Company endeavors to reduce employee exposure to hazards incident to its business through safety programs, training and preventive maintenance efforts. The Company emphasizes safety performance in all of its operating divisions. The Company believes that its safety performance consistently places it among the industry leaders as evidenced by what it believes are lower injury frequency levels than many of its competitors. The Company participates in the American Waterway Operators Responsible Carrier Program which is oriented to enhancing safety in vessel operations.

INTELLECTUAL PROPERTY

     The Company registers some of its material trademarks, tradenames and copyrights and has acquired patent protection for some of its proprietary processes. The Company has current trademark rights to conduct its business.

INSURANCE

     The Company maintains protection and indemnity insurance ("P&I") to cover liabilities arising out of the ownership and operation of marine vessels. The Company maintains hull and machinery insurance policies on each of its vessels in amounts related to the value of each vessel. Each vessel is insured at its current fair market value; however, hull damage claims are subject to an annual aggregate deductible of $2.0 million. The Company maintains coverage for shore-side properties, shipboard consumables and inventory, spare parts, worker's compensation, and general liability risks. The Company maintains primary insurance and third party guaranty agreements as to its statutory liabilities for discharges of oil or hazardous substances under the Oil Pollution Act of 1990. In the future, the Company may elect to self-insure such primary statutory liability amounts; however, the Company currently maintains and expects to continue to maintain excess coverage for pollution liability. All insurance policies have been obtained and arranged through the Aon Insurance Brokerage Syndicate, other brokers or direct placement with commercial insurers, and maintained with underwriters in the U.S., British and other markets. Insurance premiums for the coverages described above will vary from year to year depending upon the Company's loss record and market conditions. In order to reduce premiums, the Company maintains certain per occurrence deductible, annual aggregate deductible and self-insured retention levels that it believes are prudent and generally consistent with those maintained by other shipping companies.

LEGAL PROCEEDINGS

     The Company is named as a defendant in various lawsuits that have arisen in the ordinary course of its business. Claimants seek damages of various amounts for personal injuries, property damage and other matters. All material claims asserted under lawsuits of this description and nature are covered by insurance policies. The Company is not aware of any litigation that would be deemed material to the financial condition, results of operations or liquidity of the Company that is not covered by insurance coverages and policies. For a discussion of environmental legal proceedings, see "-- Environmental Matters."

EMPLOYEES

     As of June 30, 1998, on a consolidated basis, the Company employed approximately 4,140 individuals. Of this total, 745 individuals were engaged in shore-side management and administrative functions, 2,110 individuals were employed as boat officers and crew members on the Company's marine vessels, 1,140 individuals were engaged in production and repair activities at the Company's shipyard facilities, 70 individuals were employed by the Company's Watercom communication unit, and 75 individuals were employed in production and hourly work activities at the Company's terminals. Approximately 1,025 of the Company's U.S. shore-side employees are represented by unions. Most of these unionized employees (approximately 985) are represented by the International Brotherhood of Teamsters at the Company's Jeffboat shipyard facility.

     The Company's combined barging operations employ 540 boat officers as pilots and captains. On April 4, 1998, a labor organization, Pilots Agree, called for an industry-wide work stoppage. Twenty-eight of the Company's boat officers joined the work stoppage. The National Labor Relations Board, in a previous ruling, held that the Company's pilots and captains are supervisors and, therefore, are not covered by the National Labor Relations Act. The Company has refused to recognize or bargain with Pilots Agree. The work stoppage has terminated and had no effect on the Company's marine operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE PARENT AND ACL; BOARD OF MANAGERS OF THE PARENT

     The Executive Officers of the Parent and ACL are:

                               EXECUTIVE OFFICERS

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Michael C. Hagan..........................   51    President and Chief Executive Officer
Robert W. Greene III......................   58    President -- Jeffboat and American
                                                   Commercial Terminals
Michael A. Khouri.........................   48    Sr. Vice President -- Corporate Services
Daniel J. Marquitz........................   55    Sr. Vice President -- Marketing &
                                                   Distribution Services
Martin K. Pepper..........................   44    Sr. Vice President -- International
Larry J. Weas.............................   62    Vice President -- Human Resources
William N. Whitlock.......................   56    Sr. Vice President -- Transportation
                                                   Services
James J. Wolff............................   40    Sr. Vice
                                                   President -- Finance/Administration and
                                                     Chief Financial Officer

     The members of the Board of Managers of the Parent (the "Board of Managers") are as follows.

                        BOARD OF MANAGERS OF THE PARENT

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
David Wagstaff III........................   60    Chairman
Stuart Agranoff...........................   49    Member
Steven Anderson...........................   50    Member
Mark G. Aron..............................   55    Member
David H. Baggs............................   39    Member
Ellen M. Fitzsimmons......................   38    Member
Paul R. Goodwin...........................   55    Member
Michael C. Hagan..........................   51    Member
Richard E. Mayberry, Jr...................   45    Member
David F. Thomas...........................   48    Member

     MICHAEL C. HAGAN President & Chief Executive Officer, graduated from Brescia College with a B.S. in Business Administration and joined the Company in 1970. He has served as President and Chief Executive Officer of American Commercial Lines since 1991. Prior to that, he held a series of positions of increasing responsibility with ACL and CSX.

     ROBERT W. GREENE III is a graduate of Georgia Tech with a B.S. in Chemical Engineering. He received his MBA from Harvard Business School in 1963. He began his career with ACL in 1968. In 1980 he was named President of Jeffboat and was appointed President-Chief Operating Officer of American Commercial Marine Service Company (now named American Commercial Terminals) in 1986.

     MICHAEL A. KHOURI is a 1971 graduate of Tulane University with a B.A. in Economics. He received his J.D. from the University of Louisville -- Brandeis Law School in 1980 and completed the Advanced Management Program at Harvard Business School in 1996. He was named chief legal officer in 1988. Prior to joining ACL in 1979, he worked at the Crounse Corporation.

     DANIEL J. MARQUITZ received a B.S. degree in Business from Washington University as well as an A.D. in Transportation/Traffic Management. He joined ACL as chief sales and marketing officer in 1992 after serving with several commodity and transportation companies. From 1987 until he came to ACL, he was the President of The Valley Line Company -- Sequa Corporation.

     MARTIN K. PEPPER is a 1976 graduate of Tulane University with a B.S. in Mechanical Engineering. He received his MBA from Harvard Business School in 1980. Prior to joining ACL in 1997 as VP for fleet maintenance, he served for sixteen years as an operations officer with Canal Barge Line and served in sales and marketing for Tidewater Barge Line from 1990 to 1997. He was appointed chief of international business development in August 1998.

     LARRY J. WEAS graduated from the University of Louisville with a B.S. degree in Commerce and earned his Masters Degree in Counseling from the University of North Florida. He joined a CSX predecessor railroad in 1953 and has served in a number of staff and human resource positions with CSX before joining ACL as its chief human resource officer in 1992.

     WILLIAM N. WHITLOCK is a 1964 graduate of the University of Louisville -- Speed Scientific School with a B.S. in Engineering. He devoted fifteen years of his career to the U.S. Army Corps of Engineers in positions of increasing authority prior to joining ACL in 1979. He has served as the chief transportation officer since 1982.

     JAMES J. WOLFF graduated from the University of Texas in 1979 with a B.A. degree. From 1979 to 1986, he was with Texas Gas Exploration, a CSX subsidiary. In 1986, he joined CSX and transferred to ACL in 1992 as Senior Vice
President -- Finance. He was appointed chief of international business development in 1996 and returned to the CFO position in August 1998.

     DAVID WAGSTAFF III has served as President and Chief Executive Officer of Vectura Group, Inc. since 1993. He was previously the Principal in a private consulting business and has worked in various executive capacities at the Equitable Life Assurance Company and Citicorp.

     STUART AGRANOFF graduated from Fordham University with a B.S. degree in 1973. Mr. Agranoff has served as Vice President and Chief Financial Officer of Citicorp Venture Capital, Ltd., Court Square Capital Limited, 399 Venture Partners, Inc. and Citicorp Capital Investors, Ltd. since 1988. From 1981 until 1988, he was Vice President and Chief Financial Officer of Citicorp Corporate Finance. Mr. Agranoff has served on the Board of Directors of Beverage Canners and Farm Fresh. He is currently also a director for Express Messenger and is a general partner of Murphy & Partners.

     STEVEN A. ANDERSON has served as President and Chief Executive Officer of Hancor, Inc., a manufacturer of plastic drainage pipes, and as a turnaround consultant to Citicorp Venture Capital, Ltd. since 1993. Prior to that, he served as a Director, Credit Officer in the Capital Markets and Treasury Group for Swiss Bank Corporation from 1992 to 1993. He has also served as Vice President for the North America Business Risk Review and as Vice President for the Investment Banking Group of Citibank, N.A. from 1990 to 1992 and from 1974 to 1986, respectively. From 1986 to 1990, Mr. Anderson served as Corporate Vice President responsible for the Fixed Income Credit Department in Drexel, Burnham and Lambert's London office.

     MARK G. ARON is Executive Vice President -- Law and Public Affairs for CSX. He has served in various executive positions with CSX since 1981.

     DAVID H. BAGGS has served as Assistant Vice President -- Corporate Strategy since August 1994. He has held various finance and planning positions with CSX since 1985.

     ELLEN M. FITZSIMMONS has been General Counsel -- Corporate of CSX since September 1997. She has served in various legal positions with CSX since 1991.

     PAUL R. GOODWIN has been Executive Vice President -- Finance and Chief Financial Officer of CSX since April 1995. Prior thereto, he was Executive Vice President, Finance & Administration of CSX's principal subsidiary, CSX Transportation, Inc., which provides rail transportation services.

     RICHARD E. MAYBERRY, JR. has been a Managing Director of Citicorp Capital Investors, Ltd. for over five years. Mr. Mayberry is currently a director of a number of private companies.

     DAVID F. THOMAS has been President of 399 Venture Partners, Inc. since December 1994. In addition, Mr. Thomas has been a Managing Director of Citicorp Venture Capital, Ltd., an affiliate of 399 Venture Partners, Inc., for over five years. Mr. Thomas is currently a director of Lifestyles Furnishings International Ltd., Galey & Lord, Inc., Anvil Knitwear, Inc., Stage Stores, Inc., Neenah Foundry Company, Plainwell, Inc. and a number of private companies.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company or its predecessor for 1997 of those persons who served as (i) the chief executive officer during 1997 and (ii) the other four most highly compensated executive officers of the Company or its predecessor for 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION         LONG-TERM COMPENSATION AWARDS
                                     -------------------------------   -----------------------------
                                                             OTHER
                                                            ANNUAL      RESTRICTED       SECURITIES
                                                            COMPEN-       STOCK          UNDERLYING       TOTAL
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     SATION(1)   AWARD(S)(2)       OPTIONS(3)    COMPENSATION
---------------------------   ----   --------   --------   ---------   ------------      -----------   ------------
Michael C. Hagan............  1997   $300,000   $225,000     $7,190      $304,854          20,000        $837,044
Daniel J. Marquitz..........  1997    187,000    130,000      5,935       130,487          11,000         453,422
William N. Whitlock.........  1997    152,000     90,000      5,097       110,856           9,000         357,953
James J. Wolff..............  1997    132,000     70,000      9,816        86,916           8,000         298,732
Michael A. Khouri...........  1997    132,000     70,000      8,340        76,214           7,700         286,554

---------------
(1) Consists of automobile payments and medical examinations.

(2) Consists of bonus paid in the form of shares of CSX's common stock ("CSX Shares") (valued as of date of grant).

(3) Represents options to acquire CSX Shares granted during 1997.

     The following table sets forth option grants to the Named Executive Officers for fiscal 1997:

                                           OPTION GRANTS IN LAST FISCAL YEAR
                                                   INDIVIDUAL GRANTS
                             --------------------------------------------------------------
                                                     PERCENT OF
                                 NUMBER OF         TOTAL OPTIONS
                                 SECURITIES          GRANTED TO
                                UNDERWRITING        EMPLOYEES IN     EXERCISE    EXPIRATION    GRANT DATE
           NAME              OPTIONS GRANTED(1)    FISCAL YEAR(2)     PRICE       DATE(3)       VALUE(4)
           ----              ------------------    --------------    --------    ----------    ----------
Michael C. Hagan...........        20,000               0.5%         $46.5625     4/17/07       $339,800
Daniel J. Marquitz.........        11,000               0.3%          46.5625     4/17/07        186,890
William N. Whitlock........         9,000               0.2%          46.5625     4/17/07        152,910
James J. Wolff.............         8,000               0.2%          46.5625     4/17/07        135,920
Michael A. Khouri..........         7,700               0.2%          46.5625     4/17/07        130,823

---------------
(1) Represents options to acquire CSX Shares.

(2) Represents percent of total options granted by CSX to its and its subsidiaries' employees.

(3) The expiration date of each option listed above held by Messrs. Hagan, Wolff and Khouri will be amended to July 31, 2001 upon the consummation of the Transactions.

(4) Grant date value has been determined using the Black-Scholes pricing model.

     No options were exercised by any of the Named Executive Officers during fiscal 1997. The following table sets forth the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of such options at the end of fiscal 1997:

                         FISCAL YEAR END OPTION VALUES

                                                                NUMBERS OF
                                                                SECURITIES
                                                                UNDERLYING
                                                                UNEXERCISED      VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL   IN-THE-MONEY OPTIONS
                                                                 YEAR-END        AT FISCAL YEAR-END(1)
                                                               EXERCISABLE/          EXERCISABLE/
                           NAME                                UNEXERCISABLE       UNEXERCISABLE(2)
                           ----                              -----------------   ---------------------
Michael C. Hagan...........................................   123,608/40,002       $594,864/$192,510
Daniel J. Marquitz.........................................    44,534/21,866         214,320/105,230
William N. Whitlock........................................    45,400/18,000          218,488/86,625
James J. Wolff.............................................    28,600/16,432          137,638/79,079
Michael A. Khouri..........................................    43,714/15,866          210,374/76,355

---------------
(1) Represents options to purchase CSX Shares.

(2) Value of unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding in-the-money options and $51.375, the mean value of CSX Shares on December 26, 1997.

     The following table sets forth Long-Term Incentive Plan awards to each of the Named Executive Officers in fiscal 1997:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                    PERFORMANCE OR
                                                                 NUMBER OF        OTHER PERIOD UNTIL
                                                              SHARES, UNITS OR       MATURATION OR
NAME                                                          OTHER RIGHTS(1)          PAYOUT(2)
----                                                          ----------------    -------------------
Michael C. Hagan............................................       6,600                3 years
Daniel J. Marquitz..........................................       2,825                3 years
William N. Whitlock.........................................       2,400                3 years
James J. Wolff..............................................       1,925                3 years
Michael A. Khouri...........................................       1,650                3 years

---------------
(1) Represents the number of performance shares granted on December 9, 1997, pursuant to CSX's 1987 Long-Term Performance Stock Plan for the 1998-2000 cycle. The final payouts in CSX Shares will be based on the Company's Return on Invested Capital as a percentage of CSX's Cost of Capital over the three-year period. The estimated threshold payout was calculated at 13% of the performance shares granted on December 9, 1997, and assumes a specified minimum level of financial performance by the Company. The estimated target payout was calculated at 67% of the performance shares granted and represents the number of shares that would be awarded if a specified intermediate level of financial performance is achieved by the Company. The maximum equals 100% of the performance shares granted on December 9, 1997.

(2) Such period was reduced to 90 days following the consummation of the Transactions.

     In addition, certain of the Named Executive Officers received a one-time bonus in connection with the Transactions from CSX determined by CSX.

     Each of the Named Executive Officers and certain other management employees of ACL are beneficiaries of a severance pay plan of the Company (the "Severance Plan") pursuant to which those employees under certain circumstances will receive either one year or two years' of base salary, bonus and benefits upon their termination of employment with the Company. This plan by its terms will remain in effect until April 17, 2000.

     Mr. Hagan has entered into an employment agreement with CSX (the "Hagan Employment Agreement") which by its terms will remain in effect for three years after the closing of the Recapitalization. Pursuant to the Hagan Employment Agreement, in the event that at any time during the term of the agreement, Mr. Hagan's employment is terminated by the Company (other than for cause) or Mr. Hagan resigns with good reason (which includes resignation by Mr. Hagan for any reason during the 30-day period after the first anniversary of the closing of the Recapitalization), CSX will pay Mr. Hagan severance benefits that include three years of base salary, bonus and benefits.

     Mr. Marquitz has entered into an employment agreement with the Company which provides for an annual base salary of $220,000, a fixed annual bonus of $300,000 for each of 1999 and 2000, and an opportunity for a performance based bonus.

     Mr. Greene has entered into an employment agreement with the Company which provides for an annual base salary, a fixed annual bonus of $150,000 for each of three successive 12-month periods beginning October 31, 1998, a transaction retention bonus, and an opportunity for a performance based bonus. The employment agreement terminates Mr. Greene's rights and benefits under the Severance Plan.

BENEFIT PLANS

     The Company maintains various qualified and non-qualified benefit plans for its employees. All salaried, full time employees are covered or will be covered by an ERISA qualified defined benefit retirement plan and are eligible to participate in a 401(k) savings plan that includes a partial Company match feature. Hourly employees with certain of the Company's subsidiaries have separate ERISA qualified defined benefit plans and are eligible to participate in separate 401(k) savings plans.

     The Company maintains a self-insured general welfare health plan for employees. The plan has appropriate levels of employee deductible, and maximum benefit levels. Employees may elect to participate in certain approved HMO plans in lieu of the Company sponsored plan.

     The Company has provided to certain members of management various non-qualified benefit and deferred compensation plans. These plans include deferred salary plans, deferred bonus plans, salary continuation with whole life plans, stock bonus plans, stock option plans and stock purchase/loan plans.

     The Company reserves the right to add, amend, change, tie off and/or terminate any or all qualified or non-qualified benefit plans at any time and to alter, amend, add to and/or restrict employee participation to the extent permitted by applicable Federal or state law or regulation.

COMPENSATION OF BOARD OF MANAGERS

     The Company will reimburse members of the Board of Managers for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, the Company may compensate members of the Board of Managers for services provided in such capacity.

                               SECURITY OWNERSHIP

     The Parent owns all of the outstanding equity interests of the Company. The following table sets forth certain information regarding the approximate beneficial ownership of the Parent's equity interests held by (i) each person (other than members of the Board of Managers and executive officers of the Company) known to the Company to own more than 5% of the outstanding membership interests of the Parent and (ii) members of the Board of Managers of the Company (giving effect to membership interests beneficially owned by Management Investors).

                                                  NUMBER OF        PERCENTAGE OF        NUMBER OF        PERCENTAGE OF
                                                  NON-VOTING         NON-VOTING         NON-VOTING         NON-VOTING
                                               SENIOR PREFERRED   SENIOR PREFERRED   JUNIOR PREFERRED   JUNIOR PREFERRED
                                                  MEMBERSHIP         MEMBERSHIP         MEMBERSHIP         MEMBERSHIP
    NAME AND ADDRESS OF BENEFICIAL OWNER          INTERESTS          INTERESTS          INTERESTS          INTERESTS
    ------------------------------------       ----------------   ----------------   ----------------   ----------------
Vectura Group, Inc. .........................       --                --                5,945,455             59.7%
National Marine, Inc. .......................       --                --                   39,500               .4%
CSX Corporation..............................     11,500,000           100.0%           3,965,636             39.9%
Management Investors.........................       --                --                  --                --
Independent Investors........................       --                --                  --                --

                                                 NUMBER OF     PERCENTAGE OF     NUMBER OF     PERCENTAGE OF     NUMBER OF
                                                NON-VOTING      NON-VOTING      NON-VOTING      NON-VOTING        VOTING
                                               SENIOR COMMON   SENIOR COMMON   JUNIOR COMMON   JUNIOR COMMON   JUNIOR COMMON
                                                MEMBERSHIP      MEMBERSHIP      MEMBERSHIP      MEMBERSHIP      MEMBERSHIP
    NAME AND ADDRESS OF BENEFICIAL OWNER         INTERESTS     INTERESTS(1)      INTERESTS       INTERESTS       INTERESTS
    ------------------------------------       -------------   -------------   -------------   -------------   -------------
Vectura Group, Inc. .........................      --             --              52,967           55.9%           1,579
National Marine, Inc. .......................     338,909          100.0%         10,770           11.4%             321
CSX Corporation..............................      --             --              30,963           32.7%           3,400
Management Investors.........................      --             --              --              --               1,700
Independent Investors........................      --             --              --              --             3,000

                                               PERCENTAGE OF
                                                  VOTING
                                               JUNIOR COMMON
                                                MEMBERSHIP
    NAME AND ADDRESS OF BENEFICIAL OWNER         INTERESTS
    ------------------------------------       -------------
Vectura Group, Inc. .........................       15.8%
National Marine, Inc. .......................        3.2%
CSX Corporation..............................       34.0%
Management Investors.........................       17.0%
Independent Investors........................       30.0%

---------------

(1) Represents residual future profits interests in the Parent of up to $32.5 million.

(2) Represents both voting and non-voting junior common membership interests of the Parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AFFILIATE AGREEMENTS

     The Company has entered into agreements or arrangements with CSX, subsidiaries of CSX and Vectura. These agreements and business arrangements are for the purpose of either providing or obtaining rail services for multi-modal transportation packages, real estate and office lease arrangements, charter and lease arrangements for certain river barges and provision of certain transitional administrative services, as described herein. Also, the Company leases certain barges from JEM Transportation, Inc. on a year-to-year basis. Daniel J. Marquitz, an executive officer of the Company, is a principal in JEM Transportation, Inc.

     The Company's arrangement with Vectura and its lease with JEM Transportation, as well as the Company's multi-modal arrangements with CSX and its subsidiaries and the Company's transition services agreement with CSX, are each on terms and conditions that the Company believes are in the aggregate not materially more burdensome to the Company than would be obtained on an arm's-length basis among unaffiliated parties.

PARENT LIMITED LIABILITY COMPANY AGREEMENT

     Upon the consummation of the Recapitalization, CSX and the Investors (collectively, the "Members") entered into the LLC Agreement. The LLC Agreement governs the relative rights and duties of the Members. The following description summarizes certain terms of the LLC Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement.

     The business and affairs of the Parent are managed by a Board of Managers having duties comparable to a corporate board of directors. The Board of Managers is composed of ten individuals as follows: four shall be designated by CSX, two shall be designated by Vectura and NMI collectively (the "Vectura Parties"), one shall be the current CEO of ACL Holdings, one shall be the current CEO of Vectura and two shall be independent of CSX and Vectura (and their affiliates) designated by holders of a majority of the voting Junior Common Membership Interests. CSX's and the Vectura Parties' rights to designate individuals to the Board of Managers is dependent in part on such party's continuing to hold membership interests of the Parent in specified amounts.

     As long as CSX holds specified amounts of Parent membership interests, CSX will be entitled to veto rights with respect to the following transactions, howsoever directly or indirectly structured, subject to certain exceptions:
(i) any merger or other acquisition transaction (other than the acquisition of new capital assets as part of the regular capital budgeting process) involving consideration of $250 million or more; (ii) any transaction through which the Parent, the Company or its subsidiary would become a Subchapter C corporation (other than certain specified transactions); (iii) any amendment to the limited liability company agreement of the Parent, the Company or its subsidiary which would adversely affect CSX; (iv) any definition of "Excess Cash Flow," "Restricted Payments" and "Change of Control" (and related definitions regarding the Senior Preferred Membership Interests) in financing agreements; and
(v) transactions with affiliates.

     As long as the Vectura Parties hold specified amounts of Parent membership interests and subject to CSX's veto rights described above, the Vectura Parties will be entitled to veto rights with respect to the following transactions, howsoever directly or indirectly structured, subject to certain exceptions: (i) certain material financings, acquisitions, divestitures, public equity offerings or capital expenditures; (ii) equity investment programs for management of the Parent and its subsidiaries; and (iii) transactions with affiliates. In addition, the Vectura Parties will have the right, subject to CSX's veto rights, to cause an Initial Public Offering or Sale of ACL (each as defined in the LLC Agreement).

     Membership Interests. The Parent was authorized to issue Senior Preferred Membership Interests, Junior Preferred Membership Interests, Senior Common Membership Interests and Junior Common Membership Interests in amounts sufficient to consummate the Recapitalization. The Senior Preferred Membership Interests and the Junior Preferred Membership Interests are collectively referred to as the "Preferred Membership Interests" and the Senior Common Membership Interests and the Junior Common Membership Interests are collectively referred to as the "Common Membership Interests." The Junior

Common Membership Interests are divided into voting membership interests and non-voting membership interests of the Parent, and collectively represent the residual future profits interests in the Parent. The holders of non-voting Junior Common Membership Interests may at any time, by a majority vote of such holders, convert all such interests into voting Junior Common Membership Interests. Holders of the Preferred Membership Interests are entitled to return of capital contributions prior to any distributions made to holders of the Common Membership Interests.

     Each Preferred Membership Interest has an initial Redemption Value of $100, which compounds annually at the rate per year of 11.02% (the "Preferred Rate"). The Senior Common Membership Interests represent an aggregate capital interest of $3,389,091 and an aggregate future profits interest in the Parent of $32,500,000 (subject to certain adjustments) and accrue a compounded annual yield at the Preferred Rate on a notional principal amount of $35,889,091. As to dividends, distributions and liquidations, except as otherwise provided and except with respect to redemptions of Membership Interests held by Management Investors upon their termination, Senior Preferred Membership Interests rank senior to Junior Preferred Membership Interests, Junior Preferred Membership Interests rank senior to Senior Common Membership Interests and Senior Common Membership Interests rank senior to Junior Common Membership Interests. At the Parent's option, Senior Preferred Membership Interests may be exchanged into current-pay subordinated notes containing the same features as such Membership Interests at any time contemporaneously with or following the Parent's conversion to a Subchapter C corporation.

     Senior Preferred Membership Interests have the benefit of covenants respecting restricted payments (providing that the Parent may pay no cash in respect of any membership interests ranking junior in priority to the Senior Preferred Membership Interests until all Senior Preferred Membership Interests have been redeemed, except with respect to redemptions of membership interests held by Management Investors upon their termination or tax distributions pursuant to the LLC Agreement), affiliate transactions, no issuance of membership interests senior in priority to the Senior Preferred Membership Interests and delivery of financial statements.

     Junior Common Membership Interests are allocated into voting and non-voting interests. All other classes of membership interests will be non-voting, except as otherwise explicitly provided or as provided by law. The Parent will mandatorily redeem all Senior Preferred Membership Interests and Junior Preferred Membership Interests in year 15 at the amount of the Redemption Value (plus accrued and unpaid yield thereon) of such membership interests at such time. Optional redemptions of such membership interests and Senior Common Membership Interests shall be permitted at the Parent's option at any time, subject to the priority of such membership interests (other than in certain cases), without premium or penalty, provided that CSX's consent will be required to redeem its Senior Preferred Membership Interests in certain cases. Holders of Preferred Membership Interests have the option to have such interests redeemed at the Redemption Value (plus accrued but unpaid yield thereon) upon consummation of a Change of Control.

     In addition, the LLC Agreement: (i) restricts the transfer of the equity interests of the Parent; (ii) grants tag-along rights on certain transfers of equity interests of the Parent (as described below); (iii) requires CSX and the Investors to consent to a sale of the Parent to an independent third party if such sale is approved by the Board of Managers of the Parent (as described below); and (iv) grants preemptive rights on certain issuances of equity interests of the Parent. Certain of the foregoing provisions of the Members Agreement will terminate upon the consummation of a Qualified Public Offering or a Sale of ACL (each as defined in the LLC Agreement).

     The Vectura Parties and CSX may participate pro rata (based on ownership of Junior Common Membership Interests) in any sale or transfer of Parent equity securities by the other (other than certain specified transactions) and in any control transaction howsoever structured, subject to certain limitations. In addition, CSX may participate pro rata (based on ownership of Junior Preferred Membership Interests) in any sale or transfer of Junior Preferred Membership Interests by the Vectura Parties, subject to certain limitations. In the event of a sale of all of the Parent approved by its Board of Managers (whether by sale of membership interests, all or substantially all assets or businesses, merger or otherwise), each holder of membership interests shall consent to, approve and participate in such transaction on the same terms and conditions. Any such transaction shall also be a change of control, and any such transaction which would not also otherwise trigger tag-along rights shall trigger a liquidation of the Parent.

     Distributions. The holders of Senior Preferred Membership Interests are entitled to receive distributions from the Parent in an amount equal to the Redemption Value (plus accrued and unpaid yield thereon) of such interests prior to distributions (other than Tax Distributions described below) in respect of any other membership interests of the Parent. The holders of Junior Preferred Membership Interests are entitled to receive distributions from the Parent in an amount equal to the Redemption Value (plus accrued and unpaid yield thereon) of such interests prior to distributions (other than Tax Distributions described below) in respect of any other membership interests of the Parent, except Senior Preferred Membership Interests.

     Subject to certain restrictions contained in the LLC Agreement and any restrictions contained in any financing agreements to which the Parent is a party, and subject to the requirement of quarterly Tax Distributions described below, the Board of Managers may make distributions, whether in cash, property or securities of the Parent, at any time or from time to time, in the following order of priority: first, to the holders of Senior Preferred Membership Interests, an amount determined by the Redemption Value (plus accrued and unpaid yield thereon) of such interests (as defined and described in the LLC Agreement); second, to the holders of Junior Preferred Membership Interests, an amount determined by the Redemption Value (plus accrued and unpaid yield thereon) of such interests (as defined and described in the LLC Agreement); third, pro rata to the holders of the Senior Common Membership Interests to the extent of any unpaid yield (based on a notional principal amount of $35.9 million) and principal (based on a notional principal amount of $35.9 million) thereon; and fourth, thereafter, pro rata in accordance with capital accounts (as defined in the LLC Agreement) or a cash waterfall producing identical results.

     The Company's operations are conducted in the form of a limited liability company. As a result, in general, neither the Company nor the Parent is subject to U.S. Federal or state income taxes. Instead, taxable income from the operations of the Company and its noncorporate subsidiaries are allocated to the equity holders of the Parent, and such holders are directly liable for income taxes on such income. The LLC Agreement requires the Parent to make quarterly distributions ("Tax Distributions") to its members to enable each member to satisfy some or all of its tax liability resulting from its equity interest in the Parent. Tax Distributions to each member generally will be computed by multiplying the taxable income allocated to the member from the Parent by the assumed tax rate applicable to that member. The assumed tax rate (i) for a corporate member will be the highest marginal Federal income tax rate applicable to a corporation plus 2.3%, and (ii) for each other member will be an assumed highest marginal blended Federal, state and local income tax rate applicable to an individual. Such distributions are permitted under the Indenture. See "Description of the Exchange Notes -- Certain Covenants -- Restricted Payments."

     Tax Distributions otherwise payable to CSX under the above formula may be reduced (to not below zero) in three ways. First, CSX's tax distributions will be reduced by $4.0 million in each of the Company's first five years of operation and by $6 million in each of the Company's following four years of operation (the "Annual Exclusion"). Second, any income allocated by the Parent to CSX in respect of the accruing yield on the Senior Preferred Membership Interests held by CSX will be excluded from the computation of CSX's tax distributions. Third, taxes incurred by CSX attributable to the recognition of Built-In Gain (through asset sales or otherwise) will in some circumstances be excluded from the computation of CSX's tax distributions. For this purpose, "Built-In Gain" means the excess of the fair market value of the assets originally contributed by CSX to the Company as of the date of the Recapitalization over the tax basis of those assets measured as of the date of contribution. In general, subject to certain exceptions and limitations, upon the recognition of any Built-In Gain by CSX, the Parent may elect to either (i) accelerate the Annual Exclusion to the extent of any resulting tax in inverse chronological order beginning with year nine, (ii) distribute to CSX in the year in which the Built-In Gain is recognized an additional Tax Distribution equal to one-half of the resulting tax to CSX, or (iii) make additional distributions to CSX on its Senior Preferred Membership Interests (in the amount of the resulting Built-In Gain tax) by accelerating prior to year nine the time at which such distributions would otherwise be required to commence under the LLC Agreement.

     CSX is also entitled to Tax Distributions in such amount as is required so that CSX's "unreimbursed tax amount" does not exceed $85.0 million. CSX's unreimbursed tax amount is the excess of its taxes at the assumed corporate tax rate on taxable income allocated to CSX by the Parent (excluding allocations in respect of the accruing yield on the Senior Preferred Membership Interests and allocations of Built-In Gain arising by reason of certain extraordinary transactions) over Tax Distributions. In addition, CSX is entitled to Tax Distributions equal to the tax at the assumed corporate tax rate on any Built-In Gain arising from a sale-leaseback transaction.

     Further, as part of the tax distribution provisions of the LLC Agreement, the Senior Preferred Membership Interests are entitled to distributions beginning at the end of year nine in an amount equal to the product of the assumed corporate tax rate and the Senior Preferred Membership Interest annual accrual, including the full annual accrual for year nine.

     In certain circumstances, it is possible that the distributions referred to in the foregoing paragraphs could exceed the combined Federal, state, local and foreign income taxes that would be payable with respect to taxable income of the Company for any given period if the Company were a Delaware corporation filing separate tax returns. Such distributions are permitted under the Indenture. See "Description of the Exchange Notes -- Certain Covenants -- Restricted Payments."

     The Senior Preferred Membership Interests are entitled to distributions beginning in year six equal to the lesser of excess cash flow and an annual limit. The annual limit is $7.5 million in each of years six through ten and $10 million in each of years 11 through 15, increased in any year by the excess, if any, of the annual limit for prior years over the amounts distributed in such prior years as described in this paragraph.

     Liquidating distributions will be made among the members pro rata in accordance with capital accounts or a cash waterfall producing identical results.

PARENT REGISTRATION RIGHTS AGREEMENTS

     The Parent, CSX Brown and the Investors, entered into a registration rights agreement (the "Parent Registration Rights Agreement"). Under the Parent Registration Rights Agreement, CSX Brown and the Vectura Parties have the right, subject to certain conditions, to require the Parent to register any or all of their common equity interests of the Parent under the Securities Act at the Parent's expense. In addition, all holders of registrable securities are entitled to request the inclusion of any Common Membership Interests of the Parent subject to the Parent Registration Rights Agreement in any registration statement (excluding certain registration statements, including any registration statement in connection with an Initial Public Offering (as defined in the Parent Registration Rights Agreement)) at the Parent's expense whenever the Parent proposes to register any of its Common Membership Interests under the Securities Act. In connection with all such registrations, the Parent has agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act.

TRANSITION SERVICES AGREEMENT

     The Company and CSX entered into a transition services agreement (the "Transition Services Agreement"), pursuant to which CSX will provide to the Company certain services that it had previously provided to the Company's predecessor. Such transitional services will be provided for at least six months and may include such services as general accounting, legal and computer systems support, tax planning and benefits administration, as well as various other transitional services.

OTHER ARRANGEMENTS

     In connection with the Recapitalization, the Company has agreed to indemnify CSX and Vectura and their respective affiliates with respect to liabilities related to the business of the Company.

     The Company and CSX were parties to a lease agreement, pursuant to which the Company agreed to lease from CSX newly constructed and existing marine equipment with a fair market value of approximately $12 million for a term of ten years and with a rental of approximately $119,000 per month. In addition, ACBL de Venezuela, C.A. ("ACBL Venezuela"), a subsidiary of the Company, entered into charter agreements with Shell Venezuela, S.A. ("Shell") for ACBL Venezuela to charter to Shell eight barges for Shell's use in connection with oil drilling operations. In July 1998, CSX terminated its interest in the lease and its rights to an assignment of ACBL Venezuela's interest in the charter in exchange for a payment of $3.4 million from the Company.

                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

     The following is a summary of the material terms of the Senior Credit Facilities that are entered into by the Company, the Parent, the Lenders and Chase Bank, as administrative agent. The following summary is qualified in its entirety by reference to the Senior Credit Facilities, copies of which will be made available to prospective holders of the Exchange Notes upon request.

THE FACILITIES

     Structure. The Senior Credit Facilities provide for (i) the Revolving Credit Facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount (including the aggregate stated amount of letters of credit) of up to $100.0 million due 2005 and (ii) the Term Loans in an aggregate principal amount of $435.0 million, consisting of a $200.0 million Tranche B Term Loan due 2006 and a $235.0 million Tranche C Term Loan due 2007.

     Availability. Availability under the Senior Credit Facilities is subject to various conditions precedent typical of bank loans, and the commitment of the Lenders to provide financing under the Senior Credit Facilities is also subject to, among other things, the absence of any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business assets, operations, condition (financial or otherwise), contingent liabilities, prospects or material agreements of the Parent, the Company and its subsidiaries, taken as a whole. The full amount of the Term Loans was required to be drawn at the closing of the Transactions and amounts repaid or prepaid will not be able to be reborrowed. Amounts under the Revolving Credit Facility are available on a revolving basis.

INTEREST

     Borrowings under the Senior Credit Facilities will bear interest at a rate per annum equal (at the Company's option) to: (a) an adjusted London inter-bank offered rate ("LIBOR") plus a percentage based on the Company's financial performance or (b) a rate equal to the highest of Chase's published prime rate, a certificate of deposit rate plus 1% and the Federal Funds effective rate plus 0.50% ("ABR") plus, in each case, a percentage based on the Company's financial performance. The borrowing margins applicable to the Senior Credit Facilities initially are (i) with respect to loans under the Revolving Credit Facility, 2.25% for LIBOR loans and 1.25% for ABR loans, (ii) with respect to loans under the Tranche B Term Loan, 2.50% for LIBOR loans and 1.50% for ABR Loans and (iii) with respect to loans under the Tranche C Term Loan, 2.75% for LIBOR loans and 1.75% for ABR loans. Amounts outstanding under the Senior Credit Facilities not paid when due bear interest at a default rate equal to 2.00% above the rates otherwise applicable to the loans under the Senior Credit Facilities.

FEES

     The Company has agreed to pay certain fees with respect to the Senior Credit Facilities, including (i) fees on the unused commitments of the lenders equal to 0.50% on the undrawn portion of the commitments in respect of the Senior Credit Facilities (subject to a reduction based on the Company's financial performance); (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for LIBOR loans under the Revolving Credit Facility and the standard fronting, issuance and drawing fees for the letter of credit issuing bank; (iii) annual administration fees; and (iv) agent, arrangement and other similar fees.

SECURITY; GUARANTEES

     The obligations of the Company under the Senior Credit Facilities are irrevocably guaranteed, jointly and severally, by the Parent and by each existing and subsequently acquired or organized domestic subsidiary of the Company. In addition, the Senior Credit Facilities and the guarantees thereunder are secured by substantially all of the assets of the Parent, the Company (other than the Company's interest in the capital stock of any foreign subsidiaries) and its domestic subsidiaries (collectively, the "Collateral"), including but not limited to (i) a first priority pledge of all the membership interests of the Company and of each existing and subsequently acquired or organized domestic subsidiary of the Company and
(ii) a perfected first priority security interest in, and mortgage on, substantially all tangible and intangible assets of the Parent, the Company (other than the Company's interest in greater than 65% of the capital stock of each of the Company's foreign subsidiaries) and the guarantors (including, but not limited to, accounts receivable, documents, inventory, equipment, investment property, general intangibles, real property, cash and cash accounts and proceeds of the foregoing), in each case subject to certain exceptions.

COMMITMENT REDUCTIONS AND REPAYMENTS

     The Tranche B Term Loan will mature on the date that is eight years after the closing of the Transactions. The Tranche B Term Loan will amortize quarterly in annual amounts equal to (i) $1.0 million in each of the first five years of the Tranche B Term Loan, (ii) $20.0 million in the sixth year thereof, (iii) $75.0 million in the seventh year thereof and (iv) $100.0 million in the eighth year thereof. The Tranche C Term Loan will mature on the date that is nine years after the closing of the Transactions. The Tranche C Term Loan will amortize quarterly in annual amounts equal to (i) $1.0 million in each of the first eight years of the Tranche C Term Loan and (ii) $227.0 million in the ninth year thereof. In addition, the Term Loans are subject to mandatory prepayment and reductions in an amount equal to (i) 100% of the net cash proceeds of certain equity issuances by the Parent, the Company or any of its subsidiaries, (ii) 100% of the net cash proceeds of certain debt issuances of the Parent, the Company or any of its subsidiaries, (iii) 50% of the Company's excess cash flow and (iv) 100% of the net cash proceeds of certain asset sales or other dispositions of property by the Parent, the Company or any of its subsidiaries, in each case subject to certain exceptions.

AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS

     The Senior Credit Facilities contain a number of covenants that, among other things, restrict the ability of the Parent, the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur or guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Parent, the Company and its subsidiaries, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Senior Credit Facilities require the Company to comply with specified financial ratios and tests, including maximum leverage ratios, minimum interest coverage ratios, minimum fixed charge coverage ratios and a minimum net worth test. The Senior Credit Facilities also contain provisions that prohibit any modifications of the Indenture in any manner adverse to the lenders under the Senior Credit Facilities and that limit the Company's ability to refinance or otherwise prepay the Notes without the consent of such lenders.

EVENTS OF DEFAULT

     The Senior Credit Facilities contain customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, bankruptcy, ERISA events, material judgments and liabilities, actual or asserted invalidity of security interests and change of control.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The Exchange Notes will be issued pursuant to an Indenture (the "Indenture") between the Issuers and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and prospective holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to American Commercial Lines LLC and not to any of its Subsidiaries.

     The Exchange Notes will be general unsecured senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior indebtedness of the Issuers and will rank senior in right of payment to all subordinated indebtedness of the Issuers. The Issuers' obligations under the Exchange Notes will be fully, unconditionally, jointly and severally guaranteed on a senior basis (the "Subsidiary Guarantees") by the Company's domestic Subsidiaries (other than ACL Capital, any Accounts Receivable Subsidiary and certain Subsidiaries of the Company without substantial assets or operations). See "-- Subsidiary Guarantees."

     The Exchange Notes will be effectively subordinated in right of payment to any secured debt of the Issuers or the Subsidiary Guarantors to the extent of the value of the assets serving as security for such secured debt. As of June 30, 1998, the Issuers and the Subsidiary Guarantors had approximately $445 million in outstanding secured indebtedness under the Senior Credit Facilities to which the Exchange Notes are effectively subordinated. Approximately $90.0 million is available for additional borrowings under the Senior Credit Facilities. The Exchange Notes will be effectively subordinated to all liabilities of subsidiaries of the Issuers which are not Subsidiary Guarantors, initially the Foreign Subsidiaries (as defined). As of June 30, 1998, the Foreign Subsidiaries had no outstanding indebtedness other than inter-company indebtedness. The Indenture permits the Issuers and their Subsidiaries to incur additional indebtedness (including senior indebtedness), subject to certain limitations. See "Description of the Senior Credit Facilities."

     The operations of the Company are conducted in part through its Subsidiaries and, therefore, the Company will be dependent in part upon the cash flow of such Subsidiaries to meet its obligations, including its obligations under the Exchange Notes. All of the existing domestic Restricted Subsidiaries of the Company (other than ACL Capital and certain Subsidiaries of the Company without substantial assets or operations) are, and all future domestic Restricted Subsidiaries of the Company other than any Accounts Receivable Subsidiary are expected to be, Subsidiary Guarantors. As of the date of the Indenture, all of the Company's Subsidiaries other than River Terminal Properties, L.P. will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

     ACL Capital is a wholly owned subsidiary of the Company that was incorporated in Delaware solely for the purpose of serving as a co-issuer of the Senior Notes in order to accommodate the issuance of the Senior Notes by the Company. The Company believes that certain prospective holders of the Exchange Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless such debt securities are jointly issued by a corporation. ACL Capital does not have any operations or any assets (other than the $100.00 contributed to it in connection with its formation) and does not have any revenues. As a result, prospective holders of the Exchange Notes should not expect ACL Capital to participate in servicing the interest and principal obligations on the Exchange Notes. See "-- Certain Covenants -- Restrictions on Activities of ACL Capital."

PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are limited in aggregate principal amount to $300.0 million and will mature on June 30, 2008. Interest on the Exchange Notes is payable in cash at a rate of 10 1/4% per annum semiannually in arrears on June 30 and December 31 of each year, commencing December 31, 1998, to Holders of record on the immediately preceding June 15 and December 15.

     Additional Senior Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity." Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided, that all payments of principal, premium and Liquidated Damages, if any, and interest with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Issuers will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York under the Indenture will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Issuers' payment obligations under the Exchange Notes will be fully, unconditionally, jointly and severally guaranteed by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor will rank pari passu with other Senior Debt of such Subsidiary Guarantor and the amounts for which a Subsidiary Guarantor will be liable under other guarantees, if any, issued by such Subsidiary Guarantor from time to time with respect to Senior Debt. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Risks Relating to the Exchange
Notes -- Fraudulent Transfer."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes, the Indenture, and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Issuers would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity"; provided, that the merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor under circumstances where the Company or such Subsidiary Guarantor, as applicable, is the surviving Person shall not be subject to the foregoing provisions.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee;

provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Certain Covenants -- Asset Sales."

OPTIONAL REDEMPTION

     The Exchange Notes are redeemable at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................   105.125%
2004..............................................   103.417%
2005..............................................   101.708%
2006 and thereafter...............................   100.000%

     Notwithstanding the foregoing, at any time prior to June 30, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Notes originally issued at a redemption price of 110.25% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net cash proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offerings.

     At any time prior to June 30, 2003, the Exchange Notes may be redeemed, in whole or in part, at the option of the Issuers at any time within 180 days after a Change of Control, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each Holder of such Exchange Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date plus the Applicable Premium, together with Liquidated Damages, if any, thereon to the redemption date. Holders of the Exchange Notes will also have certain rights to require the Issuers to make an offer to repurchase their Exchange Notes upon a Change of Control or an Asset Sale. See "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain Covenants -- Asset Sales."

     "Applicable Premium" means, with respect to any Exchange Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Exchange Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Exchange Note at June 30, 2003, such redemption price being set forth in the table above) plus (2) all required interest payments due on such Exchange Note through June 30, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Exchange Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 30, 2003; provided, however, that if the period from the redemption date to June 30, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 30, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

     If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Senior Notes are listed, or, if such Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, if the Issuers do not redeem all of the Senior Notes as described under "-- Optional Redemption" or if a Change of Control occurs on or after June 30, 2003, each Holder of Notes will have the right to require the Issuers to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (in either case, the "Change of Control Payment"). Within 60 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided, that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Issuers repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction. The Senior Credit Facilities prohibit the Issuers from purchasing any Senior Notes prior to final maturity of the Term Loans, and may also provide that certain change of control events with respect to the Issuers would constitute a default thereunder. Any New Credit Facility or other future credit or financing agreement or other agreements to which the Issuers may become party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Senior Notes, the Issuers could seek the consent of necessary parties to the purchase of Senior Notes or could attempt to renegotiate, refinance or extinguish the agreements that contain any such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Senior Notes. Any failure by the Issuers to repurchase tendered Senior Notes, as a result of any such conflict with other agreements or otherwise, would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facilities.

     The Issuers are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     The following are definitions applicable to the foregoing covenant:

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Parent or a wholly owned subsidiary of the Parent or any Principal (as defined below) or Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Parent (except any recapitalization of the Parent in contemplation of an initial public offering of Capital Stock of the Parent or its successor) or ACL Capital, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Issuers (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Managers are not Continuing Directors or (v) the first day on which the Parent or the Company fails to own 100% of the issued and outstanding Equity Interests of ACL Capital.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Citicorp" means Citicorp, a Delaware corporation, or any successor thereto by merger or consolidation.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Managers who (i) was a member of such Board of Managers on the date of the Indenture or (ii) was nominated for election or elected to such Board of Managers with the approval of (A) a majority of the Continuing Directors who were members of such Board of Managers at the time of such nomination or election or (B) one or more of the Principals pursuant to the LLC Agreement.

     "CSX" means CSX Corporation, a Virginia corporation, or any successor thereto by merger or consolidation.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation, or any successor thereto by merger or consolidation.

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

     "Management Investors" means the officers and employees of the Parent, the Company or a Subsidiary of the Company who acquire Voting Stock of the Parent or the Company on or after the date of the Indenture.

     "Principals" means (i) CSX, Vectura, CVC and the Management Investors; (ii) any Related Party of a Person referred to in clause (i); and (iii) any Person or group of Persons which holds, directly or indirectly, Equity Interests in the Parent so long as a majority of the Voting Stock in the Parent is beneficially owned by the Persons referred to in clauses (i) and (ii).

     "Related Party" means (a) with respect to CSX (i) CSX, any direct or indirect wholly owned subsidiary of CSX, and any officer, director or employee of CSX or any wholly owned subsidiary of CSX, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or
(ii) above; (b) with respect to CVC (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (b)(i) above or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (b)(i) or
(ii) above; (c) with respect to Vectura (i) Vectura, any direct or indirect wholly owned subsidiary of Vectura, and any officer, director or employee of Vectura or any wholly owned subsidiary of Vectura, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (c)(i) above or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (c)(i) or
(ii) above; and (d) with respect to any officer or employee of the Parent, the Company or a Subsidiary of the Company (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (d)(i) above or any combination thereof.

     "Vectura" means Vectura Group, Inc., a Delaware corporation, or any successor thereto by merger or consolidation.

CERTAIN COVENANTS

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may, at its option, (a) apply such Net Proceeds to repay Senior Debt, or (b) apply such Net Proceeds to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Indenture provides that the Issuers will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Senior Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis among the Holders of Senior Notes, based upon the aggregate outstanding principal amount of the Senior Notes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Issuers will be entitled to reduce any obligation to make an Asset Sale Offer under the Indenture by an amount equal to the aggregate principal amount of Senior Notes purchased by the Issuers in transactions other than those in which Senior Notes were redeemed or required to be purchased by the Issuers pursuant to the terms of the Indenture) within the previous 365 days immediately preceding the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million.

     Notwithstanding the first paragraph of this section, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such first paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of Managers and in the case of consideration with a fair market value in excess of $5 million, accompanied by a valuation opinion issued by an accounting, appraisal or investment banking firm of national standing) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a business of the type described in the "Business Activities" covenant, long-term assets used or useful in such business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be added to the Excess Proceeds.

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fourquarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed

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

     Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clauses (i), (iv), (vi) and (viii) of the next succeeding paragraph and excluding Restricted Payments permitted by clauses (ii),
     (iii), (v), (vii), (ix) and (x) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds determined in good faith by the Board of Managers) received by the Company since the date of the Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock of the Company) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary. Any non-cash contribution or series of related non-cash contributions to equity capital in excess of $5.0 million in fair market value shall be included in the foregoing sum only if accompanied by a supporting valuation opinion issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit: (i) the payment of any dividend otherwise prohibited hereunder within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of (A) any Indebtedness that is subordinated to the Senior Notes or (B) any Equity Interests of the Company, in each case in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness of the Company that is subordinated to the Senior Notes, or Equity Interests of the Company (other than any Disqualified Stock of the Company), or from the net cash proceeds of a common equity capital contribution to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;
(iii) the defeasance, retirement, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Senior Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the redemption, repurchase, retirement, defeasance or other acquisition of any indebtedness following a Change of Control pursuant to provisions of such Indebtedness substantially similar to those described under the "-- Repurchase at the Option of Holders -- Change of Control" covenant above after the Company shall have complied with the provisions under such covenant, including the payment of the applicable Change of Control Payment; (v) the payment of any dividend by a Subsidiary of the Company other than any Restricted Subsidiary or by a Foreign Subsidiary, in each case to the holders of such Subsidiary's Equity Interests on a pro rata basis; (vi) so long as any Senior Notes are outstanding and no Default or Event of Default shall have occurred and be continuing immediately after such transaction, (A) the repurchase, redemption or other acquisition or retirement for value by the Company, or the distribution by the Company to the Parent of funding to permit the repurchase, redemption or other acquisition or retirement for value by the Parent, of any Equity Interests of the Parent, the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management or by any former employee of the Company or any of its Subsidiaries pursuant to any equity subscription agreement or stock option agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5.0 million in any twelve-month period or $10.0 million in the aggregate, plus the cash proceeds of any "key man" life insurance policy received by the Company with respect to the owner of, and any cash proceeds paid to the Company in connection with the issuance or exercise of, any management or employee Equity Interests so acquired, and excluding repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, and (B) the making of loans or advances to employees of the Company or the Parent, in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time; (vii) so long as the Company is a limited liability company (or a corporation filing consolidated, combined or unitary tax returns with the Parent), distributions to the Parent as sole member (or shareholder) of the Company in an aggregate amount, with respect to any period after March 31, 1998, not to exceed the amount payable with respect to such period by the Parent to the holders of its Equity Interests pursuant to the tax distribution provisions of the LLC Agreement as in effect on the date of the Indenture; provided, that at any time upon irrevocable election of the Parent on written notice to the Company, such distributions shall thereafter be permitted in an amount not to exceed the Tax Amount (calculated without regard to any net operating loss or other carryforward from periods prior to the effective date of such election to the extent such carryforwards are not actually usable under applicable law) for the Company with respect to any such period; (viii) distributions with respect to any period after December 31, 1997, to the Parent in an amount not to exceed the operating expenses of the Parent for such period, but only to the extent such costs (A) are directly related to the general and administrative expenses of the Parent, the Company or its Restricted Subsidiaries and not to any other business, subsidiary or investment of the Parent, (B) are not otherwise paid for by the Company or its Restricted Subsidiaries and (C) are not payments in respect of any Equity Interests or Indebtedness of the Parent or of any Affiliate of the Parent; provided, that the aggregate amount of any such distributions in any twelve-month period shall not exceed $3.0 million; (ix) any Permitted Investment; and (x) cash payments by the Company or its subsidiaries in connection with the consummation of the Transactions.

     The Board of Managers may designate any Restricted Subsidiary, other than ACL Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Managers whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant entitled "-- Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

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

  Incurrence of Indebtedness and Issuance of Preferred Equity

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, that the Issuers may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary thereof unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, that no Indebtedness of the Company or any Subsidiary thereof shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary thereof solely by virtue of being unsecured. In addition, the Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by a Lien other than pursuant to a New Credit Facility and other than a Permitted Lien unless contemporaneously therewith effective provision is made to secure the Senior Notes equally and ratably with, or in the case of Indebtedness subordinated in right of payment to the Senior Notes, on a senior basis to, such Indebtedness for so long as such Indebtedness is so secured by a Lien.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Issuers or any Restricted Subsidiary of term Indebtedness under the Senior Credit Facilities or another New Credit Facility; provided, that the aggregate principal amount of all term Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all New Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $435 million less the aggregate amount of all scheduled repayments of the principal of any term Indebtedness under a New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the date of the Indenture;

          (ii) the incurrence by the Issuers or any Restricted Subsidiary of revolving credit Indebtedness and letters of credit under the Senior Credit Facilities or a New Credit Facility; provided, that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding after giving effect to such incurrence does not exceed an amount equal to $100 million less the aggregate amount of all Net Proceeds of Asset Sales applied permanently to repay revolving credit Indebtedness (which is accompanied by a corresponding permanent commitment reduction and is not available to be reborrowed) pursuant to the covenant described above under the caption "--Asset Sales";

          (iii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

          (iv) the incurrence by the Issuers of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness, at any time outstanding in an aggregate principal amount not to exceed 10% of Total Assets;
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

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (i), (ii),
     (iii), (iv), (v), (vi) or (ix) of this paragraph;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owing to and held by any Wholly Owned Restricted Subsidiary or owing to and held by the Company; provided, that
     (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii) and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred with respect to any Indebtedness or Obligation that is permitted by the terms of the Indenture to be outstanding;

          (ix) the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $25 million;

        (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

          (xi) the incurrence of Indebtedness of the Company and its Restricted Subsidiaries (including letters of credit) in respect of performance bonds, bankers' acceptances, letters of credit, performance, bid, surety or appeal bonds or similar bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and consistent with past practices and which do not secure other Indebtedness;

          (xii) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition;

          (xiii) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

          (xiv) the Guarantee by the Issuers or any Restricted Subsidiary of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

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

          (xv) the incurrence by Foreign Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), not to exceed $20.0 million; and

          (xvi) Indebtedness incurred in connection with a transaction pursuant to and in compliance with the caption entitled "-- Sales of Accounts Receivable."

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

     The Indenture provides that the Company will not permit any of its Restricted Subsidiaries other than Subsidiary Guarantors to incur any Indebtedness (including Acquired Debt) other than (i) intercompany Indebtedness owing to the Company or a Wholly Owned Restricted Subsidiary of the Company permitted under clause (vii) above or (ii) Indebtedness permitted under clause
(xv) above; provided, that Restricted Subsidiaries other than Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) other than Indebtedness permitted under clause (vii) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness so incurred and any Indebtedness permitted under clause (xv) above, in an amount not to exceed 30% of the total consolidated assets of such Restricted Subsidiaries in the aggregate, calculated in accordance with GAAP, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period.

  Liens

     The Indenture provides that the Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Senior Credit Facilities as in effect as of the date of the Indenture, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other New Credit Facility permitted under the Indenture; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or New Credit Facilities are no more restric-

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

tive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the Indenture, (c) Indebtedness incurred by Restricted Subsidiaries other than Subsidiary Guarantors, incurred in compliance with the covenant described in the last paragraph under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity," (d) the Indenture and the Notes,
(e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (g) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (f) above on the property so acquired, (i) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (j) Permitted Refinancing Indebtedness, provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (k) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(m) protective liens filed in connection with sale-leaseback transactions permitted under the caption "-- Sale and Leaseback Transactions," (n) Permitted Debt incurred pursuant to clauses (v), (viii), (xi), (xiii) or (xv) of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Equity," (o) purchase money obligations or other Indebtedness or contractual requirements incurred in connection with or permitted by the covenant described under the caption "-- Sales of Accounts Receivable" and (p) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Issuers may not consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuers under the Registration Rights Agreement, the Senior Notes and the Indenture pursuant to supplemental indentures in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger or consolidation of one of the Issuers with or into a Wholly Owned Restricted Subsidiary of the Company, the Issuer or the entity or Person formed by or surviving any such merger or consolidation (if other than one of the Issuers), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity" and (B) have Consolidated Net Worth in an amount not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation; provided, that the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such reorganization and will be subject to Federal income tax in the same manner and at the same times as would have been the case if such reorganization had not occurred, and certain other conditions are satisfied.

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Issuers deliver to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Managers set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Managers and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees and payments in respect of indemnification obligations owing to directors, officers or other individuals under the charter or by-laws of the Company or the Parent or pursuant to written agreements with any such Person, (iv) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," (v) transactions pursuant to agreements in effect as of the date of the Indenture disclosed in or contemplated by "Certain Relationships and Related Transactions" or disclosed elsewhere in this Prospectus, (vi) transactions effected in compliance with the terms of sales permitted as described under the caption "-- Sales of Accounts Receivable" and (vii) Permitted Affiliate Transactions.

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that the Issuers may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Equity" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Managers and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuers apply the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."

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

  Restrictions on Preferred Stock of Subsidiaries

     The Indenture provides that the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  Business Activities

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) Permitted Businesses and (ii) the making of Permitted Investments and engaging in a business in connection with any such Permitted Investment, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Restrictions on Activities of ACL Capital

     The Indenture provides that ACL Capital may not hold any assets (other than the $100.00 contributed to it in connection with its formation), become liable for any obligations other than its obligations under the Senior Notes or engage in any business activities; provided, that ACL Capital may be a co-obligor with respect to Indebtedness if the Company is primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Subsidiaries other than ACL Capital.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Issuers or any of their Restricted Subsidiaries shall acquire or create another domestic Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute supplemental indentures and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Issuers will furnish to the Holders of Senior Notes and prospective purchasers upon request (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (x) at all times that the Commission does not accept the filings provided for in the preceding sentence or (y) such filings provided for in the preceding sentence do not contain all of the information required to be delivered pursuant to Rule 144A(d)(4), the Issuers have agreed to make available to any holder of Senior Notes, to securities analysts and to prospective holders of such Senior Notes, the information required by Rule 144A(d)(4) under the Securities Act.

SALES OF ACCOUNTS RECEIVABLE

     The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and notes receivable and related assets to an Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Board of Managers in good faith, (ii) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation (except that it may be subordinated to the financial institutions or other entities providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier")) or an Equity Interest in such Accounts Receivable Subsidiary; provided further that the initial sale will include all accounts receivable of the Company and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements,
(iii) the cash proceeds received from the initial sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of the covenant described above under the caption entitled "-- Certain Covenants -- Asset Sales," and (iv) the Company and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

     The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the outstanding balance of the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the caption "-- Repurchase at the Option of Holders -- Change of Control"; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

(vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 30 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all such Senior Notes to be due and payable immediately. Upon such declaration, the principal of such Senior Notes, premium, if any, and accrued and unpaid interest on such Senior Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of such Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Senior Notes.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Senior Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Senior Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that as of the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Senior Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Senior Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of such Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of such then outstanding Senior Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes).
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

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than the provisions relating to the covenants described above and entitled "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain Covenants -- Asset Sales"),(iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of such Senior Notes and a waiver of the payment default that resulted from such acceleration),
(v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes,
(vii) waive a redemption payment with respect to any Senior Note (other than the provisions relating to the covenants described above and entitled "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain
Covenants -- Asset Sales") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Issuers' obligations to Holders of Senior Notes in the case of the merger, consolidation or sale of all or substantially all of the Issuers' assets, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture provides that it and the Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain copies of the Indenture and Registration Rights Agreement without charge by writing to the Issuers at 1701 East Market St., Jeffersonville, IN 47130, Attention: Secretary.

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

  Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Managers as an Accounts Receivables Subsidiary pursuant to a resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such designation with a book value not exceeding $100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing, (iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described under the caption entitled "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity," or
(b) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described under the caption entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity," (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements or understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with the description under the caption "-- Sales of Accounts Receivable" and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with the description under the caption "-- Sales of Accounts Receivable" or (b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations thereof.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business consistent with past practices or (B) sales or other dispositions of accounts receivable and/or notes receivable and related assets to the Accounts Receivable Subsidiary in accordance with the description under the caption "-- Sales of Accounts Receivable" (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments";
(iv) any disposition of damaged, worn out or otherwise obsolete property in the ordinary course of business, so long as such property is no longer necessary for the proper conduct of a Permitted Business; (v) any sale or discount without recourse (other than recourse for a breach of a representation or warranty) of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof; and (vi) sales or transfers (a) among Foreign Subsidiaries or (b) from the Issuers or a Wholly Owned Restricted Subsidiary to a Foreign Subsidiary to the extent, in the case of this clause (b), the consideration received by the Company or any Wholly Owned Restricted Subsidiary of the Company in any such transaction consists solely of cash or Cash Equivalents.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Managers" means (i) for so long as the Company is a limited liability company, the board of managers or management committee of the Company, if it has such a board or committee, and if it does not, the board of managers or management committee of the manager of the Company, (ii) if the Company is not a limited liability company at the relevant time, the board of directors or other analogous body of the Company, and (iii) any committee or subcommittee thereof duly authorized to act on behalf of such board of managers, such board of directors or such other analogous body.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capital Lease Obligation shall be the capitalized amount of the liability in respect of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock"  means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and
(vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "Code"  means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, plus (vi) one-time cash payments made in connection with the Transactions in an amount not to exceed $3.0 million, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common equityholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case, determined in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuers thereof to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a primary offering of Capital Stock (other than Disqualified Stock) of (i) the Company; or (ii) the Parent to the extent the net proceeds thereof are contributed to the Company as a common equity capital contribution (other than Disqualified Stock).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness (other than Indebtedness under the Senior Credit Facilities) of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or in the case of a person that is a partnership or limited liability company, the combined federal, state, local and foreign income tax rate that was or would have been utilized to calculate the

Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means each of ACBL de Venezuela, C.A. (a Venezuelan compania anonima), ACBL Hidrovias, S.A. (an Argentine sociedad anonima), ACBL Hidrovias, Ltd. (a Bermuda corporation), ACBL Argentina, Ltd. (a Bermuda corporation), ACBL Venezuela, Ltd. (a Bermuda corporation), ACBL Castle Harbour, Ltd. (a Bermuda corporation), ACL Venezuela, Ltd. (a Bermuda corporation), Venco, Ltd. (a Bermuda corporation) and any future Restricted Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case provided that such obligations are entered into solely to protect such Person against fluctuations in interest rates or currency exchange rates and not for purposes of speculation.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations, the balance deferred and unpaid of the purchase price of any property, Attributable Debt or any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person for any period, (i) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however,
(a) any gain (but not loss), together with any related provision for taxes or distributions in respect of taxes made under clause (vii) of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or distributions in respect of taxes made under clause (vii) of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," on such extraordinary or nonrecurring gain (but not loss) less (ii) in the case of any Person that is a partnership or limited liability company, distributions in respect of taxes made under clause (vii) of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," of such person for such period.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, any taxes (or distributions in respect of taxes permitted under clause (vii) of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means, with respect to the Company and its Subsidiaries, one or more debt facilities (including, without limitation, facilities available under the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Notes and any New Credit Facility) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by any two of the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary, of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and who may be an employee of or counsel to the Parent, the Company or the Trustee.

     "Permitted Affiliate Transactions" means (i) management, support, service and consulting arrangements with CSX pursuant to the Transition Services Agreement and any payments for fees and expenses thereunder made; provided, that such payments shall not exceed $3.0 million in the aggregate, (ii) railroad transportation and related services provided to the Company and its Subsidiaries in the ordinary course of business and consistent with past practices; provided, that any such transactions are on terms that are not materially less favorable to the Company or its Subsidiaries than those that would have been obtained in a comparable transaction with an unrelated Person and (iii) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is not materially less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture.

     "Permitted Business" means any of the businesses and any other businesses ancillary or complementary to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date of the Indenture.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor and is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of or in connection with such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is a Subsidiary Guarantor of the Company and is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor of the Company and is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
"-- Certain Covenants -- Asset Sales" or from a sale that was made pursuant to and in compliance with the requirements described under the caption "-- Sales of Accounts Receivable."; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment by the Company or any Wholly Owned Restricted Subsidiary of the Company involving the contribution of assets to a Restricted Subsidiary of the Company that is a not Subsidiary Guarantor in exchange for the incurrence by such Restricted Subsidiary of Indebtedness owed to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a

Subsidiary Guarantor; (g) Investments in an Accounts Receivable Subsidiary made in connection with the formation of an Accounts Receivable Subsidiary; and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed 5% of Total Assets.

     "Permitted Liens" means (i) Liens on assets of the Company or Restricted Subsidiaries of the Company to secure Senior Debt of the Company or such Subsidiaries in an amount not to exceed $535.0 million minus the aggregate amount of principal payments at Stated Maturity made on Indebtedness under a New Credit Facility since the date of the Indenture that was otherwise permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Issuers;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with one of the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and (ix) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or such Subsidiary; (x) Liens with respect to current wages of the master and crew and for wages of a stevedore when employed directly by the Company or any Subsidiary of the Company, or by the charterer, operator, master or agent of any of the vessels owned or operated by the Company or any Subsidiary of the Company, and for salvage (including contract salvage) and general average and (xi) Liens with respect to Permitted Debt incurred pursuant to clauses (v), (viii), (ix), (xi), (xiii) and (xv) of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity."

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset or assets (including Capital Stock), any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation or (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset or assets, including additions and improvements; provided, that the average life of such Indebtedness is less than the anticipated useful life of assets having an aggregate fair market value representing more than 50% of the aggregate fair market value of all assets so acquired and that such Indebtedness is incurred within 180 days after the acquisition by the Company or Restricted Subsidiary of such asset, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means that certain Credit Agreement, by and among the Company, certain Subsidiaries of the Company and The Chase Manhattan Bank, as Agent, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Senior Debt" means (i) all Indebtedness outstanding under a New Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any Indebtedness or Obligation which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, (w) any liability for federal, state, local or other taxes owed or owing, (x) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means each of American Commercial Barge Line LLC (a Delaware limited liability company), American Commercial Marine Service LLC (a Delaware limited liability company), Louisiana Dock Company LLC (a Delaware limited liability company), Waterway Communication System LLC (a Delaware limited liability company), American Commercial Terminals LLC (a Delaware limited liability company), American Commercial Terminals-Memphis LLC (a Delaware limited liability company), Jeffboat LLC (a Delaware limited liability company), American Commercial Lines International LLC (a Delaware limited liability company), Orinoco TASA LLC (a Delaware limited liability company), Orinoco TASV LLC (a Delaware limited liability company), Breen TAS LLC (a Delaware limited liability company), Bullard TAS LLC (a Delaware limited liability company), Shelton TAS LLC (a Delaware limited liability company), Lemont Harbor & Fleeting Services LLC (a Delaware limited liability company), Tiger Shipyard LLC (a Delaware limited liability company), Wilkinson Point LLC (a Delaware limited liability company), Houston Fleet LLC (a Delaware limited liability company) and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Tax Amount" means, with respect to any Person for any period, the combined federal, state, local and foreign income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to such Person's actual taxable income for such period; provided, that in determining the Tax Amount for a period, the effect thereon of any net operating loss carryforwards or other carryforwards, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account to the extent they would be taken into account under applicable law. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in status to a corporation. In no event shall the Tax Amount for any year or other period be less than zero.

     "Total Assets" means, at any date of determination, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's then most recent consolidated balance sheet.

     "Unrestricted Subsidiary" means River Terminal Properties, L.P. and any Subsidiary (other than ACL Capital ) or any successor to any of them that is designated by the Board of Managers as an Unrestricted Subsidiary pursuant to a resolution of the Board of Managers; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of managers or board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Managers giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Equity," the Issuers shall be in default of such covenant). The Board of Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of managers or management committee of a limited liability company, the board of directors of a corporation or other analogous body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were originally sold by the Company on June 23, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside the United States pursuant to Regulation S under the Securities Act that agreed to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Issuers entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Issuers have agreed to: (i) file a registration statement (the "Exchange Offer Registration Statement") with the Commission on or prior to 60 days after the closing of the Offering (the "Closing"), (ii) use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing of the Offering, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (the "Effective Date"), Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Issuers fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuers fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder of Notes with respect to which any such Registration Default shall be applicable, with respect to the first 90-day period immediately following the occurrence of the first such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all such Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all such Registration Defaults of $0.25 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Issuers on each damages payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the Effective Date. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the date of its original issue.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Issuers believe that the Exchange Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes: (i) will not be able to rely on the interpretation of the staff of the Commission; (ii) will not be able to tender its Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     If (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or
(C) that it is a broker-dealer and owns Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     Upon the effectiveness of the Exchange Offer Registration Statement, unless it would not be permitted by applicable law or Commission policy, the Company will promptly commence the Exchange Offer to enable each Holder of the Notes (other than Holders who are affiliates (within the meaning of the Securities
Act) of the Company or underwriters (as defined in the Securities Act) with respect to the Exchange Notes) to exchange the Notes for Exchange Notes. If applicable, the Company shall keep the Shelf Registration Statement continuously effective for, under certain circumstances, at least two years after the Closing of the Offering.

     The Issuers (i) shall make available for a period of up to one year from the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the Holders covered thereby) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Notes who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to make representations in the Letter of Transmittal that (a) it is not an "affiliate" of the Issuers (within the meaning of Rule 405 of the Securities Act); (b) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer; (c) it is acquiring the Exchange Notes in its ordinary course of business; and (d) if it is a Participating Broker-Dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Exchange Notes pursuant to the Exchange Offer. The Commission has taken the position and the Issuers believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Exchange and Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

     If the holder is a Participating Broker-Dealer, it will be required to include a representation in such Participating Broker-Dealer's letter of transmittal with respect to the Exchange Offer that such Participating Broker-Dealer has not entered into any arrangement or understanding with the Company or any affiliate of the Issuers to distribute the Exchange Notes.

     For so long as the Notes are outstanding, the Issuers will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

     The foregoing description of the Registration Rights Agreement contains a discussion of all material elements thereof, but does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that: (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes; (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $300,000,000 aggregate principal amount of Notes were outstanding. The Issuers have fixed the close of business on November 6, 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Issuers shall be deemed to have accepted validly tendered Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Issuers.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of

Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December 11, 1998, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing, the Issuers will not extend the Expiration Date beyond December 16, 1998.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on December 31, 1998. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually in arrears on June 30 and December 31, of each year, commencing on December 31, 1998, to Holders of record on the immediately preceding June 15 and December 15.

PROCEDURES FOR TENDERING

     Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth above in the eighth paragraph under the heading "--Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL

CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Depositary and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Depositary.

     The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Depositary, which states that DTC has received an express acknowledgment from the participant in

DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     Notwithstanding the foregoing, in order to validly tender in the Exchange Offer with respect to Securities transferred pursuant to ATOP, a DTC participant using ATOP must also properly complete and duly execute the applicable Letter of Transmittal and deliver it to the Depositary. Pursuant to authority granted by DTC, any DTC participant which has Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a tender as though it were the registered holder by so completing, executing and delivering the applicable Letter of Transmittal to the Depositary. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Notes not properly tendered or any Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend, to notify holders of defects or irregularities with respect to tenders of Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Issuers, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

          (c) any governmental approval has not been obtained, which approval the Issuers shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Issuers determine in their sole discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        United States Trust Company of New York
        114 West 47th Street
        New York, New York 10036-1532

     Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Issuers accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only: (i) to the Issuers (upon redemption thereof or otherwise); (ii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers); (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALES OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (a) it is not an "affiliate" of the Issuers (within the meaning of Rule 405 of the Securities Act); (b) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer; (c) it is acquiring the Exchange Notes in its ordinary course of business; and (d) if it is a Participating Broker-Dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Exchange Notes pursuant to the Exchange Offer. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion (including the opinion of special counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Issuers recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     Kirkland & Ellis, special counsel to the Issuers, has advised the Issuers that in its opinion, the exchange of the Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Notes in the hands of such holder. Accordingly, there will be no federal income tax consequences to holders solely as a result of the exchange of Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Notes pursuant to the Exchange Offer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of up to one year from the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in
connection with any such resale. In addition, until             , 1998, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Issuers have agreed that, for a period of up to one year from the consummation of the Exchange Offer, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale.

                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, New York, New York.

                                    EXPERTS

     The consolidated financial statements of American Commercial Lines, Inc. as of December 27, 1996 and December 26, 1997 and for each of the three fiscal years in the period ended December 26, 1997, included in this Prospectus and in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Vectura Group, Inc. and subsidiaries as of and for the year ended December 31, 1997, included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                         INDEX TO FINANCIAL STATEMENTS

AMERICAN COMMERCIAL LINES, INC.
Report of Independent Auditors..............................   F-2
Audited Consolidated Financial Statements
Consolidated Statement of Earnings and Retained Earnings for
  the fiscal years ended December 29, 1995, December 27,
  1996 and December 26, 1997................................   F-3
Consolidated Statement of Cash Flows for the fiscal years
  ended December 29, 1995, December 27, 1996 and December
  26, 1997..................................................   F-4
Consolidated Statement of Financial Position at December 27,
  1996 and December 26, 1997................................   F-5
Notes to Consolidated Financial Statements..................   F-6

AMERICAN COMMERCIAL LINES LLC
Condensed Unaudited Consolidated Interim Financial
  Statements
Condensed Consolidated Statement of Earnings and Retained
  Earnings for the six months ended June 27, 1997 and June
  26, 1998..................................................  F-24
Condensed Consolidated Statement of Cash Flows for the six
  months ended June 27, 1997 and June 26, 1998..............  F-25
Condensed Consolidated Statement of Financial Position at
  December 26, 1997 and June 26, 1998.......................  F-26
Notes to Condensed Consolidated Financial Statements........  F-27

VECTURA GROUP, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................  F-38
Audited Consolidated Financial Statements
Consolidated Balance Sheet at December 31, 1997.............  F-39
Consolidated Statement of Income for the year ended December
  31, 1997..................................................  F-41
Consolidated Statement of Stockholders' Equity for the year
  ended December 31, 1997...................................  F-42
Consolidated Statement of Cash Flows for the year ended
  December 31, 1997.........................................  F-43
Notes to Consolidated Financial Statements..................  F-44
Unaudited Consolidated Balance Sheet at June 30, 1998.......  F-61
Unaudited Consolidated Statements of Income (Loss) for the
  six months ended June 30, 1997 and 1998...................  F-63
Unaudited Statements of Cash Flows for the six months ended
  June 30, 1997 and 1998....................................  F-64
Notes to Consolidated Interim Financial Statements..........  F-65

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder
of American Commercial Lines, Inc.

     We have audited the accompanying consolidated statements of financial position of American Commercial Lines, Inc. (a wholly-owned subsidiary of CSX Corporation) and subsidiaries as of December 27, 1996 and December 26, 1997, and the related consolidated statements of earnings and retained earnings and cash flows for each of the three fiscal years in the period ended December 26, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Commercial Lines, Inc. and subsidiaries at December 27, 1996 and December 26, 1997, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 26, 1997, in conformity with generally accepted accounting principles.

                                                           Ernst & Young LLP
Louisville, Kentucky
January 30, 1998, except
for Note 11, as to which
the date is June 5, 1998

                        AMERICAN COMMERCIAL LINES, INC.

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                    FISCAL YEARS ENDED
                                                             --------------------------------
                                                             DEC. 29,    DEC. 27,    DEC. 26,
                                                               1995        1996        1997
                                                             --------    --------    --------
OPERATING REVENUE..........................................  $553,582    $622,140    $618,233
OPERATING EXPENSE
  Materials, Supplies and Other............................   240,627     267,300     289,394
  Labor and Fringe Benefits................................   122,306     138,341     150,960
  Fuel.....................................................    41,955      58,747      56,982
  Depreciation and Amortization............................    32,560      37,481      41,149
  Taxes, Other Than Income Taxes...........................    20,678      19,607      21,115
                                                             --------    --------    --------
                                                              458,126     521,476     559,600
                                                             --------    --------    --------
OPERATING INCOME...........................................    95,456     100,664      58,633
OTHER EXPENSE
  Interest Expense.........................................     4,343       4,034       3,720
  Interest Expense, Affiliate -- Net.......................     7,042       7,746       8,752
  Other, Net...............................................     1,808       2,726       1,930
                                                             --------    --------    --------
                                                               13,193      14,506      14,402
                                                             --------    --------    --------
EARNINGS BEFORE INCOME TAXES...............................    82,263      86,158      44,231
INCOME TAXES...............................................    30,861      28,733      18,287
                                                             --------    --------    --------
NET EARNINGS...............................................    51,402      57,425      25,944
RETAINED EARNINGS, BEGINNING OF YEAR.......................    83,860     114,762     121,387
                                                             --------    --------    --------
                                                              135,262     172,187     147,331
CASH DIVIDENDS PAID........................................    20,500      36,800      19,000
DIVIDEND OF NET PENSION ASSETS.............................        --      14,000          --
                                                             --------    --------    --------
RETAINED EARNINGS, END OF YEAR.............................  $114,762    $121,387    $128,331
                                                             ========    ========    ========

          See accompanying Notes to Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                    FISCAL YEARS ENDED
                                                             --------------------------------
                                                             DEC. 29,    DEC. 27,    DEC. 26,
                                                               1995        1996        1997
                                                             --------    --------    --------
OPERATING ACTIVITIES
  Net Earnings.............................................   $51,402     $57,425     $25,944
  Adjustments to Reconcile Net Earnings to Net Cash
     Provided:
     Depreciation and Amortization.........................    32,560      37,481      41,149
     Deferred Income Taxes.................................     3,738        (794)         90
     Other Operating Activities............................    (2,014)      1,526       3,216
     Changes in Operating Assets and Liabilities:
       Accounts Receivable.................................    (7,840)    (13,048)     10,818
       Materials and Supplies..............................   (11,357)      6,301      14,062
       Other Current Assets................................     1,481        (273)     (5,157)
       Due to Affiliates...................................       377        (903)       (844)
       Other Current Liabilities...........................    30,733      25,905     (37,209)
                                                             --------    --------    --------
       Net Cash Provided by Operating Activities...........    99,080     113,620      52,069
INVESTING ACTIVITIES
  Property Additions.......................................   (33,425)    (90,551)    (51,500)
  Proceeds from Property Dispositions......................     2,968       1,054       3,411
  Other Investing Activities...............................    (6,047)     (4,158)     (1,211)
                                                             --------    --------    --------
       Net Cash Used by Investing Activities...............   (36,504)    (93,655)    (49,300)
FINANCING ACTIVITIES
  Short-Term Borrowing from Affiliate......................        --          --       6,550
  Long-Term Debt Repaid....................................    (4,526)     (4,484)     (4,484)
  Affiliate Debt Repaid....................................   (11,200)    (11,200)    (11,200)
  Cash Dividends Paid......................................   (20,500)    (36,800)    (19,000)
                                                             --------    --------    --------
       Net Cash Used by Financing Activities...............   (36,226)    (52,484)    (28,134)
Net Increase (Decrease) in Cash and Cash Equivalents.......    26,350     (32,519)    (25,365)
Cash and Cash Equivalents at Beginning of Year.............    30,453      56,803      24,284
                                                             --------    --------    --------
       Cash and Cash Equivalents at End of Year............   $56,803     $24,284     $(1,081)
                                                             ========    ========    ========

          See accompanying Notes to Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                             (DOLLARS IN THOUSANDS)

                                                              DEC. 27,    DEC. 26,
                                                                1996        1997
                                                              --------    --------
                                      ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents.................................   $24,284     $(1,081)
  Accounts Receivable -- Net................................    89,599      77,449
  Materials and Supplies....................................    47,588      33,526
  Deferred Income Taxes.....................................     1,619       1,378
  Other Current Assets......................................     3,678      10,167
                                                              --------    --------
     Total Current Assets...................................   166,768     121,439
PROPERTIES -- NET...........................................   449,221     460,295
NET PENSION ASSET...........................................    16,455      19,091
OTHER ASSETS................................................    34,651      31,307
                                                              --------    --------
     Total Assets...........................................  $667,095    $632,132
                                                              ========    ========
                                   LIABILITIES
CURRENT LIABILITIES
  Accounts Payable..........................................   $33,775     $13,714
  Accrued Payroll and Fringe Benefits.......................    17,990      16,131
  Due to Affiliates.........................................    26,168      27,599
  Short Term Borrowings from Affiliate......................        --       6,550
  Accrued Claims and Insurance Premiums.....................     5,197       6,620
  Deferred Revenue..........................................    11,614       7,894
  Other Current Liabilities.................................    51,019      35,486
                                                              --------    --------
     Total Current Liabilities..............................   145,763     113,994
LONG-TERM NOTE PAYABLE TO AFFILIATE.........................    78,400      67,200
DEFERRED INCOME TAXES.......................................    71,453      71,302
LONG-TERM DEBT..............................................    48,230      43,746
OTHER LONG-TERM LIABILITIES.................................    30,692      36,389
                                                              --------    --------
                                                               374,538     332,631
                                                              --------    --------
                               SHAREHOLDER'S EQUITY
  Common Stock, No Par Value, Authorized 2,000 Shares;
     Issued and Outstanding 1,001 Shares....................     6,006       6,006
  Other Capital.............................................   165,164     165,164
  Retained Earnings.........................................   121,387     128,331
                                                              --------    --------
     Total Shareholder's Equity.............................   292,557     299,501
                                                              --------    --------
     Total Liabilities and Shareholder's Equity.............  $667,095    $632,132
                                                              ========    ========

          See accompanying Notes to Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     The operations of American Commercial Lines, Inc. ("ACL") include barge transportation together with related terminal, marine construction and repair, and communications services along inland waterways. Barge transportation services include the movement of grain, coal, liquids, and other bulk products in the United States and South America and account for the majority of the Company's revenues. ACL's operations in South America are concentrated in Venezuela and along the Parana/Paraguay River system. Terminal, marine construction and repair, and communications services are provided to customers in marine transportation and other related industries in the United States. ACL has long term contracts with some customers. A long term coal contract may be restructured in 1998.

     ACL is a wholly-owned subsidiary of CSX Corporation ("CSX").

  Principles of Consolidation

     The Consolidated Financial Statements reflect the results of operations, cash flows and financial position of ACL and its majority-owned subsidiaries as a single entity. All significant intercompany accounts and transactions have been eliminated.

     Investments in companies that are not majority-owned are carried at either cost or equity, depending on the extent of control.

  Fiscal Year

     ACL follows an annual fiscal reporting period which ends on the last Friday in December. The financial statements presented are for the fiscal years ended December 29, 1995, December 27, 1996 and December 26, 1997.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates in reporting the amounts of certain revenues and expenses for each fiscal year and certain assets and liabilities at the end of each fiscal year. Actual results may differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents include short-term investments with a maturity of less than three months when purchased.

  Accounts Receivable

     ACL maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable. Allowances for doubtful accounts of $1,496 and $1,254 have been applied as a reduction of accounts receivable at December 27, 1996 and December 26, 1997, respectively.

                        AMERICAN COMMERCIAL LINES, INC.

  Materials and Supplies

     Materials and Supplies are carried at average cost and consist of the following:

                                                           DEC. 27,    DEC. 26,
                                                             1996        1997
                                                           --------    --------
Raw Materials                                              $14,070      $5,917
Work in Process                                             13,679       7,243
Parts and Supplies                                          19,839      20,366
                                                           -------     -------
                                                           $47,588     $33,526
                                                           =======     =======

  Revenue Recognition

     Barge transportation revenue is recognized proportionately as shipments move from origin to destination. Terminal, repair and communication revenue is recognized as services are provided. Marine construction revenue, and related expense, is primarily recognized on the completed-contract method.

  Properties

     Properties, at cost, consist of the following:

                                                         DEC. 27,    DEC. 26,
                                                           1996        1997
                                                         --------    --------
Land                                                      $17,786     $17,097
Buildings and Improvements                                 39,378      40,305
Equipment                                                 596,961     639,116
                                                         --------    --------
                                                          654,125     696,518
Less Accumulated Depreciation                             204,904     236,223
                                                         --------    --------
                                                         $449,221    $460,295
                                                         ========    ========

     Provisions for depreciation of properties are based on the estimated useful service lives computed on the straight-line method.

  Accounting Pronouncement

     ACL elected early adoption of Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("Statement No. 131"). Statement No. 131 establishes standards for the way certain enterprises report information about operating segments in interim and annual financial statements. The statement also establishes standards for related disclosures with respect to services or products, geographic areas of operation and major customers.

  Other

     Certain prior year data have been reclassified to conform to the 1997 presentation.

NOTE 2.  ACQUISITION

     Effective January 12, 1996, ACL acquired certain marine vessels and other assets from ContiCarriers and Terminals, Inc., a wholly-owned barge transportation subsidiary of Continental Grain Company, for a cash purchase price of $21 million. The acquisition was accounted for by the purchase method of accounting.

                        AMERICAN COMMERCIAL LINES, INC.

NOTE 3.  RELATED PARTIES

     Cash and cash equivalents at December 27, 1996 includes $16,838, representing the amount due from CSX for ACL's participation in the CSX cash management plan. Short term borrowings from affiliate of $6,550 at December 26, 1997 reflects the amount due to CSX for participation in the plan. Under this plan, excess cash is advanced to CSX for investment and CSX makes cash funds available to its subsidiaries as needed for use in their operations. CSX is committed to repay (or require payment of) all amounts on demand should circumstances require. The subsidiaries are charged for borrowings or compensated for investments based on returns earned by the plan portfolio. Interest income (expense) related to the Company's investment in/borrowings from the plan was $1,781, $97 and $(1,889) in 1995, 1996 and 1997, respectively.

     As of December 26, 1997, ACL has an outstanding loan with a CSX affiliate with a principal balance of $78,400. The loan agreement calls for twelve annual principal payments of $11,200 on January 2 of each year. Interest accrues at the rate of 8.75% per annum, and interest expense for 1995, 1996 and 1997, was $8,823, $7,843 and $6,863, respectively. Interest payments during 1995, 1996 and 1997 were $9,317, $8,337, and $7,357, respectively, and the interest payable at December 27, 1996 and December 26, 1997 was $3,952 and $3,458, respectively, and is included in due to affiliates in the statement of financial position.

     ACL maintains insurance coverage which transfers substantially all risk of loss, subject to coverage limits, related to various personal injury and property damage claims, to an insurance company owned by CSX. Accordingly, loss reserve accruals for such claims are not required, except for minimal per claim deductible amounts. ACL paid premiums of approximately $6,788, $7,215, and $6,350 to a CSX affiliate during 1995, 1996, and 1997, respectively.

     Included in Materials, Supplies and Other operating expenses are amounts related to a management service fee charged by CSX of $14,472 in 1995, $15,228 in 1996, and $15,024 in 1997.

NOTE 4.  INCOME TAXES

     ACL is included in the consolidated federal income tax return of CSX. The consolidated federal income tax liability is allocated to ACL as though ACL had filed a separate consolidated return subject to certain consolidated elections determined by CSX. As of December 27, 1996 and December 26, 1997, federal income taxes payable to CSX were $8,475 and $10,750, respectively, and are included in due to affiliates in the statement of financial position. ACL made federal income tax payments to CSX of $11,232, $28,919 and $12,765 during 1995, 1996 and 1997, respectively.

     Earnings from domestic and foreign operations and related income tax expense are as follows:

                                                         1995       1996       1997
                                                        -------    -------    -------
Earnings (Loss) Before Income Taxes:
       -- Domestic....................................  $77,320    $79,183    $46,643
       -- Foreign.....................................    4,943      6,975     (2,412)
                                                        -------    -------    -------
     Total............................................  $82,263    $86,158    $44,231
                                                        =======    =======    =======
Income Tax Expense (Benefit):
  Current -- Federal..................................  $22,175    $26,200    $15,040
          -- State....................................    2,548      2,597      1,030
          -- Foreign..................................    2,400        730      2,127
                                                        -------    -------    -------
     Total Current....................................  $27,123    $29,527    $18,197
                                                        =======    =======    =======

                        AMERICAN COMMERCIAL LINES, INC.

                                                         1995       1996       1997
                                                        -------    -------    -------
  Deferred -- Federal.................................   $3,763      $(410)        $3
           -- State...................................      (25)      (384)        87
           -- Foreign.................................       --         --         --
                                                        -------    -------    -------
     Total Deferred...................................    3,738       (794)        90
                                                        -------    -------    -------
     Total Expense....................................  $30,861    $28,733    $18,287
                                                        =======    =======    =======

     Income tax computed at federal statutory rates reconciled to income tax expense is as follows:

                                                         1995       1996       1997
                                                        -------    -------    -------
Tax at Federal Statutory Rate.........................  $28,792    $30,155    $15,481
State Income Taxes, Net...............................    1,640      1,438        726
Foreign Operations, Net...............................      570     (1,790)     3,183
Other Items...........................................     (141)    (1,070)    (1,103)
                                                        -------    -------    -------
     Total Income Tax Expense.........................  $30,861    $28,733    $18,287
                                                        =======    =======    =======

     The significant components of deferred tax assets and liabilities include:

                                                              DEC. 27,    DEC. 26,
                                                                1996        1997
                                                              --------    --------
Deferred Tax Assets:
  Other Post-retirement Benefits............................    $6,417      $6,910
  Other Items...............................................     7,293       8,702
                                                              --------    --------
     Total..................................................   $13,710     $15,612
                                                              ========    ========
Deferred Tax Liabilities:
  Accelerated Depreciation..................................  $(75,501)   $(76,363)
  Pension Obligation........................................    (6,895)     (7,648)
  Other Items...............................................    (1,148)     (1,525)
                                                              --------    --------
     Total..................................................   (83,544)    (85,536)
                                                              --------    --------
Net deferred tax liability..................................  $(69,834)   $(69,924)
                                                              ========    ========

     ACL has not recorded domestic deferred or additional foreign income taxes applicable to undistributed earnings of foreign subsidiaries that are considered to be indefinitely reinvested. Such earnings as of December 27, 1996 and December 26, 1997 amounted to $8,157 and $11,620, respectively. These amounts may become taxable upon their remittance as dividends or upon the sale or liquidation of the foreign subsidiaries. It is not practicable to determine the amount of net additional income tax that may be payable if such earnings were repatriated.

     Examinations of CSX consolidated federal income tax returns, which include ACL, have been completed through 1990. Returns for 1991 through 1993 are currently under examination. Management believes adequate provision has been made for any adjustments that might be assessed.

                        AMERICAN COMMERCIAL LINES, INC.

NOTE 5.  LONG-TERM DEBT

     Long-term debt, excluding note payable to affiliate, consists of the following:

                                                              DEC. 27,    DEC. 26,
                                                                1996        1997
                                                              --------    --------
U.S. Government Guaranteed Ship Financing Bonds:
  1976 Issue-due serially through 2001, 5.90% to 6.263%.....   $5,771       $4,197
  1977 Issue-due serially through 2002, 7.555% to 7.565%....    8,710       7,248
  1980 Issue-due serially through 2004, 6.85%...............    7,939       6,939
  1991 Issue-due serially through 2016, 8.125%..............    5,894       5,446
Terminal Facilities Revenue Refunding Bonds, due in 2010,
  7.75%.....................................................   24,400      24,400
                                                              -------     -------
     Total..................................................   52,714      48,230
Less current maturities.....................................    4,484       4,484
                                                              -------     -------
     Total Long-Term Debt...................................  $48,230     $43,746
                                                              =======     =======

     Maturities on long-term debt outstanding as of December 26, 1997 for the years 1998 through 2002 are $4,484, $4,242, $3,845, $3,266 and $2,848, respectively.

     Interest payments on long-term debt amounted to $4,486 in 1995, $4,169 in 1996 and $3,855 in 1997.

     Towboats and barges of ACL with a net book value of $42,571 are subject to liens under the U.S. Government Guaranteed Ship Financing Bonds agreements. A terminal with a net book value of $16,572 is also subject to lien.

NOTE 6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     ACL's long-term debt and long-term note payable to affiliate are the only financial instruments of ACL's with a fair value significantly different than their carrying amounts.

                                                     1996                   1997
                                              -------------------    -------------------
                                              CARRYING     FAIR      CARRYING     FAIR
                                               AMOUNT      VALUE      AMOUNT      VALUE
                                              --------    -------    --------    -------
Long-Term Debt..............................  $52,714     $55,518    $48,230     $52,127
Long-Term Note Payable to Affiliate.........  $89,600     $97,572    $78,400     $85,630

     The above fair values have been estimated using discounted cash flow analyses based upon ACL's current incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts of cash and cash equivalents and current assets and current liabilities qualifying as financial instruments approximate fair value due to the short-term maturities of these instruments.

NOTE 7.  EMPLOYEE BENEFIT PLANS

  Pension and Related Plans

     ACL sponsors or participates in defined benefit pension plans covering both salaried and hourly employees, including participation for certain employees in the combined CSX Pension Plan for which ACL is allocated a portion of the net pension expense. The plans provide for eligible employees to receive benefits based on years of service and either compensation rates near retirement or a predetermined multiplier factor. Contributions to the plans are sufficient to meet the minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. Plan assets consist primarily of common stocks, corporate bonds and cash and cash equivalents. Substantially all assets of the various plans are invested in the CSX Corporation Master Pension Trust, a master trust.

                        AMERICAN COMMERCIAL LINES, INC.

     A summary of the components of net periodic pension expense (income) for ACL's defined benefit pension plans, including the allocation from the CSX Pension Plan, is as follows:

                                                          1995       1996      1997
                                                         -------    ------    -------
Service Cost...........................................     $505      $626       $661
Interest Cost on Projected Benefit Obligation..........    1,199     1,251      1,297
Actual Return on Plan Assets...........................   (6,033)   (2,811)    (8,762)
Net Amortization and Deferral..........................    2,997      (192)     5,405
ACL share of CSX Pension Plan..........................     (668)      694      1,600
                                                         -------    ------    -------
Net Pension Expense (Income)...........................  $(2,000)    $(432)      $201
                                                         =======    ======    =======

     The following actuarial assumptions were used in determining net pension income and the net pension asset:

                                                             1995     1996     1997
                                                             -----    -----    -----
Discount Rate..............................................   7.50%    7.50%    7.50%
Estimated Long-Term Rate of Salary Increases...............   5.00%    5.00%    5.00%
Expected Long-Term Rate of Return on Assets................   9.75%    9.50%    9.50%

     The funded status of the plans and the amounts reflected in the accompanying statement of financial position at year end are as follows:

                                                              SEPT. 30,    SEPT. 30,
                                                                1996         1997
                                                              ---------    ---------
                                                               (AT VALUATION DATE)
Plan Assets at Fair Value...................................   $34,583       $42,694
                                                               -------      -------
Actuarial Present Value of Projected Benefit Obligations:
  Accumulated Benefit Obligations:
     Vested.................................................   (17,036)     (18,428)
     Nonvested..............................................      (440)        (663)
                                                               -------      -------
                                                               (17,476)     (19,091)
                                                               -------      -------
Excess of Plan Assets Over Projected Benefit Obligations....    17,107       23,603
Unrecognized Prior Service Cost.............................     1,169        1,025
Unrecognized Net Loss (Gain)................................     1,561       (3,784)
Unrecognized Initial Net Asset..............................    (1,900)      (1,424)
ACL share of CSX Pension Plan...............................    (1,466)        (266)
Recognition of Minimum Liability............................       (16)         (63)
                                                               -------      -------
Net Pension Asset at Year-End...............................   $16,455       $19,091
                                                               =======      =======

     During 1996, ACL transferred approximately $23 million in pension assets, $14 million after-tax, to CSX through a dividend.

     ACL also sponsors certain contributory defined contribution plans covering eligible employee groups. ACL contributions to such plans are based upon a percentage of employee contributions and were $1,376, $1,530 and $1,649 in 1995, 1996 and 1997, respectively.

     Certain ACL employees are covered by union-sponsored, collectively-bargained, multiemployer defined benefit pension plans. Contributions to such plans, which are based upon union contracts, were approximately $136, $161 and $87 in 1995, 1996 and 1997, respectively.

                        AMERICAN COMMERCIAL LINES, INC.

  Other Post-retirement Benefit Plans

     In addition to the defined benefit pension and related plans, ACL has a defined benefit post-retirement plan covering most full-time salaried employees. The plan provides medical benefits and is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the health care plan anticipates future cost-sharing changes to the written plan that are consistent with ACL's expressed intent to increase the retiree contribution rate annually.

     Net periodic post-retirement benefit expense included the following components:

                                                            1995      1996      1997
                                                           ------    ------    ------
Service Cost.............................................    $802      $782      $839
Interest Cost............................................   1,078     1,296     1,373
Amortization of Prior Service Cost.......................    (568)     (319)     (501)
                                                           ------    ------    ------
Net Periodic Post-retirement Benefit Expense.............  $1,312    $1,759    $1,711
                                                           ======    ======    ======

     ACL's current policy is to fund the cost of the post-retirement health care benefits on a pay-as-you-go basis, as in prior years. The amounts recognized in ACL's statement of financial position at December 27, 1996 and December 26, 1997 are as follows:

                                                              SEPT. 30,    SEPT. 30,
                                                                1996         1997
                                                              ---------    ---------
                                                               (AT VALUATION DATE)
Accumulated Post-retirement Benefit Obligation:
  Retirees..................................................   $12,194      $11,813
  Fully Eligible Active Plan Participants...................     2,959        3,165
  Other Active Plan Participants............................     3,329        3,332
                                                               -------      -------
     Total..................................................    18,482       18,310
Unrecognized Prior Service Cost.............................       907          339
Unrecognized Net Loss.......................................    (2,515)        (405)
Claim Payments, October 1 through Year-End..................       (90)        (125)
                                                               -------      -------
  Net Post-retirement Benefit Obligation at Year-End........   $16,784      $18,119
                                                               =======      =======

     The net post-retirement benefit obligation was determined using the assumption that the health care cost trend rate for retirees was 9.50% for 1997-1998, decreasing gradually to a 5.50% trend rate by 2005 and remaining at that level thereafter. A 1% increase in the assumed health care cost trend rate would have increased the accumulated post-retirement benefit obligation as of December 26, 1997 by $1,394 and the aggregate of the service and interest cost components of net periodic post-retirement benefit expense for 1997 by $207.

     The discount rate used in determining the accumulated post-retirement benefit obligation was 7.50% for 1995, 1996 and 1997.

NOTE 8.  LEASE OBLIGATIONS

     ACL leases buildings, data processing hardware and operating equipment under various operating leases and charter agreements which expire from 1998 to 2015 and which generally have renewal options at similar terms. Certain vessel leases also contain purchase options at prices approximating fair value of the leased vessels. Rental expense in 1995, 1996 and 1997 under continuing obligations was approximately $19,893, $35,201 and $40,585, respectively.

                        AMERICAN COMMERCIAL LINES, INC.

     At December 26, 1997, minimum lease payments under non-cancelable operating leases total $16,228 for 1998, $13,144 for 1999, $8,578 for 2000, $3,784 for
2001, $2,029 for 2002 and $4,570 thereafter.

NOTE 9.  CONTINGENCIES

     A number of legal actions are pending against ACL in which claims are made in substantial amounts. While the ultimate results of pending litigation cannot be predicted with certainty, management does not currently expect that resolution of these matters will have a material adverse effect on the consolidated results of operations, financial position and cash flows of ACL.

NOTE 10.  BUSINESS SEGMENTS

     ACL has two reportable business segments -- barging and construction. The Company's barging segment includes barge transportation operations in North and South America and ACL's domestic fleeting facilities that provide fleeting, shifting, cleaning and repair services at various locations along the inland waterways. The construction segment constructs marine equipment for ACL's domestic and international fleets as well as external customers.

     ACL evaluates performance based on segment earnings, which is defined as operating income, before income taxes and excluding the management services fee paid to CSX. The accounting policies of the reportable segments are consistent with those described in the summary of significant accounting policies.

     Intercompany sales are transferred at cost.

     ACL's reportable segments are business units that offer different products or services. The reportable segments are managed separately because they provide distinct products and services to internal and external customers.

                                                 REPORTABLE SEGMENTS
                                               ------------------------     ALL OTHER
                                               BARGING     CONSTRUCTION    SEGMENTS(1)     TOTAL
                                               --------    ------------    -----------    --------
YEAR ENDED DECEMBER 29, 1995
Revenues from external customers.............   439,107        86,302         28,173       553,582
Intersegment revenues........................        --         6,211          2,717         8,928
Depreciation expense.........................    26,898           739          4,035        31,672
Segment earnings (loss)......................   104,165          (599)         6,362       109,928
Property additions...........................    20,599         3,207          9,619        33,425
YEAR ENDED DECEMBER 27, 1996
Revenues from external customers.............   508,435        84,729         28,976       622,140
Intersegment revenues........................        --        33,172          3,397        36,569
Depreciation expense.........................    30,913           929          4,181        36,023
Segment earnings.............................   104,298         4,327          7,267       115,892
Segment assets...............................   548,982        64,692         53,421       667,095
Property additions...........................    82,667         6,663          1,221        90,551

                        AMERICAN COMMERCIAL LINES, INC.

                                                 REPORTABLE SEGMENTS
                                               ------------------------     ALL OTHER
                                               BARGING     CONSTRUCTION    SEGMENTS(1)     TOTAL
                                               --------    ------------    -----------    --------
YEAR ENDED DECEMBER 26, 1997
Revenues from external customers.............  $487,106      $100,711        $30,416      $618,233
Intersegment revenues........................        --        33,263          4,204        37,467
Depreciation expense.........................    32,982         1,569          4,124        38,675
Segment earnings.............................    56,832         8,507          8,318        73,657
Segment assets...............................   529,301        50,907         51,924       632,132
Property additions...........................    47,827         2,635          1,038        51,500

---------------
(1) Financial data for segments below the reporting thresholds is attributable to two operating segments -- a segment operating terminals along the U.S. inland waterways and a segment providing voice and data communications to marine companies operating on the U.S. inland waterways.

     The following is a reconciliation of ACL's segments' revenues and profits to ACL's consolidated totals.

                                                               1995        1996        1997
                                                             --------    --------    --------
REVENUES
Total revenues from external customers.....................  $553,582    $622,140    $618,233
Intersegment revenues......................................     8,928      36,569      37,467
Elimination of intersegment revenues.......................    (8,928)    (36,569)    (37,467)
                                                             --------    --------    --------
Operating revenue..........................................  $553,582    $622,140    $618,233
                                                             ========    ========    ========
PROFITS
Total segment earnings.....................................  $109,928    $115,892     $73,657
Unallocated amounts:
  Management services fee charged by CSX...................   (14,472)    (15,228)    (15,024)
  Interest expense.........................................    (4,343)     (4,034)     (3,720)
  Interest expense, affiliate -- net.......................    (7,042)     (7,746)     (8,752)
  Other, net...............................................    (1,808)     (2,726)     (1,930)
                                                             --------    --------    --------
Earnings before income taxes...............................   $82,263     $86,158     $44,231
                                                             ========    ========    ========

  Geographic Information

                                                  REVENUES                 PROPERTIES -- NET
                                      --------------------------------    --------------------
                                        1995        1996        1997        1996        1997
                                      --------    --------    --------    --------    --------
United States.......................  $536,000    $594,783    $582,185    $417,724    $406,709
South America.......................    17,582      27,357      36,048      31,497      53,586
                                      --------    --------    --------    --------    --------
Total...............................  $553,582    $622,140    $618,233    $449,221    $460,295
                                      ========    ========    ========    ========    ========

     Revenues are attributed to countries based on the location of the service provided. Properties represent the only long lived assets of the company.

  Major Customer

     Revenues from one customer of the barging segment represented approximately 12% and 11% of ACL's consolidated revenues in 1996 and 1997, respectively.

                        AMERICAN COMMERCIAL LINES, INC.

NOTE 11.  SUBSEQUENT EVENT

     On April 20, 1998, CSX announced that it will convey ACL to a venture formed with Vectura Group, Inc. ("Vectura") for approximately $850 million in cash and securities. As part of the transaction, National Marine, Inc. ("NMI"), a wholly-owned subsidiary of Vectura, will be combined with ACL. The transaction is subject to customary conditions, including the arrangement of financing. Closing of the transaction is anticipated in the second quarter of 1998. Vectura, CSX and NMI will hold approximately 55%, 34% and 11%, respectively, of the junior common membership interests in the venture which shall be allocated between voting and non-voting interests (before giving effect to any issuance to certain management investors and independent investors).

     In connection with the formation of the new venture, ACL will become part of a new entity, American Commercial Lines LLC. American Commercial Lines LLC plans to issue certain debt in connection with the recapitalization of the parent company, American Commercial Lines Holdings LLC. American Commercial Lines LLC's payment obligations under the proposed debt offering are to be guaranteed by ACL's domestic subsidiaries, other than ACL Capital Corp. (which will be formed in connection with the transaction), any Accounts Receivable Subsidiary (as defined in the indentures with respect to such debt) and certain subsidiaries of the company without substantial assets or operations (the "Subsidiary Guarantors"). Such guarantees are full, unconditional and joint and several. Separate financial statements of the Subsidiary Guarantors are not presented because ACL's management has determined that they would not be material to investors. The following supplemental financial information sets forth on a combined basis, condensed consolidated statements of financial position, statements of earnings and statements of cash flows for the Subsidiary Guarantors, ACL's non-guarantor subsidiaries and for ACL.

                        AMERICAN COMMERCIAL LINES, INC.

 CONDENSED COMBINING STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 29, 1995
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING REVENUE............................    $536,000        $17,582         $    --       $553,582
OPERATING EXPENSE
  Materials, Supplies and Other..............     233,924          6,703              --        240,627
  Labor and Fringe Benefits..................     119,604          2,702              --        122,306
  Fuel.......................................      41,439            516              --         41,955
  Depreciation and Amortization..............      32,195            365              --         32,560
  Taxes, Other Than Income Taxes.............      20,677              1              --         20,678
                                                 --------        -------         -------       --------
                                                  447,839         10,287              --        458,126
                                                 --------        -------         -------       --------
OPERATING INCOME.............................      88,161          7,295              --         95,456
OTHER EXPENSE (INCOME)
  Interest Expense...........................       4,343             --              --          4,343
  Interest Expense, Affiliate -- Net.........       7,042          1,117          (1,117)         7,042
  Other, Net.................................        (544)         1,235           1,117          1,808
                                                 --------        -------         -------       --------
                                                   10,841          2,352              --         13,193
                                                 --------        -------         -------       --------
EARNINGS BEFORE INCOME TAXES.................      77,320          4,943              --         82,263
INCOME TAXES.................................      28,852          2,009              --         30,861
                                                 --------        -------         -------       --------
NET EARNINGS.................................      $48,468        $2,934         $    --        $51,402
                                                 ========        =======         =======       ========

                        AMERICAN COMMERCIAL LINES, INC.

 CONDENSED COMBINING STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 27, 1996
                             (DOLLARS IN THOUSANDS)

                                                  GUARANTOR         OTHER                       COMBINED
                                                 SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    TOTALS
                                                 ------------    ------------    ------------   --------
OPERATING REVENUE..............................    $594,783        $27,357         $    --      $622,140
OPERATING EXPENSE
  Materials, Supplies and Other................     257,934          9,366              --       267,300
  Labor and Fringe Benefits....................     134,366          3,975              --       138,341
  Fuel.........................................      56,550          2,197              --        58,747
  Depreciation and Amortization................      36,241          1,240              --        37,481
  Taxes, Other Than Income Taxes...............      19,607             --              --        19,607
                                                   --------        -------         -------      --------
                                                    504,698         16,778              --       521,476
                                                   --------        -------         -------      --------
OPERATING INCOME...............................      90,085         10,579              --       100,664
OTHER EXPENSE (INCOME)
  Interest Expense.............................       4,034             --              --         4,034
  Interest Expense, Affiliate -- Net...........       7,746          1,333          (1,333)        7,746
  Other, Net...................................        (878)         2,271           1,333         2,726
                                                   --------        -------         -------      --------
                                                     10,902          3,604              --        14,506
                                                   --------        -------         -------      --------
EARNINGS BEFORE INCOME TAXES...................      79,183          6,975              --        86,158
INCOME TAXES...................................      28,095            638              --        28,733
                                                   --------        -------         -------      --------
NET EARNINGS...................................      $51,088        $6,337         $    --       $57,425
                                                   ========        =======         =======      ========

                        AMERICAN COMMERCIAL LINES, INC.

 CONDENSED COMBINING STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 26, 1997
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING REVENUE............................    $582,185        $36,048         $    --       $618,233
OPERATING EXPENSE
  Materials, Supplies and Other..............     270,050         19,344              --        289,394
  Labor and Fringe Benefits..................     143,844          7,116              --        150,960
  Fuel.......................................      53,698          3,284              --         56,982
  Depreciation and Amortization..............      37,809          3,340              --         41,149
  Taxes, Other Than Income Taxes.............      21,114              1              --         21,115
                                                 --------        -------         -------       --------
                                                  526,515         33,085              --        559,600
                                                 --------        -------         -------       --------
OPERATING INCOME.............................      55,670          2,963              --         58,633
OTHER EXPENSE (INCOME)
  Interest Expense...........................       3,720             --              --          3,720
  Interest Expense, Affiliate -- Net.........       8,752          2,026          (2,026)         8,752
  Other, Net.................................      (3,445)         3,349           2,026          1,930
                                                 --------        -------         -------       --------
                                                    9,027          5,375              --         14,402
                                                 --------        -------         -------       --------
EARNINGS (LOSS) BEFORE INCOME TAXES..........      46,643         (2,412)             --         44,231
INCOME TAXES.................................      16,209          2,078              --         18,287
                                                 --------        -------         -------       --------
NET EARNINGS (LOSS)..........................      $30,434       $(4,490)        $    --        $25,944
                                                 ========        =======         =======       ========

                        AMERICAN COMMERCIAL LINES, INC.

CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 29, 1995
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING ACTIVITIES
  Net Earnings...............................      $48,468        $2,934         $    --        $51,402
  Adjustments to Reconcile Net Earnings to
     Net Cash Provided:
     Depreciation and Amortization...........      32,195            365              --         32,560
     Deferred Income Taxes...................       3,738             --              --          3,738
     Other Operating Activities..............      (2,183)           169              --         (2,014)
     Changes in Operating Assets and
       Liabilities:
       Accounts Receivable...................      (6,895)          (945)             --         (7,840)
       Materials and Supplies................     (11,094)          (263)             --        (11,357)
       Other Current Assets..................       1,719           (840)            602          1,481
       Due to Affiliates.....................         377             --              --            377
       Other Current Liabilities.............      26,554          4,179              --         30,733
                                                 --------        -------         -------       --------
          Net Cash Provided by Operating
            Activities.......................      92,879          5,599             602         99,080
INVESTING ACTIVITIES
  Property Additions.........................     (32,414)        (1,011)             --        (33,425)
  Proceeds from Property Dispositions........       2,968             --              --          2,968
  Other Investing Activities.................       1,909             62          (8,018)        (6,047)
                                                 --------        -------         -------       --------
          Net Cash Used by Investing
            Activities.......................     (27,537)          (949)         (8,018)       (36,504)
FINANCING ACTIVITIES
  Borrowings from Affiliate..................          --             --              --             --
  Long-Term Debt Repaid......................      (4,526)            --              --         (4,526)
  Affiliate Debt Repaid......................     (11,200)        (4,280)          4,280        (11,200)
  Cash Dividends Paid........................     (20,500)        (3,160)          3,160        (20,500)
  Other Financing Activities.................          --             24             (24)            --
                                                 --------        -------         -------       --------
          Net Cash Used by Financing
            Activities.......................     (36,226)        (7,416)          7,416        (36,226)
Net Increase (Decrease) in Cash and Cash
  Equivalents................................      29,116         (2,766)             --         26,350
Cash and Cash Equivalents at Beginning of
  Year.......................................      26,810          3,643              --         30,453
                                                 --------        -------         -------       --------
          Cash and Cash Equivalents at End of
            Year.............................     $55,926             $877       $    --        $56,803
                                                 ========        =======         =======       ========

                        AMERICAN COMMERCIAL LINES, INC.

CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 27, 1996
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING ACTIVITIES
  Net Earnings...............................       $51,088        $6,337        $     --       $57,425
  Adjustments to Reconcile Net Earnings to
     Net Cash Provided:
     Depreciation and Amortization...........      36,241           1,240              --        37,481
     Deferred Income Taxes...................        (800)              6              --          (794)
     Other Operating Activities..............         (10)          1,536              --         1,526
     Changes in Operating Assets and
       Liabilities:
       Accounts Receivable...................      (6,127)         (6,921)             --       (13,048)
       Materials and Supplies................       8,206          (1,905)             --         6,301
       Other Current Assets..................         180            (453)             --          (273)
       Due to Affiliates.....................        (903)             --              --          (903)
       Other Current Liabilities.............      22,945           2,960              --        25,905
                                                ---------        --------        --------      --------
       Net Cash Provided by Operating
          Activities.........................     110,820           2,800              --       113,620
INVESTING ACTIVITIES
  Property Additions.........................     (59,472)        (31,079)             --       (90,551)
  Proceeds from Property Dispositions........       1,054              --              --         1,054
  Other Investing Activities.................     (36,626)            913          31,555        (4,158)
                                                ---------        --------        --------      --------
       Net Cash Used by Investing
          Activities.........................     (95,044)        (30,166)         31,555       (93,655)
FINANCING ACTIVITIES
  Borrowings from Affiliate..................          --          20,627         (20,627)           --
  Long-Term Debt Repaid......................      (4,484)             --              --        (4,484)
  Affiliate Debt Repaid......................     (11,200)         (3,945)          3,945       (11,200)
  Cash Dividends Paid........................     (36,800)         (2,765)          2,765       (36,800)
  Other Financing Activities.................          --          17,638         (17,638)           --
                                                ---------        --------        --------      --------
       Net Cash (Used in) Provided by
          Financing Activities...............     (52,484)         31,555         (31,555)      (52,484)
Net Increase (Decrease) in Cash and Cash
  Equivalents................................     (36,708)          4,189              --       (32,519)
Cash and Cash Equivalents at Beginning of
  Year.......................................      55,926             877              --        56,803
                                                ---------        --------        --------      --------
       Cash and Cash Equivalents at
          End of Year........................     $19,218           $5,066       $     --       $24,284
                                                =========        ========        ========      ========

                        AMERICAN COMMERCIAL LINES, INC.

CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 26, 1997
                             (DOLLARS IN THOUSANDS)

                                                 GUARANTOR         OTHER                        COMBINED
                                                SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                                ------------    ------------    ------------    --------
OPERATING ACTIVITIES
  Net Earnings (Loss).........................      $30,434        $(4,490)       $     --       $25,944
  Adjustments to Reconcile Net Earnings (Loss)
     to Net Cash Provided:
     Depreciation and Amortization............      37,809           3,340              --        41,149
     Deferred Income Taxes....................         103             (13)             --            90
     Other Operating Activities...............       1,918           1,298              --         3,216
     Changes in Operating Assets and
       Liabilities:
       Accounts Receivable....................       5,952           4,866              --        10,818
       Materials and Supplies.................      14,248            (186)             --        14,062
       Other Current Assets...................      (5,820)            663              --        (5,157)
       Due to Affiliates......................        (844)             --              --          (844)
       Other Current Liabilities..............     (35,925)         (1,284)             --       (37,209)
                                                  --------        --------        --------      --------
       Net Cash Provided by Operating
          Activities..........................      47,875           4,194              --        52,069

INVESTING ACTIVITIES
  Property Additions..........................     (26,114)        (25,386)             --       (51,500)
  Proceeds from Property Dispositions.........       3,452             (41)             --         3,411
  Other Investing Activities..................     (21,435)         (1,228)         21,452        (1,211)
                                                  --------        --------        --------      --------
       Net Cash Used by Investing
          Activities..........................     (44,097)        (26,655)         21,452       (49,300)

FINANCING ACTIVITIES
  Short-Term Borrowing from Affiliate.........       6,550          23,984         (23,984)        6,550
  Long-Term Debt Repaid.......................      (4,484)             --              --        (4,484)
  Affiliate Debt Repaid.......................     (11,200)         (4,000)          4,000       (11,200)
  Cash Dividends Paid.........................     (19,000)         (2,370)          2,370       (19,000)
  Other Financing Activities..................          --           3,838          (3,838)           --
                                                  --------        --------        --------      --------
       Net Cash (Used in) Provided by
          Financing Activities................     (28,134)         21,452         (21,452)      (28,134)

Net (Decrease) Increase in Cash and Cash
  Equivalents.................................     (24,356)         (1,009)             --       (25,365)
Cash and Cash Equivalents at Beginning of
  Year........................................      19,218           5,066              --        24,284
                                                  --------        --------        --------      --------
       Cash and Cash Equivalents at End of
          Year................................     $(5,138)          $4,057       $     --       $(1,081)
                                                  ========        ========        ========      ========

                        AMERICAN COMMERCIAL LINES, INC.

    CONDENSED COMBINING STATEMENT OF FINANCIAL POSITION AT DECEMBER 27, 1996
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
                                                ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents..................      $19,218        $5,066         $     --       $24,284
  Accounts Receivable -- Net.................      76,518         13,081               --        89,599
  Materials and Supplies.....................      45,166          2,422               --        47,588
  Deferred Income Taxes......................       1,624             (5)              --         1,619
  Other Current Assets.......................       2,211          1,467               --         3,678
                                                 --------        -------         --------      --------
     Total Current Assets....................     144,737         22,031               --       166,768
PROPERTIES -- NET............................     417,723         31,498               --       449,221
NET PENSION ASSET............................      16,455             --               --        16,455
OTHER ASSETS.................................      72,241         18,955          (56,545)       34,651
                                                 --------        -------         --------      --------
  Total Assets...............................    $651,156        $72,484         $(56,545)     $667,095
                                                 ========        =======         ========      ========
                                              LIABILITIES
CURRENT LIABILITIES
  Accounts Payable...........................     $25,390           $8,385       $     --       $33,775
  Accrued Payroll and Fringe Benefits........      17,874            116               --        17,990
  Due to Affiliates..........................      26,200            (32)              --        26,168
  Accrued Claims and Insurance Premiums......       5,197             --               --         5,197
  Deferred Revenue...........................      11,614             --               --        11,614
  Other Current Liabilities..................      48,458          2,561               --        51,019
                                                 --------        -------         --------      --------
     Total Current Liabilities...............     134,733         11,030               --       145,763
LONG-TERM NOTE PAYABLE TO AFFILIATE..........      78,400         24,813          (24,813)       78,400
DEFERRED INCOME TAXES........................      71,469            (16)              --        71,453
LONG-TERM DEBT...............................      48,230             --               --        48,230
OTHER LONG-TERM LIABILITIES..................      25,767          4,925               --        30,692
                                                 --------        -------         --------      --------
                                                  358,599         40,752          (24,813)      374,538
                                                 --------        -------         --------      --------
                                         SHAREHOLDER'S EQUITY
Common Stock.................................       6,006             36              (36)        6,006
Other Capital................................     165,164         25,560          (25,560)      165,164
Retained Earnings............................     121,387          6,136           (6,136)      121,387
                                                 --------        -------         --------      --------
     Total Shareholder's Equity..............     292,557         31,732          (31,732)      292,557
                                                 --------        -------         --------      --------
     Total Liabilities and Shareholder's
       Equity................................    $651,156        $72,484         $(56,545)     $667,095
                                                 ========        =======         ========      ========

                        AMERICAN COMMERCIAL LINES, INC.

    CONDENSED COMBINING STATEMENT OF FINANCIAL POSITION AT DECEMBER 26, 1997
                             (DOLLARS IN THOUSANDS)

                                                      GUARANTOR        OTHER                      COMBINED
                                                     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    TOTALS
                                                     ------------   ------------   ------------   --------
                                                  ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents........................     $(5,138)       $4,057        $     --      $(1,081)
  Accounts Receivable -- Net.......................      69,234         8,215              --       77,449
  Materials and Supplies...........................      30,918         2,608              --       33,526
  Deferred Income Taxes............................       1,371             7              --        1,378
  Other Current Assets.............................      13,383           804          (4,020)      10,167
                                                       --------       -------        --------     --------
     Total Current Assets..........................     109,768        15,691          (4,020)     121,439
PROPERTIES -- NET..................................     406,709        53,586              --      460,295
NET PENSION ASSET..................................      19,091            --              --       19,091
OTHER ASSETS.......................................      80,611        20,183         (69,487)      31,307
                                                       --------       -------        --------     --------
     TOTAL ASSETS..................................    $616,179       $89,460        $(73,507)    $632,132
                                                       ========       =======        ========     ========

                                               LIABILITIES
CURRENT LIABILITIES
  Accounts Payable.................................     $10,351        $3,363        $     --      $13,714
  Accrued Payroll and Fringe Benefits..............      16,016           115              --       16,131
  Due to Affiliates................................      27,562         4,057          (4,020)      27,599
  Short Term Borrowings from Affiliate.............       6,550            --              --        6,550
  Accrued Claims and Insurance Premiums............       6,620            --              --        6,620
  Deferred Revenue.................................       7,894            --              --        7,894
  Other Current Liabilities........................      29,256         6,230              --       35,486
                                                       --------       -------        --------     --------
     Total Current Liabilities.....................     104,249        13,765          (4,020)     113,994
LONG-TERM NOTE PAYABLE TO AFFILIATE................      67,200        29,722         (29,722)      67,200
DEFERRED INCOME TAXES..............................      71,318           (16)             --       71,302
LONG-TERM DEBT.....................................      43,746            --              --       43,746
OTHER LONG-TERM LIABILITIES........................      30,165         6,224              --       36,389
                                                       --------       -------        --------     --------
                                                        316,678        49,695         (33,742)     332,631
                                                       --------       -------        --------     --------

                                           SHAREHOLDER'S EQUITY
Common Stock.......................................       6,006            36             (36)       6,006
Other Capital......................................     165,164        40,453         (40,453)     165,164
Retained Earnings..................................     128,331          (724)            724      128,331
                                                       --------       -------        --------     --------
     Total Shareholder's Equity....................     299,501        39,765         (39,765)     299,501
                                                       --------       -------        --------     --------
     Total Liabilities and Shareholder's Equity....    $616,179       $89,460        $(73,507)    $632,132
                                                       ========       =======        ========     ========

                        AMERICAN COMMERCIAL LINES, INC.

       CONDENSED CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                              --------------------
                                                              JUNE 27,    JUNE 26,
                                                                1997        1998
                                                              --------    --------
                                                                  (UNAUDITED)
OPERATING REVENUE...........................................  $275,423    $266,858
OPERATING EXPENSE
  Materials, Supplies and Other.............................   128,461     122,152
  Labor and Fringe Benefits.................................    72,018      73,259
  Fuel......................................................    30,339      22,659
  Depreciation and Amortization.............................    20,129      20,569
  Taxes, Other Than Income Taxes............................    10,925      11,027
                                                              --------    --------
                                                               261,872     249,666
                                                              --------    --------
OPERATING INCOME............................................    13,551      17,192
OTHER EXPENSE (INCOME)
  Interest Expense..........................................     1,900       2,097
  Interest Expense, Affiliate -- Net........................     4,266       3,971
  Other, Net................................................      (411)        687
                                                              --------    --------
                                                                 5,755       6,755
                                                              --------    --------
EARNINGS BEFORE INCOME TAXES................................     7,796      10,437
INCOME TAXES (BENEFIT)......................................     3,688     (62,225)
                                                              --------    --------
NET EARNINGS................................................     4,108      72,662
RETAINED EARNINGS, BEGINNING OF PERIOD......................   121,387     128,331
                                                              --------    --------
                                                               125,495     200,993
DIVIDENDS/DISTRIBUTIONS.....................................     9,500      18,454
                                                              --------    --------
RETAINED EARNINGS, END OF PERIOD............................  $115,995    $182,539
                                                              ========    ========

     See accompanying Notes to Condensed Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                              --------------------
                                                              JUNE 27,    JUNE 26,
                                                                1997        1998
                                                              --------    --------
                                                                  (UNAUDITED)
OPERATING ACTIVITIES
  Net Earnings..............................................    $4,108     $72,662
  Adjustments to Reconcile Net Earnings to Net Cash Provided
     (Used):
     Depreciation and Amortization..........................    20,129      20,569
     Deferred Income Taxes..................................       836     (63,601)
     Other Operating Activities.............................      (219)      5,377
     Changes in Operating Assets and Liabilities:
       Accounts Receivable..................................    14,951      10,403
       Materials and Supplies...............................    (5,056)    (17,211)
       Other Current Assets.................................    (1,421)     (2,013)
       Due to Affiliates....................................      (852)       (306)
       Other Current Liabilities............................   (36,813)    (13,207)
                                                              --------    --------
       Net Cash Provided by (Used in) Operating
        Activities..........................................    (4,337)     12,673
INVESTING ACTIVITIES
  Property Additions........................................   (38,212)    (25,034)
  Proceeds from Property Dispositions.......................       903       3,150
  Restricted Investments....................................               (26,128)
  Other Investing Activities................................    (4,741)     (3,010)
                                                              --------    --------
       Net Cash Used by Investing Activities................   (42,050)    (51,022)
FINANCING ACTIVITIES
  Short Term Borrowing from Affiliates......................    61,204      68,106
  Long-Term Debt Repaid.....................................    (2,242)     (2,242)
  Affiliate Debt Repaid.....................................   (11,200)    (11,200)
  Cash Dividends Paid.......................................    (9,500)     (9,500)
  Other Financing...........................................        --      (1,338)
                                                              --------    --------
       Net Cash Provided by Financing Activities............    38,262      43,826
                                                              --------    --------
Net Increase (Decrease) in Cash and Cash Equivalents........    (8,125)      5,477
Cash and Cash Equivalents at Beginning of Period............     7,446      (1,081)
                                                              --------    --------
       Cash and Cash Equivalents at End of Period...........     $(679)     $4,396
                                                              ========    ========

     See accompanying Notes to Condensed Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

             CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                             (DOLLARS IN THOUSANDS)

                                                              DEC. 26,     JUNE 26,
                                                               1997*         1998
                                                              --------    -----------
                                                                          (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents.................................   $(1,081)        $4,396
  Accounts Receivable, Net..................................    77,449       68,266
  Materials and Supplies....................................    33,526       50,466
  Deferred Income Taxes.....................................     1,378        1,288
  Other Current Assets......................................    10,167       10,847
                                                              --------     --------
     Total Current Assets...................................   121,439      135,263
PROPERTIES -- NET...........................................   460,295      457,341
RESTRICTED INVESTMENTS......................................                 26,128
PENSION ASSET...............................................    19,091       20,265
OTHER ASSETS................................................    31,307       32,586
                                                              --------     --------
     Total Assets...........................................  $632,132     $671,583
                                                              ========     ========
LIABILITIES
CURRENT LIABILITIES
  Accounts Payable..........................................   $13,714        $13,465
  Accrued Payroll and Fringe Benefits.......................    16,131       15,516
  Due to Affiliates.........................................    27,599       18,329
  Short Term Borrowings from Affiliate......................     6,550       74,656
  Accrued Claims and Insurance Premiums.....................     6,620        4,858
  Deferred Revenue..........................................     7,894       11,581
  Other Current Liabilities.................................    35,486       33,068
                                                              --------     --------
     Total Current Liabilities..............................   113,994      171,473
LONG-TERM NOTE PAYABLE TO AFFILIATE.........................    67,200       56,000
DEFERRED INCOME TAXES.......................................    71,302        7,778
LONG-TERM DEBT..............................................    43,746       41,504
PENSION LIABILITY...........................................        --       24,158
OTHER LONG-TERM LIABILITIES.................................    36,389       40,854
                                                              --------     --------
                                                               332,631      341,767
                                                              --------     --------
SHAREHOLDER'S EQUITY/MEMBER'S EQUITY
Common Stock/Member's Interest..............................     6,006        6,006
Other Capital...............................................   165,164      141,271
Retained Earnings...........................................   128,331      182,539
                                                              --------     --------
     Total Shareholder's Equity/Member's Equity.............   299,501      329,816
                                                              --------     --------
     Total Liabilities and Shareholder's Equity/Member's
      Equity................................................  $632,132     $671,583
                                                              ========     ========

---------------
* Derived from the audited December 26, 1997 consolidated statement of financial position.

     See accompanying Notes to Condensed Consolidated Financial Statements.

                        AMERICAN COMMERCIAL LINES, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1.  BASIS OF PRESENTATION

     American Commercial Lines LLC ("ACL" or the "Company") is a wholly-owned subsidiary of CSX Corporation at June 26, 1998. During the second quarter of 1998, CSX contributed all assets and liabilities of American Commercial Lines, Inc. to form ACL. The accompanying financial statements as of and for the six months ended June 26, 1998 include the operations of both entities on a continuing basis. See also Note 10 regarding subsequent event.

     In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary to present fairly the Company's financial position at December 26, 1997 and June 26, 1998, the results of its operations and its cash flows for the six months ended June 27, 1997 and June 26, 1998, such adjustments being of a normal recurring nature. Operating results for the six months ended June 26, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ended December 25, 1998.

     While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the 1997 audited consolidated financial statements and the notes related thereto.

     The Company's fiscal year is composed of 52 weeks ending on the last Friday in December. The financial statements presented are for the 26 weeks ended June 27, 1997 and June 26, 1998, and the fiscal year ended December 26, 1997.

NOTE 2.  MATERIAL AND SUPPLIES

     Materials and Supplies are carried at average cost and consist of the following:

                                                              DEC. 26,    JUNE 26,
                                                                1997        1998
                                                              --------    --------
Raw Materials...............................................  $ 5,917     $ 8,052
Work in Process.............................................    7,243      23,161
Parts and Supplies..........................................   20,366      19,253
                                                              -------     -------
                                                              $33,526     $50,466
                                                              =======     =======

NOTE 3.  RESTRICTED INVESTMENTS

     In June 1998, the Company deposited approximately $26 million into an escrow fund which, together with future income earned on such amount, is to be used to repay $24.4 million principal of Terminal Revenue Refunding Bonds plus redemption premium and interest thereon. The escrow funds are invested in U.S. Government obligations, which are stated at cost which approximates fair value, are classified as held-to-maturity, and are irrevocably pledged and assigned solely for the payment of principal, redemption premium and interest on the Terminal Facilities Revenue Refunding Bonds.

NOTE 4.  INCOME TAXES

     ACL was reorganized as a limited liability company in the second quarter of 1998. As such, ACL passes through its U.S. Federal and state (but not foreign) taxable income to its member who is responsible for income taxes on such taxable income. All of ACL's corporate subsidiaries were converted to limited liability companies (except for the foreign subsidiaries) on June 30, 1998 prior to the recapitalization (see Note 10). Due to the change in the tax status, the Company reversed previously recognized deferred income taxes resulting in a benefit of approximately $65 million. The Company reversed an additional $6 million of deferred income taxes as a tax benefit on June 30, 1998 resulting from the change in tax status of the subsidiaries.

                        AMERICAN COMMERCIAL LINES, INC.

     The components of income tax expense (benefit) computed at federal statutory rate follows:

                                                                SIX MONTHS ENDED
                                                              --------------------
                                                              JUNE 27,    JUNE 26,
                                                                1997        1998
                                                              --------    --------
Tax at Federal Statutory Rate...............................   $2,729     $  3,653
State Income Taxes, Net.....................................      190          239
Foreign Operations, net.....................................    1,155        2,542
Tax effect of income taxable to member resulting from change
  of tax status and other items.............................     (386)      (3,168)
Reversal of previously established deferred income taxes
  resulting from change of tax status.......................               (65,491)
                                                               ------     --------
Total Income Tax Expense (Benefit)..........................   $3,688     $(62,225)
                                                               ======     ========

NOTE 5.  DIVIDENDS/DISTRIBUTIONS

     Dividends/Distributions to CSX consist of $9,500 paid in cash in both 1997 and 1998. In addition, 1998 includes $1,650 accrued distribution related to income taxes and $7,304 in net assets of certain terminal operations which were distributed pursuant to the recapitalization (see Note 10). Revenues and operating income of the terminal operations are not material.

NOTE 6.  EMPLOYEE BENEFIT PLAN

     Prior to January 1, 1998, certain employees of ACL participated in the combined CSX Pension Plan for which ACL was allocated a portion of the annual net pension expense. CSX determined that it would spin-off the assets and liabilities in the CSX Pension Plan attributable to ACL employees to a newly-created plan sponsored by ACL. The plan spin-off was completed in June 1998. This transfer of assets and benefit liabilities resulted in the Company recording a pension liability of approximately $24 million and a corresponding reduction to other capital. The assets transferred to the new plan of approximately $52 million were determined based on regulations established under the Employee Retirement Income Security Act of 1974 ("ERISA"). The benefits to be received by ACL participants will not change as a result of the spin-off.

     The Company also continues to sponsor other defined benefit pension plans, in connection with which the Company has a pension asset of approximately $20 million at June 26, 1998.

NOTE 7.  CONTINGENCIES

     A number of legal actions are pending against ACL in which claims are made in substantial amounts. While the ultimate results of pending litigation cannot be predicted with certainty, management does not currently expect that resolution of these matters will have a material adverse effect on the consolidated results of operations, financial position and cash flows of ACL.

                        AMERICAN COMMERCIAL LINES, INC.

NOTE 8.  BUSINESS SEGMENTS (IN $000's)

                                                       REPORTABLE SEGMENTS
                                                     -----------------------    ALL OTHER
                                                     BARGING    CONSTRUCTION   SEGMENTS(1)    TOTAL
                                                     --------   ------------   -----------   --------
SIX MONTHS ENDED JUNE 27, 1997
Revenues from external customers...................  $232,339     $28,090        $14,994     $275,423
Intersegment revenues..............................        --      30,344          2,136       32,480
Segment earnings...................................    16,050       1,223          3,790       21,063

SIX MONTHS ENDED JUNE 26, 1998
Revenues from external customers...................  $216,338     $37,318        $13,202     $266,858
Intersegment revenues..............................        --      11,065          1,994       13,059
Segment earnings...................................    16,830       4,150          3,622       24,602

---------------
(1) Financial data for segments below the reporting thresholds is attributable to two operating segments -- a segment operating terminals along the U.S. inland waterways and a segment providing voice and data communications to marine companies operating on the U.S. inland waterways.

     The following is a reconciliation of ACL's revenues from external customers and segment earnings to ACL's consolidated totals.

                                                                SIX MONTHS ENDED
                                                              --------------------
                                                              JUNE 27,    JUNE 26,
                                                                1997        1998
                                                              --------    --------
REVENUES
Revenues from external customers............................  $275,423    $266,858
Intersegment revenues.......................................    32,480      13,059
Elimination of intersegment revenues........................   (32,480)    (13,059)
                                                              --------    --------
Operating revenue...........................................  $275,423    $266,858
                                                              ========    ========

PROFIT
Total segment earnings......................................  $ 21,063    $ 24,602
Unallocated amounts:
  Management service fee charged by CSX.....................    (7,512)     (7,410)
  Interest expense..........................................    (1,900)     (2,097)
  Interest expense, affiliate -- net........................    (4,266)     (3,971)
  Other, net................................................       411        (687)
                                                              --------    --------
Earnings before income taxes................................  $  7,796    $ 10,437
                                                              ========    ========

                        AMERICAN COMMERCIAL LINES, INC.

NOTE 9.  CHANGES IN ACCOUNTING STANDARDS

     In 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. Management adopted the provisions of this Statement in 1997.

     In 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained For Internal Use." This Statement requires capitalization of (i) external direct costs of materials and services incurred in developing or obtaining internal-use computer software; (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project and (iii) interest costs incurred in developing computer software for internal use. Costs that are considered to be related to research and development activities would be expensed as incurred. Similarly, training and maintenance costs would be expensed, and allocations to amounts capitalized of general and administrative or overhead costs would not be permitted. Management adopted this Statement with early application in 1997 with no significant effect on the financial statements.

     In February 1998, the FASB issued Statement No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The Statement supersedes the disclosure requirements in Statements No. 87, "Employer's Accounting for Pensions", No. 88, "Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits", and No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." Statement No. 132 eliminates certain existing disclosure requirements, but at the same time adds new disclosures. The Company will adopt the provisions of this Statement in 1998.

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which establishes new rules for the reporting of comprehensive income. The purpose of reporting comprehensive income is to report all changes in equity of an enterprise that result from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners. Statement No. 130 does not specify a format for the financial statement that portrays the components of comprehensive income but requires that a Company display an amount representing total comprehensive income for the periods reported in the financial statement. The Company adopted Statement No. 130 in the first quarter of 1998 but the adoption had no impact on the Company's shareholder's equity or net earnings.

     In April 1998, the AICPA issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5) which requires costs of start-up activities and organizational costs to be expensed as incurred. The Company has historically expensed start-up costs. It will adopt SOP 98-5 in fiscal 1999, and does not anticipate that it will have any significant impact on the Company's financial statements.

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-dominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. This statement is effective for

                        AMERICAN COMMERCIAL LINES, INC.

fiscal years beginning after June 15, 1999, but earlier application is encouraged. The Company has not determined when it will adopt Statement No. 133, but expects adoption will not have a significant effect on its financial statements.

NOTE 10.  SUBSEQUENT EVENT

     On June 30, 1998, the Company's parent, American Commercial Lines Holdings LLC ("Holdings"), completed a recapitalization in a series of transactions in which the barge business of Vectura Group, Inc. ("Vectura") and its subsidiaries were combined with that of the Company. The Company issued $735 million in new debt ($435 million in Senior Credit Facilities and $300 million in 10 1/4% Senior Notes), Vectura contributed certain of its assets and liabilities (referred to as the NMI contribution) plus $60 million in cash and the Company paid a $696 million distribution, including a working capital adjustment, to CSX and $75 million of existing liabilities of Vectura. In addition, CSX contributed to the capital of the Company approximately $166 million of existing debt owed to CSX.

     The transactions described above will be accounted for as a recapitalization of the Company with the NMI contribution accounted for by the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. The purchase price of $3.9 million is less than the fair value of the net assets being acquired, resulting in a reduction of long-term assets of approximately $6.4 million.

     The $735 million of debt issued by the Company is guaranteed by the Company's domestic subsidiaries, other than ACL Capital Corp. (which was formed in connection with the transaction), any Accounts Receivable Subsidiary (as defined in the indentures with respect to such debt) and certain subsidiaries of the Company without substantial assets or operations (the "Subsidiary Guarantors"). Such guarantees are full, unconditional and joint and several. Separate financial statements of the Subsidiary Guarantors are not presented because management has determined that they would not be material to investors. The following supplemental financial information sets forth on a combined basis, condensed consolidated statements of financial position, statements of earnings and statements of cash flows for the Subsidiary Guarantors, non-guarantor subsidiaries and for the Company.

                        AMERICAN COMMERCIAL LINES, INC.

CONDENSED COMBINING STATEMENT OF EARNINGS FOR THE SIX MONTHS ENDED JUNE 27, 1997
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING REVENUE............................    $264,590        $10,833           $ --        $275,423
OPERATING EXPENSE
  Materials, Supplies and Other..............     121,533          6,928             --         128,461
  Labor and Fringe Benefits..................      69,239          2,779                         72,018
  Fuel.......................................      29,195          1,144                         30,339
  Depreciation and Amortization..............      18,663          1,466                         20,129
  Taxes, Other Than Income Taxes.............      10,925             --                         10,925
                                                 --------        -------           ----        --------
                                                  249,555         12,317             --         261,872
                                                 --------        -------           ----        --------
OPERATING INCOME (LOSS)......................      15,035         (1,484)            --          13,551
OTHER EXPENSE (INCOME)
  Interest Expense...........................       1,900             --             --           1,900
  Interest Expense, Affiliate -- Net.........       4,266            983           (983)          4,266
  Other, Net.................................      (1,278)          (116)           983            (411)
                                                 --------        -------           ----        --------
                                                    4,888            867             --           5,755
                                                 --------        -------           ----        --------
EARNINGS (LOSS) BEFORE INCOME TAXES..........      10,147         (2,351)            --           7,796
INCOME TAXES.................................       3,355            333             --           3,688
                                                 --------        -------           ----        --------
NET EARNINGS (LOSS)..........................    $  6,792        $(2,684)          $ --        $  4,108
                                                 ========        =======           ====        ========

                        AMERICAN COMMERCIAL LINES, INC.

CONDENSED COMBINING STATEMENT OF EARNINGS FOR THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                     GUARANTOR        OTHER                        COMBINED
                                                    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTALS
                                                    ------------   ------------   ------------   ------------
OPERATING REVENUE.................................    $249,464       $17,394        $    --        $266,858
OPERATING EXPENSE
  Materials, Supplies and Other...................     110,194        11,958             --         122,152
  Labor and Fringe Benefits.......................      68,790         4,469             --          73,259
  Fuel............................................      21,355         1,304             --          22,659
  Depreciation and Amortization...................      18,240         2,329             --          20,569
  Taxes, Other Than Income Taxes..................      10,973            54             --          11,027
                                                      --------       -------        -------        --------
                                                       229,552        20,114             --         249,666
                                                      --------       -------        -------        --------
OPERATING INCOME (LOSS)...........................      19,912        (2,720)            --          17,192
OTHER EXPENSE (INCOME)
  Interest Expense................................       2,097            --             --           2,097
  Interest Expense, Affiliate -- Net..............       3,971         1,531         (1,531)          3,971
  Other, Net......................................      (1,265)          421          1,531             687
                                                      --------       -------        -------        --------
                                                         4,803         1,952             --           6,755
                                                      --------       -------        -------        --------
EARNINGS (LOSS) BEFORE INCOME TAXES...............      15,109        (4,672)            --          10,437
INCOME TAXES (BENEFIT)............................     (62,320)           95             --         (62,225)
                                                      --------       -------        -------        --------
NET EARNINGS (LOSS)...............................    $ 77,429       $(4,767)       $    --        $ 72,662
                                                      ========       =======        =======        ========

                        AMERICAN COMMERCIAL LINES, INC.

 CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 27,
                                      1997
                             (DOLLARS IN THOUSANDS)

                                                GUARANTOR         OTHER                        COMBINED
                                               SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS     TOTALS
                                               ------------    ------------    ------------    --------
OPERATING ACTIVITIES
  Net Earnings (Loss)........................    $  6,792        $ (2,684)       $     --      $  4,108
  Adjustments to Reconcile Net Earnings
     (Loss) to Net Cash (Used in) Provided:
     Depreciation and Amortization...........      18,663           1,466              --        20,129
     Deferred Income Taxes...................         836              --              --           836
     Other Operating Activities..............         558            (777)             --          (219)
     Changes in Operating Assets and
       Liabilities:
       Accounts Receivable...................       9,418           5,533              --        14,951
       Materials and Supplies................      (4,476)           (580)             --        (5,056)
       Other Current Assets..................      (1,224)           (197)             --        (1,421)
       Due to Affiliates.....................        (852)             --              --          (852)
       Other Current Liabilities.............     (34,229)         (2,584)             --       (36,813)
                                                 --------        --------        --------      --------
          Net Cash (Used in) Provided by
            Operating Activities.............      (4,514)            177              --        (4,337)

INVESTING ACTIVITIES
  Property Additions.........................     (13,541)        (24,671)             --       (38,212)
  Proceeds from Property Dispositions........         903              --              --           903
  Other Investing Activities.................     (26,281)         (1,224)         22,764        (4,741)
                                                 --------        --------        --------      --------
          Net Cash Used by Investing
            Activities.......................     (38,919)        (25,895)         22,764       (42,050)

FINANCING ACTIVITIES
  Short-Term Borrowing from Affiliate........      61,204          13,984         (13,984)       61,204
  Long-Term Debt Repaid......................      (2,242)             --              --        (2,242)
  Affiliate Debt Repaid......................     (11,200)             --              --       (11,200)
  Cash Dividends Paid........................      (9,500)         (2,370)          2,370        (9,500)
  Other Financing Activities.................          --          11,150         (11,150)           --
                                                 --------        --------        --------      --------
          Net Cash Provided by Financing
            Activities.......................      38,262          22,764         (22,764)       38,262
Net (Decrease) Increase in Cash and Cash
  Equivalents................................      (5,171)         (2,954)             --        (8,125)
Cash and Cash Equivalents at Beginning of
  Period.....................................       2,380           5,066              --         7,446
                                                 --------        --------        --------      --------
          Cash and Cash Equivalents at End of
            Period...........................    $ (2,791)       $  2,112        $     --          (679)
                                                 ========        ========        ========      ========

                        AMERICAN COMMERCIAL LINES, INC.

 CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 26,
                                      1998
                             (DOLLARS IN THOUSANDS)

                                                      GUARANTOR        OTHER                      COMBINED
                                                     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    TOTALS
                                                     ------------   ------------   ------------   --------
OPERATING ACTIVITIES
  Net Earnings (Loss)..............................    $ 77,429       $ (4,767)      $     --     $ 72,662
  Adjustments to Reconcile Net Earnings (Loss) to
     Net Cash Provided:
       Depreciation and Amortization...............      18,240          2,329             --       20,569
       Deferred Income Taxes.......................     (63,601)            --             --      (63,601)
       Other Operating Activities..................         863          4,514             --        5,377
       Changes in Operating Assets and Liabilities:
          Accounts Receivable......................      14,797         (4,394)            --       10,403
          Materials and Supplies...................     (16,792)          (419)            --      (17,211)
          Other Current Assets.....................      (7,659)         5,646             --       (2,013)
          Due to Affiliates........................        (306)            --             --         (306)
          Other Current Liabilities................     (12,567)          (640)            --      (13,207)
                                                       --------       --------       --------     --------
          Net Cash (Used in) Provided by Operating
            Activities.............................      10,404          2,269             --       12,673
INVESTING ACTIVITIES
  Property Additions...............................      (7,535)       (17,499)            --      (25,034)
  Proceeds from Property Dispositions..............       2,897            253             --        3,150
  Restricted Investments...........................     (26,128)                                   (26,128)
  Other Investing Activities.......................     (16,061)        (1,947)        14,998       (3,010)
                                                       --------       --------       --------     --------
          Net Cash Used by Investing Activities....     (46,827)       (19,193)        14,998      (51,022)
FINANCING ACTIVITIES
  Borrowings from Affiliate........................      68,106          4,000         (4,000)      68,106
  Long-Term Debt Repaid............................      (2,242)            --             --       (2,242)
  Affiliate Debt Repaid............................     (11,200)            --             --      (11,200)
  Cash Dividends Paid..............................      (9,500)        (4,345)         4,345       (9,500)
  Other Financing Activities.......................      (1,338)        15,343        (15,343)      (1,338)
                                                       --------       --------       --------     --------
          Net Cash Used by Financing Activities....      43,826         14,998        (14,998)      43,826
Net (Decrease) Increase in Cash and Cash
  Equivalents......................................       7,403         (1,926)            --        5,477
Cash and Cash Equivalents at Beginning of Year.....      (5,138)         4,057             --       (1,081)
                                                       --------       --------       --------     --------
          Cash and Cash Equivalents at End of
            Period.................................    $  2,265       $  2,131       $     --     $  4,396
                                                       ========       ========       ========     ========

                        AMERICAN COMMERCIAL LINES, INC.

    CONDENSED COMBINING STATEMENT OF FINANCIAL POSITION AT DECEMBER 26, 1997
                             (DOLLARS IN THOUSANDS)

                                                      GUARANTOR        OTHER                      COMBINED
                                                     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    TOTALS
                                                     ------------   ------------   ------------   --------
                                                  ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents........................    $ (5,138)      $ 4,057        $     --     $ (1,081)
  Accounts Receivable -- Net.......................      69,234         8,215              --       77,449
  Materials and Supplies...........................      30,918         2,608              --       33,526
  Deferred Income Taxes............................       1,371             7              --        1,378
  Other Current Assets.............................      13,383           804          (4,020)      10,167
                                                       --------       -------        --------     --------
          Total Current Assets.....................     109,768        15,691          (4,020)     121,439
PROPERTIES -- NET..................................     406,709        53,586              --      460,295
NET PENSION ASSET..................................      19,091            --              --       19,091
OTHER ASSETS.......................................      80,611        20,183         (69,487)      31,307
                                                       --------       -------        --------     --------
          TOTAL ASSETS.............................    $616,179       $89,460        $(73,507)    $632,132
                                                       ========       =======        ========     ========
                                               LIABILITIES
CURRENT LIABILITIES
  Accounts Payable.................................    $ 10,351       $ 3,363        $     --     $ 13,714
  Accrued Payroll and Fringe Benefits..............      16,016           115              --       16,131
  Due to Affiliates................................      27,562         4,057          (4,020)      27,599
  Short Term Borrowings from Affiliate.............       6,550            --              --        6,550
  Accrued Claims and Insurance Premiums............       6,620            --              --        6,620
  Deferred Revenue.................................       7,894            --              --        7,894
  Other Current Liabilities........................      29,256         6,230              --       35,486
                                                       --------       -------        --------     --------
          Total Current Liabilities................     104,249        13,765          (4,020)     113,994
LONG-TERM NOTE PAYABLE TO AFFILIATE................      67,200        29,722         (29,722)      67,200
DEFERRED INCOME TAXES..............................      71,318           (16)             --       71,302
LONG-TERM DEBT.....................................      43,746            --              --       43,746
PENSION LIABILITY..................................          --            --              --           --
OTHER LONG-TERM LIABILITIES........................      30,165         6,224              --       36,389
                                                       --------       -------        --------     --------
                                                        316,678        49,695         (33,742)     332,631
                                                       --------       -------        --------     --------
                                           SHAREHOLDER'S EQUITY
Common Stock.......................................       6,006            36             (36)       6,006
Other Capital......................................     165,164        40,453         (40,453)     165,164
Retained Earnings (Deficit)........................     128,331          (724)            724      128,331
                                                       --------       -------        --------     --------
          Total Shareholder's Equity...............     299,501        39,765         (39,765)     299,501
                                                       --------       -------        --------     --------
          Total Liabilities and Shareholder's
            Equity.................................    $616,179       $89,460        $(73,507)    $632,132
                                                       ========       =======        ========     ========

                        AMERICAN COMMERCIAL LINES, INC.

      CONDENSED COMBINING STATEMENT OF FINANCIAL POSITION AT JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                    GUARANTOR        OTHER                      COMBINED
                                                   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    TOTALS
                                                   ------------   ------------   ------------   --------
                                                 ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents......................    $  2,265       $  2,131       $     --     $  4,396
  Accounts Receivable -- Net.....................      55,657         12,609             --       68,266
  Materials and Supplies.........................      47,439          3,027             --       50,466
  Deferred Income Taxes..........................       1,281              7             --        1,288
  Other Current Assets...........................      18,603         (4,842)        (2,914)      10,847
                                                     --------       --------       --------     --------
     Total Current Assets........................     125,245         12,932         (2,914)     135,263
PROPERTIES -- NET................................     388,838         68,503             --      457,341
RESTRICTED INVESTMENTS...........................      26,128             --             --       26,128
NET PENSION ASSET................................      20,265             --             --       20,265
OTHER ASSETS.....................................      91,280         22,130        (80,824)      32,586
                                                     --------       --------       --------     --------
     TOTAL ASSETS................................    $651,756       $103,565       $(83,738)    $671,583
                                                     ========       ========       ========     ========
                                              LIABILITIES
CURRENT LIABILITIES
  Accounts Payable...............................    $  9,461       $  4,004       $     --     $ 13,465
  Accrued Payroll and Fringe Benefits............      15,459             57             --       15,516
  Due to Affiliates..............................      18,353          2,890         (2,914)      18,329
  Short Term Borrowings from Affiliate...........      74,656             --             --       74,656
  Accrued Claims and Insurance Premiums..........       4,858             --             --        4,858
  Deferred Revenue...............................      11,581             --             --       11,581
  Other Current Liabilities......................      28,000          5,068             --       33,068
                                                     --------       --------       --------     --------
     Total Current Liabilities...................     162,368         12,019         (2,914)     171,473
LONG-TERM NOTE PAYABLE TO AFFILIATE..............      56,000         45,883        (45,883)      56,000
DEFERRED INCOME TAXES............................       7,794            (16)            --        7,778
LONG-TERM DEBT...................................      41,504             --             --       41,504
PENSION LIABILITY................................      24,158             --             --       24,158
OTHER LONG-TERM LIABILITIES......................      30,116         10,738             --       40,854
                                                     --------       --------       --------     --------
                                                      321,940         68,624        (48,797)     341,767
                                                     --------       --------       --------     --------
                                  SHAREHOLDER'S EQUITY/MEMBER'S EQUITY
Common Stock/Member's Interest...................       6,006             40            (40)       6,006
Other Capital....................................     141,271         44,737        (44,737)     141,271
Retained Earnings (Deficit)......................     182,539         (9,836)         9,836      182,539
                                                     --------       --------       --------     --------
     Total Shareholder's Equity/Member's
       Equity....................................     329,816         34,941        (34,941)     329,816
                                                     --------       --------       --------     --------
     Total Liabilities and Shareholder's Equity/
       Member's Equity...........................    $651,756       $103,565       $(83,738)    $671,583
                                                     ========       ========       ========     ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Vectura Group, Inc.:

     We have audited the accompanying consolidated balance sheet of Vectura Group, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vectura Group, Inc. and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New Orleans, Louisiana
June 5, 1998

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                ASSETS
Current Assets:
  Cash and cash equivalents.................................      $178
  Accounts and notes receivable, net (Note 4)...............    19,964
  Prepaid expenses..........................................     2,205
  Inventories (Note 5)......................................     2,806
  Current portion of deferred income taxes (Note 14)........     2,242
  Proceeds due from sale of investment (Note 3).............     5,772
  Other current assets......................................        47
                                                              --------
     Total current assets...................................    33,214
                                                              --------
Notes receivable............................................        29
Note receivable -- unconsolidated affiliate.................     1,312
Vessels, property and equipment:
  Land and buildings........................................     3,720
  Floating equipment........................................   105,711
  Other equipment...........................................    10,147
                                                              --------
                                                               119,578
  Less -- Accumulated depreciation..........................   (38,934)
                                                              --------
     Net vessels, property and equipment....................    80,644
Other assets................................................     2,864
                                                              --------
          Total assets......................................  $118,063
                                                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt (Note 7)................   $18,532
  Accounts payable..........................................    17,754
  Accrued compensation and employee benefits................       467
  Accrued workers' compensation and other insurance.........       596
  Accrued expenses..........................................     3,091
  Other current liabilities.................................     2,690
                                                              --------
     Total current liabilities..............................    43,130
Long-term Debt (Note 7).....................................    43,423
Investments (Note 6)........................................     1,761
Reserve for workers' compensation and other insurance.......       756
Deferred income taxes payable (Note 14).....................     4,753
Other liabilities...........................................     8,596
                                                              --------
     Total liabilities......................................   102,419
                                                              --------
Commitments and contingencies (Notes 11, 17 and 18)
Mandatorily redeemable preferred stock (Note 12)............     4,037
Stockholders' equity (Note 12):
  Common stock, par value $.01 per share -- Authorized,
     28,000 shares Issued and outstanding, 390 shares.......         1
  Additional paid-in capital................................        45
  Retained earnings.........................................    11,561
                                                              --------
     Total stockholders' equity.............................    11,607
                                                              --------
       Total liabilities and stockholders' equity...........  $118,063
                                                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
  (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND WEIGHTED AVERAGE SHARES
                                  OUTSTANDING)

OPERATING REVENUE...........................................    $134,839
OPERATING EXPENSES..........................................     126,233
                                                              ----------
     Gross profit...........................................       8,606
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................       7,411
                                                              ----------
     Income from operations.................................       1,195
                                                              ----------
OTHER INCOME (EXPENSE):
  Interest and dividend income..............................          56
  Interest expense..........................................      (6,884)
  Equity in loss of unconsolidated affiliates...............        (162)
  Gain on sale of investments (Note 3)......................       3,912
  Gain on disposition of capital assets and other items,
     net....................................................         347
                                                              ----------
                                                                  (2,731)
                                                              ----------
     Loss from operations before income taxes...............      (1,536)
BENEFIT FROM INCOME TAXES (Note 14).........................      (3,953)
                                                              ----------
NET INCOME..................................................       2,417
PREFERRED DIVIDENDS AND ACCRETION...........................      (1,323)
                                                              ----------
NET INCOME TO COMMON SHAREHOLDERS...........................      $1,094
                                                              ==========
EARNINGS PER SHARE:
  Basic.....................................................   $2,805.13
                                                              ==========
  Diluted...................................................     $149.25
                                                              ==========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic.....................................................         390
                                                              ==========
  Diluted...................................................       7,330
                                                              ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONAL
                                                     COMMON     PAID-IN      RETAINED
                                                     STOCK      CAPITAL      EARNINGS     TOTAL
                                                     ------    ----------    --------    -------
Balance, December 31, 1996 (Note 12)...............     $1        $43        $10,467     $10,511
  1997 net income..................................    --          --          2,417       2,417
  Warrants issued..................................    --           3             --           3
  Issuance costs of capital stock..................    --          (1)            --          (1)
  Dividends accrued -- Class E.....................    --          --         (1,027)     (1,027)
  Preferred stock accretion........................    --          --           (296)       (296)
                                                       --         ---        -------     -------
Balance, December 31, 1997 (Note 12)...............    $1         $45        $11,561     $11,607
                                                       ==         ===        =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES:
  Net income................................................   $2,417
  Adjustments to reconcile net income to net cash generated
     by operating activities --
     Depreciation and amortization..........................    7,524
     Loss of unconsolidated affiliates......................      162
     Deferred income taxes..................................   (2,379)
     Gain on disposition of capital assets..................     (439)
     Increase in accounts receivable........................   (2,238)
     Decrease in inventories................................      331
     Increase in accounts payable...........................    4,252
     Decrease in workers' compensation and other
      insurance.............................................     (554)
     Decrease in accrued expenses...........................   (2,248)
     Gain on sale of subsidiary.............................   (3,912)
     Other items............................................    2,001
                                                              -------
       Cash generated by operating activities...............    4,917
                                                              -------
INVESTING ACTIVITIES:
  Purchase of vessels, property and equipment...............     (169)
  Proceeds from sale of vessels, property and equipment.....      816
  Collections of notes receivable...........................       73
  Decrease in investments and other assets..................      123
                                                              -------
       Cash generated by investing activities...............      843
                                                              -------
FINANCING ACTIVITIES:
  Payments of long-term debt................................   (9,549)
  Net borrowings under revolving loan facilities............      501
  Increase in long-term debt................................    1,139
  Borrowings to pay off existing debt.......................    1,465
  Issuance of securities (Note 12)..........................      122
                                                              -------
       Cash utilized by financing activities................   (6,322)
                                                              -------
DECREASE IN CASH AND CASH EQUIVALENTS.......................     (562)
CASH AND CASH EQUIVALENTS, beginning of year................      740
                                                              -------
CASH AND CASH EQUIVALENTS, end of year......................     $178
                                                              =======

  The accompanying notes are an integral part of these consolidated financial statements.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1.  ORGANIZATION:

     Vectura Group, Inc. (the Company or Vectura), a Delaware corporation headquartered in New Orleans, Louisiana, is a holding company with interests in companies which provide marine transportation and cargo handling services. Vectura's operations are principally those of three wholly-owned subsidiaries:
National Marine, Inc. (National Marine); MariTrend, Inc. (MariTrend) and Vectura Cargo Services, Inc. (VCSI). Vectura also has a minority interest in Viking Maritec, Inc. (Viking), a marine vessel design, engineering and project management organization; and an interest in NBL, Inc. (NBL), a holding company (see Note 18). NBL's wholly-owned subsidiary, NMS, Inc. (NMS), leases a fleet of tank barges to National Marine.

     National Marine, headquartered in New Orleans, Louisiana, is a provider of barge transportation services and operates a fleet of approximately 700 barges and 50 towboats on the Mississippi, Illinois and Ohio rivers and on the Intracoastal Waterway along the Gulf of Mexico. Major commodities transported include a wide array of petrochemical products, grain, coal, steel and limestone. MariTrend, headquartered in New Orleans, Louisiana, is engaged in the supply of stevedoring and terminal services in the Port of New Orleans. VCSI, formed in 1993, owned Ryan-Walsh, Inc. (Ryan-Walsh), a provider of cargo handling and marine terminal services, which operated in approximately 25 port locations, principally along the Atlantic and Gulf Coasts. On April 18, 1995, VCSI sold the stock of Ryan-Walsh (see Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in companies in which ownership interests range from 20% to 50% are accounted for under the equity method. Ownership interests of less than 20% are accounted for under the cost method. See Note 18 for a discussion regarding the ownership of NBL.

  Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid debt instruments purchased with an original maturity of three months or less.

  Inventories

     Inventories are stated at the lower of cost or market. Cost of the Company's inventories, including fuel, repair parts and consumable inventories, is determined principally by the first-in, first-out (FIFO) method.

  Vessels, Property and Equipment

     Vessels, property and equipment are stated at cost. Depreciation for financial reporting purposes is computed using the straight-line method over the following estimated useful lives:

Buildings............................................  20 years
Barges...............................................  25-35 years
Towboats.............................................  35 years
Leasehold Improvements...............................  Remaining term of lease

     For income tax purposes, depreciation is calculated using accelerated methods. Depreciation expense charged to operations for the year ended December 31, 1997 was $7.3 million.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     Expenditures for maintenance and repairs which do not materially extend the lives of the assets are expensed currently. With respect to its river transportation operations, the Company accrues expense for engine overhauls based on towboat utilization. Upon retirement or other disposition of property, applicable cost and accumulated depreciation or amortization are removed from the accounts. Any gains or losses are included in earnings.

     During 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The adoption of this statement did not materially impact the financial position of the Company.

  Outstanding Checks

     Outstanding checks, representing checks written and released but not presented to the bank for payment, are included in accounts payable. The Company uses current deposits and credit borrowings to cover checks presented for payment. The amount of outstanding checks at December 31, 1997 was $1.4 million.

  Revenue Recognition

     The Company recognizes revenue from its river transportation operations ratably over the duration of each trip. Revenue from stevedoring and other services is recognized upon completion of each assignment.

  Income Taxes

     Vectura files a consolidated federal income tax return which includes all consolidated subsidiaries and NBL. The Company has determined that requisite ownership criteria have been met for tax purposes, which require NBL to be consolidated.

     Deferred income taxes are provided for temporary differences between financial and taxable income. These differences result principally from the use of accelerated depreciation methods for tax purposes, workers' compensation reserves and other provisions made for financial statement purposes.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Self-Insurance

     The Company is liable for insurance claims cost under $25,000 per occurrence and up to an aggregate cost of $500,000 per year under its hull, machinery and tower's liability insurance program. The Company is a member of the West of England Ship Owners Mutual Insurance Association, which provides protection and indemnification insurance to the Company. Personal injury and cargo claims are covered by this policy with a $50,000 per occurrence deductible. Loss reserves are recorded as short-term or long-term liabilities based on the Company's estimates of the timing of the eventual settlement. The Company is liable for supplemental calls (premiums) for the policy years February 20, 1996 to February 20, 1997 and February 20, 1997 to February 20, 1998 based on the club's claims experience for those years. Based on the club's current financial position, any supplemental calls appear unlikely. For the policy year February 20, 1998 to February 20, 1999, the Company has secured insurance to cover any supplemental calls after a $117,000 buffer or "deductible."

     The Company is self-insured for certain health care benefits up to $60,000 per individual for those employees who participate in the Company's group health insurance plan.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

  Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income" and SFAS 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 130 establishes standards for reporting and display of comprehensive income in the financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. SFAS 131 requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. In February 1998, the FASB issued SFAS 132, "Employer's Disclosures About Pensions and Other Postretirement Benefits." SFAS 130, 131 and 132 are effective for fiscal years beginning after December 15, 1997. Adoption of SFAS 130 and 131 is not expected to have a significant effect on the Company's financial position or results of operations. SFAS 132 is not expected to have any impact on the Company's financial statements.

  Earnings per Share

     Effective December 15, 1997, the Company adopted SFAS 128, "Earnings per Share." Accordingly, the Company reports two measures of earnings per share
(EPS), basic and diluted. Basic EPS is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the applicable period, without adjustment for potential common shares outstanding in the form of options, warrants, convertible securities or contingent stock agreements. For the calculation of diluted EPS, the number of common shares outstanding are increased by the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued, determined using the treasury stock method where appropriate. Under the Company's present capital structure, the calculation of diluted EPS includes the dilutive impact of outstanding stock warrants.

     Basic and diluted earnings per share for the year ended December 31, 1997 was calculated as follows (Net Income in thousands):

                                                                                      PER SHARE
                                                              NET INCOME    SHARES     AMOUNT
                                                              ----------    ------    ---------
Basic Earnings per Share:
  Income available to common shareholders...................    $1,094        390     $2,805.13
                                                                                      =========
  Impact of stock warrants (Note 12)........................        --      6,940
                                                                ------      -----
Diluted Earnings per Share:
  Income available to common shareholders plus assumed
     exercise of stock warrants.............................    $1,094      7,330       $149.25
                                                                ======      =====     =========

3.   NET BOOK VALUE OF SUBSIDIARY SOLD:

     In 1994, management made the strategic decision to exit the cargo handling and marine terminal service business operated by Ryan-Walsh. On April 18, 1995, VCSI sold the stock of Ryan-Walsh to a third party for future contingent consideration based on Ryan-Walsh's performance in certain areas. A $1.6 million loss on sale was recognized in 1995. This loss was attributable to VCSI establishing a $1.7 million reserve primarily associated with legal indemnifications provided to the buyer by VCSI and Vectura, the transfer of $1.1 million of investment tax credits and alternative minimum tax credits related to Ryan-Walsh, and the elimination of the negative investment in Ryan-Walsh by VCSI at April 18, 1995. As part of the agreement, MariTrend entered into a bareboat charterparty with Ryan-Walsh to lease a crane barge for up to twelve months with an option to purchase the barge at any time during the twelve months. In February 1996, MariTrend exercised its option. Finally, VCS Realty was required to purchase certain equipment used at the ROBAS II facility that was previously leased to Ryan-Walsh by a third party. During 1996, a review of the legal indemnifications

                      VECTURA GROUP, INC. AND SUBSIDIARIES
provided to the buyer by VCSI and Vectura resulted in VCSI increasing this reserve by $950,000. Prior to year end 1997, an agreement was reached with the purchaser of Ryan-Walsh regarding a contingent consideration payment that was due under the terms of the stock purchase agreement. As a result, $5.8 million of income was accrued at year end 1997. A reserve of $1.9 million, net of $1.1 million of anticipated additional future contingent consideration, was accrued to cover certain indemnifications provided to the purchaser. The net gain of $3.9 million was recognized in the 1997 consolidated statement of income and is presented as a component of "Gain on sale of investments." In February 1998, the cash payment was received. In management's opinion, the resolution of any liabilities under the indemnifications mentioned above will not have a material effect on the Company.

4.  ACCOUNTS AND NOTES RECEIVABLE:

     Receivables at December 31, 1997 include (in thousands):

Trade receivables, net of allowance for doubtful accounts of
  $688,000..................................................    $19,962
Notes receivable and other, net of allowance for doubtful
  accounts of $281,000......................................          2
                                                                -------
                                                                $19,964
                                                                =======

     The Company has pledged essentially all receivables to financial institutions under its revolving loan facilities (see Note 7).

5.  INVENTORIES:

     Inventories at December 31, 1997 consist of the following (in thousands):

Fuel........................................................    $1,021
Repair parts and supplies...................................     1,785
                                                                ------
                                                                $2,806
                                                                ======

     The Company has pledged all inventories to financial institutions under its revolving loan facilities (see Note 7).

6.  INVESTMENTS:

     Investments in an unconsolidated affiliate, NBL (see Note 18), totaled $(1,771,000) at December 31, 1997.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

7.  LONG-TERM DEBT:

     Long-term debt at December 31, 1997 consists of the following (in thousands):

Floating rate loan and security agreement (10.0% at December
  31, 1997) expiring January 2000...........................  $17,770
13.0% first-preferred ship mortgage payable August 1999.....      750
10.48% first-preferred ship mortgage payable monthly through
  July 2001.................................................    3,408
10.96% first-preferred ship mortgage payable monthly through
  July 2001.................................................    4,283
10.134% first-preferred ship mortgage payable monthly
  through May 2003..........................................    4,169
9.71% first-preferred ship mortgage payable monthly through
  April 2003................................................    3,287
9.8% first-preferred ship mortgage payable quarterly through
  October 1999..............................................    4,322
11.0% first-preferred ship mortgage payable monthly through
  August 2004...............................................    6,037
11.48% first-preferred ship mortgage payable quarterly
  through April 2002........................................    4,783
12.4% first-preferred fleet mortgage payable monthly through
  February 1999.............................................    1,676
10.375% first-preferred ship mortgage payable quarterly
  through September 1999....................................    1,692
13.0% first-preferred ship mortgage payable monthly through
  February 1999.............................................      819
11.0% first-preferred ship mortgage payable monthly through
  October 2000..............................................    2,000
13.0% mortgage payable November 1999........................    1,250
6.10% insurance finance note payable monthly through
  September 1998............................................    1,463
Other notes with varying interest rates.....................    4,246
                                                              -------
                                                               61,955
Less -- Current portion.....................................   18,532
                                                              -------
                                                              $43,423
                                                              =======

     Following is a description of the terms and conditions of the Company's revolving loan and credit facility, as well as its other major debt instruments:

  Loan and Security Agreement

     National Marine had a loan and security agreement with a bank that provided a line of credit totaling $25.0 million. The agreement, which was amended in March 1996, provided for a $12.0 million revolving loan facility and a $13.0 million credit line, which was available for supplemental loans or letter of credit accommodations. Interest was charged on borrowings under the revolver at a bank's prime rate plus 1.75% and under the supplemental loan facility at the same prime rate plus 2.0%. In March 1997, the agreement was again amended. The amended agreement consists of a $12.0 million revolving loan facility and a $11.6 million credit line, which is available for supplemental loans or letter of credit accommodations. The term was extended to January 1, 2000 with interest rates reduced to 1.5% and 1.75% over the bank's prime rate for the revolver and credit line, respectively. The credit line is reduced by $235,000 each month. National Marine has pledged as collateral essentially all of its current assets and certain equipment with a book value as of December 31, 1997 of $10.5 million. In addition, certain affiliates of National Marine guarantee this obligation. As of December 31, 1997, the amount outstanding under the revolving loan portion of the agreement was $8.1 million.

     The facility contains certain restrictive covenants related to net worth, incurrence of debt, sale of assets, working capital and certain related party transactions (see Note 8).

                      VECTURA GROUP, INC. AND SUBSIDIARIES

  Preferred Ship Mortgages

     The 13.0% first-preferred ship mortgage is payable in monthly installments of interest of $8,000. The principal becomes due August 1999. The loan is collateralized by floating equipment with a book value of $697,000 as of December 31, 1997.

     The 10.48% first-preferred ship mortgage is payable in monthly installments of principal and interest of $67,000 through June 2001, with the remaining balance due July 2001. The loan is collateralized by floating equipment with a book value of $2.3 million as of December 31, 1997.

     The 10.96% first-preferred ship mortgage is payable in monthly installments of principal and interest of $86,000 through June 2001, with the remaining balance due July 2001. The loan is collateralized by floating equipment with a book value of $6.7 million as of December 31, 1997.

     The 10.134% first-preferred ship mortgage is payable in monthly installments of principal and interest of $83,000 through April 2003, with the remaining balance due May 2003. The loan is collateralized by floating equipment with a book value of $6.2 million as of December 31, 1997.

     The 9.71% first-preferred ship mortgage is payable in monthly installments of principal and interest of $66,000 through April 2003. The loan is collateralized by floating equipment with a book value of $5.0 million as of December 31, 1997.

     The 9.8% first-preferred ship mortgage is payable in quarterly installments of principal and interest of $181,000 through July 1999, with the remaining balance due in October 1999. The loan is collateralized by floating equipment with a book value of $4.6 million as of December 31, 1997.

     The 11.0% first-preferred ship mortgage is payable in monthly installments of principal and interest of $107,000 through July 2000 and thereafter monthly installments of principal and interest of $109,000 through August 2004. The loan is collateralized by floating equipment with a book value of $6.4 million as of December 31, 1997.

     The 11.48% first-preferred ship mortgage is payable in quarterly installments of principal and interest of $183,000 through January 2002, with the remaining principal plus interest due April 2002. The loan is collateralized by floating equipment with a book value of $6.4 million as of December 31, 1997.

     The 13.0% first-preferred fleet mortgage was issued for the purchase of used hopper barges and tank barges that were previously leased from a third party. In March 1997 the Company amended the mortgage and borrowed an additional $1.0 million at 12%. The amended mortgage is payable in monthly installments of principal and interest of $62,332 through January 1999 with the remaining principal plus interest due February 1999. The loan is collateralized by floating equipment with a book value of $980,569 as of December 31, 1997.

     The 10.375% first-preferred ship mortgage is payable in equal quarterly installments of principal and interest of $268,000 through September 1999. The loan is collateralized by floating equipment with a book value of $1.7 million as of December 31, 1997.

     The 13.0% first-preferred ship mortgage was issued for the purchase of a crane barge that was previously accounted for as a capital lease. The mortgage requires monthly installments of principal and interest of $25,000 through January 1999 with the remaining balance due February 1999. The loan is collateralized by floating equipment with a book value of $1.2 million as of December 31, 1997.

     The 11.0% first-preferred ship mortgage is payable in monthly installments of interest of $18,000 through April 1998 and thereafter monthly installments of principal of $11,000 plus interest through September 2000 with the remaining balance due October 2000. The loan is collateralized by floating equipment with a book value of $3.2 million as of December 31, 1997.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

  Other Debt Agreements

     The 13.0% mortgage is payable in monthly installments of interest of $14,000. The principal becomes due November 1999. The loan is collateralized by land, building, improvements and equipment with a book value of $2.2 million as of December 31, 1997.

     The 6.10% rate is for financing of insurance premiums and is payable in monthly installments of principal and interest of $179,967 through September 1998. The note is collateralized by the value of unexpired premiums, which have been assigned to the lender.

     The Company's other notes as of December 31, 1997, include a mortgage totaling $872,000, a $2.3 million demand promissory note to a related party, $434,000 outstanding under a revolving loan facility, capital lease obligations of $111,000 and other 9.0% fixed rate notes totaling $478,000.

     Scheduled payments on long-term debt are as follows (in thousands):
1998 -- $10,001; 1999 -- $14,914; 2000 -- $9,652; 2001 - $7,258; 2002 -- $6,541;
thereafter -- $5,062. At December 31, 1997, payments not included in the above schedule that are applicable to revolving loan facilities expected to be renewed or replaced upon expiration (primarily in the year 2000) totaled $8.5 million.

     The agreements described above contain restrictive covenants relative to certain related party transactions, dividends, investments, incurrence of debt, sale of assets and financial ratios. The most restrictive covenant requires that the Company maintain minimum working capital of $1 (excluding its revolving credit facility) and net worth of $20.0 million (see Note 8).

8.  COVENANTS UNDER CREDITOR AGREEMENTS:

     At December 31, 1997, the Company and NMS were not in compliance with certain covenants under agreements with their creditors. Subsequently, the Company and NMS obtained waivers from all applicable parties regarding all events of noncompliance through that date, and forbearance was received with respect to financial measurement-related covenants under their respective agreements through January 1, 1999.

     National Marine guarantees the debt obligations of its affiliate, NMS. As of December 31, 1997, NMS owed approximately $16.2 million under loan obligations guaranteed by National Marine.

9.  RETIREMENT PLAN:

     The Company has a noncontributory defined benefit plan covering substantially all of its employees. Benefits are based on years of credited service and employee compensation near retirement. The Company's funding policy is to make contributions in accordance with the requirements of the Employee Retirement Income Security Act of 1974. Assets of the plan are currently invested in a short-term investment fund. Effective June 30, 1996, the Company adopted a resolution ceasing future benefit accruals under its defined benefit plan. As a result, the plan incurred a curtailment in 1996 as defined in accordance with SFAS 88, "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." Due to the ceasing of any future benefit accruals, a pretax gain of $1.3 million was recognized in 1996.

     Pension credit for the year ended December 31, 1997 is as follows (in thousands):

Interest cost...............................................   $452
Return on plan assets.......................................   (446)
Net amortization and deferrals..............................   (192)
                                                              -----
                                                              $(186)
                                                              =====

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     The funded status of the plan at December 31, 1997 is as follows (in thousands):

Actuarial present value of benefit obligations:
  Accumulated benefit obligations...........................  $6,604
  Effect of future salary increases.........................      --
                                                              ------
Total projected benefit obligations.........................  $6,604
Plan assets at fair value...................................   7,986
                                                              ------
Projected benefit obligations less than plan assets.........  (1,382)
Unrecognized net gain.......................................   1,302
                                                              ------
Noncurrent pension asset....................................    $(80)
                                                              ======

     The assumptions used in determining pension expense and funded status information shown above were as follows at December 31, 1997:

Discount rate...............................................  7.25%
Long-term rate of return on assets..........................  8.00%
Rate of increase in compensation............................   N/A

     The Company also has a defined contribution plan covering substantially all of its employees who have completed one year of service. Participants may contribute a percentage of their compensation to their individual accounts, up to the Internal Revenue Service maximum, which is partially matched by the Company. The defined contribution plan expense was $411,273 in 1997.

10.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:

     The Company provides certain health care and life insurance benefits to its employees who retired prior to January 1, 1993. Most of the employees who retired from the Company were eligible for those benefits. Effective January 1, 1993, the Company instituted a fixed percentage contribution into a qualified tax deferred 401(k) plan in lieu of providing postretirement health care and life insurance benefits for employees who retired after December 31, 1992. However, the Company provides a special subsidy to help defer the cost of postretirement health care coverage to those employees who were age 56 or older on January 1, 1993 and that will have ten or more years of continuous service at retirement. In addition, with the sale of Connex Pipe Systems, Inc. in 1991, the Company maintained responsibility for postretirement health care and life insurance benefits for certain Connex employees, primarily those already retired. At that time, the Company established a reserve for the cost of providing these postretirement health care and life insurance benefits.

     Effective January 1, 1995, the Company adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires the Company to recognize the estimated cost of providing these benefits during the working careers of those employees who could become eligible for such benefits when they retire. The cost of providing these benefits was previously recognized in the period in which the benefits were paid, except for those costs relating to Connex employees discussed above that were charged against the reserve. Below are the results of adopting this standard.

     No funds are segregated for future postretirement obligations. The Company is amortizing its accumulated postretirement benefit obligation (APBO) over a 20-year period. The APBO in 1997 was calculated using a discount rate of 7.25% and health care cost trend rate of 8.5% in 1997, gradually declining to 6.0% in 2003. If the health care cost trend rates were increased 1%, the accumulated postretirement benefit obligation as of December 31, 1997 would have increased $6,007. The effect of this change would not result in a material impact to service and interest cost for 1997.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     Postretirement benefit cost for 1997 includes the following components:

Service cost................................................    $6,000
Interest cost...............................................    86,839
Amortization of transition amount...........................    36,432
                                                              --------
Postretirement benefit cost.................................  $129,271
                                                              ========

     The postretirement benefit plan's funded status reconciled with the amount included in the Company's consolidated balance sheet at December 31, 1997 is as follows:

Accumulated postretirement benefit obligation:
Retirees and related beneficiaries..........................  $1,035,831
Other fully eligible participants...........................     163,442
Other active participants not fully eligible................      36,964
                                                              ----------
Accumulated postretirement benefit obligation...............   1,236,237
Unrecognized transition obligation..........................    (295,778)
Unrecognized net losses.....................................     (20,582)
                                                              ----------
Accrued postretirement benefit liability....................    $919,877
                                                              ==========

11.  COMMITMENTS AND CONTINGENT LIABILITIES:

     The Company has various lease agreements for floating equipment, which include certain restrictive covenants related to dividends, net worth, incurrence of debt, sale of assets, guarantees and certain related party transactions. Additionally, the Company has pledged to one lessor certain floating equipment which had a book value of $3.8 million as of December 31, 1997 as collateral for the rental payments.

     In November 1997, the Company extended a charter with NMS for an eight-year period (see Note 16). As discussed in Note 8, the Company's primary operating subsidiary, National Marine, guarantees the debt obligations of its affiliate, NMS, which as of December 31, 1997 represented a contingent liability of approximately $16.2 million.

     Future minimum rental payments required under operating leases with noncancelable lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

1998........................................................  $12,351
1999........................................................   12,058
2000........................................................   11,721
2001........................................................   10,447
2002........................................................   14,854
Thereafter..................................................   21,395
                                                              -------
                                                              $82,826
                                                              =======

     Rental expense under noncancelable operating leases for the year ended December 31, 1997 was $13.1 million. Additionally, the Company enters into charter agreements for barges and towboats for terms of less than one year. The Company's short-term charter expense for the year ended December 31, 1997 was $15.8 million.

     As of December 31, 1997 the Company was not in compliance with certain covenants pursuant to an operating lease related to two marine vessels, and the lessor has not waived its rights with respect to the covenant violations through 1998. The Company is current with regard to all required lease payments, and

                      VECTURA GROUP, INC. AND SUBSIDIARIES
based on the terms of the lease agreement including remedies available to the lessor with respect to the lease covenant violations, management believes that this matter will result in no significant impact to the Company's financial condition or results of operations.

12.  STOCKHOLDERS' EQUITY:

  PLAN OF RECAPITALIZATION

     On December 30, 1996, a Plan of Recapitalization (the "Plan") became effective whereby all of the issued and outstanding common stock of the Company was converted into: (1) .05 shares of common stock of the same class as the converted shares and (2) .475 shares of the Company's Class E, Series 1, preferred stock. In addition, the Plan authorized the issuance to the current shareholders of up to 3,000 shares of the Company's Class E, Series 2, preferred stock at $1,000 per share and stock purchase warrants at $10 per warrant exercisable for an aggregate of 6,860 shares of the Company's common stock, with an exercise price of $100 per share of common stock received. Purchase of these securities by any current shareholder was pro rata based on the number of shares of common stock held by each shareholder versus the total number of shares of common stock outstanding. The first closing, which occurred on December 30, 1996, resulted in the issuance of 2,880.77 shares of Class E, Series 2, preferred stock and 6,587.36 warrants, generating a total of $2,952,000. These proceeds were used to extinguish debt on December 30, 1996. The remaining securities were sold at the second closing on January 30, 1997. Further information regarding the preferred stock and warrants is discussed below.

  MANDATORILY REDEEMABLE PREFERRED STOCK

     The preferred stock is nonvoting and has a par value of $.01 per share. The Company is authorized to issue 15,000 shares of preferred stock. Dividends on each class are cumulative and payable, when declared by the Board of Directors of the Company, at the following rates, except as modified below: Class B and C at 13.5% of redemption value ($1,000 per share), Class A and D at 10% of redemption value ($1,000 per share), and Class E, Series 1 and 2 at 10% of redemption value ($1,000 per share) with such dividend rate increasing by 1% per annum over the previous year's rate on each anniversary of the date of issuance. Dividends of $1.0 million were in arrears at December 31, 1997.

     Class A, C and E preferred stock are convertible into debt, under certain circumstances, in an amount equal to redemption value plus unpaid cumulative dividends.

     The Company may, at its option, call each class of preferred stock at redemption value plus unpaid dividends. Mandatory redemption requirements exist for all classes of preferred stock at $1,000 per share plus unpaid dividends. On September 30, 1996, 1,440 shares of Class A preferred stock, 222 shares of Class C preferred stock and 610 shares of Class D preferred stock scheduled for redemption at various times during 1997 were redeemed for liquidation value plus accrued dividends totaling $2.3 million. Mandatorily redeemable preferred stock outstanding at December 31, 1997 consists of the following:

Class E, Series 1, Shares...................................  3,705.00
Class E, Series 2, Shares...................................  3,000.00

     As of December 31, 1997, mandatorily redeemable preferred stock as reflected in the accompanying balance sheet was comprised of the following (dollars in thousands):

3,705 shares of Class E, Series 1, converted from Class B
  and Class C common stock..................................    $741
3,000 shares of Class E, Series 2, issued at $1 per share...   3,000
Preferred stock accretion...................................     296
                                                              ------
                                                              $4,037
                                                              ======

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     The mandatory redemption date for the Class E preferred stock listed above is December 31, 2006. At December 31, 1997, the aggregate liquidation value of preferred stock was $7.7 million, and the aggregate redemption value of preferred stock was $6.7 million. The difference between the carrying value and redemption value of the Company's preferred stock is being accreted through earnings over the ten-year period ending December 31, 2006 (the redemption date).

     On March 31, 1993, certain shareholders of Class C and D preferred shares agreed to extend their redemption dates from 1993 to 1994. Subsequent to December 31, 1993, these same shareholders agreed to a further extension of their redemption dates from 1994 to 1997. Also, certain Class D shares originally scheduled for redemption in 1994 were extended to 1997. Redemption of Class A preferred shares scheduled for 1994 through 1996 were extended to 1997. Dividends on the Class C preferred shares continued to accrue at 13.5% per annum through February 27, 1995, at which time the rate increased to 14.0% per annum through maturity in 1997. Dividends on the Class D shares accrued at 13.5% per annum through May 1, 1995, and 14.0% per annum thereafter through maturity in 1997, except for those Class D shares originally scheduled for redemption in 1994 which accrued dividends at 10.0% per annum until May 1, 1994. Dividends on Class A preferred shares accrued at 10.0% per annum up to the originally scheduled maturity date and 14.0% per annum thereafter, except for those Class A shares whose original redemption date was 1994. The dividends on these Class A shares accrued at 13.5% through March 30, 1995, and 14.0% thereafter.

  Common Stock

     The Company has three classes of common stock: Class A, Class B and Class
C. All classes have the same rights and privileges except for voting and Class B's and Class C's rights of conversion. Class C common stock is owned by the Company's officers and, in the aggregate, represents 50.5% of the Company's voting rights. Class B common stock is majority-owned by an institutional investor and represents 49.5% of the Company's voting rights. Class B and Class C shares are convertible to Class A common at the option of the majority stockholder of Class B or when the percentage of Class B shares outstanding falls below 45% of the total outstanding shares of common stock. Upon the sale or transfer of Class B shares, such shares are convertible to Class A or C shares at the option of the majority stockholder of Class B common stock. Conversion of Class B shares as discussed above would result in a redistribution of stockholder voting rights.

  Warrants

     As noted in the Plan of Recapitalization above, the Company authorized the issuance of up to 3,000 shares of the Company's Class E, Series 2, preferred stock at $1,000 per share and stock purchase warrants at $10 per warrant exercisable for an aggregate of 6,596.10 shares of the Company's Class B common stock and 813.90 shares of the Company's Class C common stock. Such purchase was pro rata as discussed above. These warrants are exercisable for $100 per share at any time prior to December 31, 2006. These warrants were attached to the preferred stock and could not be purchased separately except for 550 warrants, which were issued in December 1996 to the Company's management.

13.  PHANTOM STOCK RIGHTS PLAN:

     In 1990, the Company's Board of Directors approved the Phantom Stock Rights Plan (the 1990 Plan), a deferred compensation plan for senior management. The 1990 Plan allowed participants to share in the capital appreciation of the Company through the issuance of rights which were valued as stock equivalents. The 1990 Plan, as amended in 1991, permitted 1,750 rights to be issued over a four-year period. Accumulated value under the 1990 Plan was originally scheduled to be paid in cash on March 31, 1997. In addition, Ryan-Walsh senior management participated in the 1990 Plan. Any payout to these former employees is predicated upon the final outcome regarding the contingent consideration and outstanding liabilities discussed in Note 3. In March 1997, the Company's Board of Directors approved the 1997 Phantom Stock Plan (the 1997 Plan), a

                      VECTURA GROUP, INC. AND SUBSIDIARIES
deferred compensation plan for senior management and key employees. It is similar to the 1990 Plan in that it allows participants to share in the capital appreciation of the Company. Current employees were provided the option of carrying forward their existing rights from the 1990 Plan into the 1997 Plan or cashing out. Total accumulated value of the 1997 Plan as of December 31, 1997 was $399,000 and is included in "Other liabilities" in the consolidated balance sheet.

     Compensation credit, determined under a book value formula, was $43,000 in 1997. At December 31, 1997, there were 477 rights outstanding under the 1997 Plan. The 1997 Plan matures on April 1, 2001 with accumulated value being paid in cash at that time.

14.  INCOME TAXES:

     The benefit from income taxes for the year ended December 31, 1997 consists of the following (in thousands):

Current --
  Federal...................................................  $(2,233)
  State.....................................................       21
                                                              -------
                                                               (2,212)
                                                              -------
Deferred....................................................   (1,741)
                                                              -------
Total.......................................................  $(3,953)
                                                              =======

     A reconciliation of the effective income tax rate to the federal statutory rate on loss before income taxes for the year ended December 31, 1997 is as follows:

Statutory rate..............................................   (35.0)%
Unconsolidated affiliate loss...............................     3.7
Expired investment tax credits..............................    22.3
Nontaxable gain on sale of subsidiary.......................   (89.2)
Deferred tax adjustment.....................................  (167.1)
State income taxes and other items..........................     7.9
                                                              ------
                                                              (257.4)%
                                                              ======

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     Deferred income taxes are provided for temporary differences in the recognition of revenue and expenses for financial reporting and income tax purposes. These differences consist principally of depreciation expense, workers' compensation reserves, investment tax credit carryforwards and net operating loss carryforwards. At December 31, 1997, the Company had investment tax credit carryforwards of approximately $86,000, expiring in years through 1999. The Company also had net operating loss carryforwards of approximately $24.6 million, expiring in years through 2012. The significant components of deferred tax assets and liabilities at December 31, 1997 include:

Deferred tax assets:
  Net operating loss carryforwards..........................    $8,605
  Alternative minimum tax credit............................     3,061
  Accounting reserves.......................................     3,539
  Other.....................................................        85
                                                              --------
          Total.............................................    15,290
Deferred tax liabilities:
  Accelerated depreciation..................................   (14,632)
  Other.....................................................    (3,169)
                                                              --------
          Total.............................................   (17,801)
                                                              --------
Net deferred tax liability..................................   $(2,511)
                                                              ========

     As discussed previously under Note 2, Summary of Significant Accounting
Policies: Income Taxes, NBL is included for tax purposes in the consolidated federal income tax return filed by Vectura. Were NBL to be consolidated with Vectura for financial reporting purposes, Vectura would report a net consolidated deferred tax liability of $10.2 million.

     SFAS 109, "Accounting for Income Taxes," requires that a valuation allowance be provided when it is more likely than not that some portion of a deferred tax asset will not be realized. Although there can be no assurance that the Company will generate specific levels of taxable income in any particular fiscal year, management believes that it is more likely than not that net deductible temporary differences will reverse during periods in which the Company will generate sufficient taxable income to permit the utilization of such deductions.

     Accordingly, management has determined that no valuation allowances are required at December 31, 1997.

15.  SUPPLEMENTAL CASH FLOW DISCLOSURES:

     The following noncash transactions are not reflected in the Company's consolidated statement of cash flows for the year ended December 31, 1997.

     - Repair of several out-of-service barges and other capital expenditures, which were financed by various first-preferred ship mortgages totaling $3.3 million.

     - The Company accrued dividends of $1.0 million with a corresponding increase in noncurrent liabilities.

     - The Company accreted $0.3 million of the difference between the carrying value and redemption value of its preferred stock.

     - The Company financed its insurance premiums through short-term debt totaling $1.9 million.

     - A capital lease obligation of $0.1 million.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

     Interest paid during the year ended December 31, 1997 was $6.4 million. Payments for federal income taxes in 1997 was $0.2 million.

16.  RELATED PARTY TRANSACTIONS:

     The Company charters floating equipment from NMS, a wholly-owned subsidiary of NBL. In November 1997, the charter agreement was amended to an eight-year term with a significant reduction in rate. Charter expense for the year ended December 31, 1997 was $4.2 million.

     At December 31, 1997 the Company had receivables from NBL of $2.2 million. In November 1997, NMS repaid $1.1 million of amounts due to the Company.

     The Company provides various administrative and support services to NBL. Administrative fees of $250,000 were charged to NBL for year ended December 31, 1997.

17.  LITIGATION:

     The Company's Seneca, Illinois, property is located along the Illinois River, immediately outside the city limits of Seneca, Illinois. Prior to 1988, the property was owned at various times by a number of companies including the predecessor of National Marine. The various owners used it to construct barges, process and package oil, grease, and other automobile chemicals, handle pesticides and other chemicals, and store various chemicals. Although National Marine has owned the property since 1988, it has never conducted any operations on it.

     In 1990, the Illinois Environmental Protection Agency (IEPA) issued a notice pursuant to the Illinois Environmental Protection Act to the former owners and lessees of the property, as well as to the Company, offering them the opportunity to remediate contamination that the IEPA claimed was on the property. Throughout the next several years, the Company contested the necessity of doing the remediation that the state proposed and contested its own liability. Beginning in 1995, the Company submitted proposed remediation plans to the state. In May 1996, the IEPA asked that the U.S. Environmental Protection Agency (U.S. EPA) become involved in the site.

     In July 1996, the U.S. EPA notified the Company that it was potentially liable under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) for necessary remediation at the property. Also in July 1996, the Company began its remediation of the property based on plans that it had submitted to the state and to which the state had no objection. Remediation activities continued through December 1996. In addition to the remediation activities, the Company also demolished and removed the buildings that were on the property. Based on the work that the Company has done, it appears that there is no threat to human health or the environment at the property.

     In the fall of 1996, the Company began discussion with the IEPA regarding a resolution of any remaining concerns the state might have under the new state "Brownfields" legislation, which allows the state to officially declare that no further remediation is necessary at a site that has been cleaned up such that there is no threat to health or to the environment.

     In December 1996, the U.S. EPA issued a Unilateral Administrative Order pursuant to CERCLA requiring the Company to submit plans for sampling and possible further remediation at the property. A sampling plan was submitted to the U.S. EPA, and it was accepted. The sampling was completed in August 1997, and a report has been sent to the U.S. EPA. Results of the sampling and possible solutions were reviewed by the Company, outside counsel and an environmental consultant. The U.S. EPA also reviewed the sample report, and a meeting was held on March 12, 1998 at which time the Company explained its view that, under applicable standards, only minimal further remedial steps appear necessary. The U.S. EPA said it would respond by providing its own view of the applicable cleanup standards. The U.S. EPA planned to take

                      VECTURA GROUP, INC. AND SUBSIDIARIES
additional samples at the site on April 1, 1998. The Company expects to meet with the U.S. EPA for continued discussions concerning cleanup standards and additional remedial measures, if any. Throughout its dealings with the IEPA and the U.S. EPA, the Company has maintained that it has no liability for clean up of the site.

     The Company has instituted legal action against various parties, some of whom are former employees, alleging fraud, breach of fiduciary duty and other improper actions which the Company alleges caused the diversion of funds to other entities. Several of the defendant parties have been convicted or have pled guilty to federal charges based on actions related in the above suit. The Company is reviewing options regarding restitution and damages in light of this development.

     On July 27, 1994, a search was undertaken by agents of the U.S. EPA and other federal and state agencies at the Company's Port Allen, Louisiana, site. The search was triggered, in part, by allegations of illegal discharges into the Mississippi River. In conjunction with this matter, the U.S. EPA requested that the Company negotiate and enter into an Administrative Order of Consent to conduct an environmental assessment and possible removal action concerning the alleged dumping into the Mississippi River. After an agreement on the terms of an Administrative Order of Consent could not be reached, on March 15, 1995, the U.S. EPA issued a Unilateral Administrative Order to the Company for a removal action associated with the alleged discharges. The Company has conducted a removal action and has sought reimbursement of its previously expensed costs from the federal Superfund under CERCLA. The cost reimbursement proceeding is pending. The Company has denied any liability but is cooperating with all federal and state agencies. To date, to the Company's knowledge no evidence has been found of illegal discharges by the Company into the Mississippi River. The U.S. Attorney's Office had advised the Company that a grand jury investigation would proceed, though, to the Company's knowledge, no actions have been taken to date. Recently, the U.S. Attorney's Office has indicated that there are no grounds for criminal action against the Company. However, the Parish of West Baton Rouge, Louisiana has indicated that it intends to proceed with a criminal prosecution with respect to this matter. On April 29, 1998, West Baton Rouge Parish filed charges against Tiger Shipyard, Inc., a wholly-owned subsidiary of National Marine, and seven employees. The Company believes that no criminal activities were conducted by Tiger Shipyard, Inc. or any of its employees with respect to this matter. Although the ultimate outcome of these charges is currently uncertain, the Company believes that the matter will be resolved with no significant adverse impact to the Company's financial condition or results of operations.

     In March 1996, the Company received a letter sent on behalf of SBA Shipyards, Inc. (SBA) regarding the Company's interest in participating in the voluntary funding of certain environmental remediation and closure activities at SBA's facility. SBA has identified the Company as a potential responsible party at SBA's facility relating to alleged cleaning services performed by SBA for or on behalf of the Company during the period from 1977 to 1993. In the Company's opinion, it is not possible at this time to identify either the potential scope of any required participation in SBA's cleanup or the potential cost of any such participation to the Company. A customer group has been formed to address the issues. Discussions with the U.S. EPA and SBA are ongoing.

     The Company is a defendant in several lawsuits resulting from the ordinary course of business. Management believes that the outcome of such suits will not have a material adverse effect on the Company's financial position or results of operations.

18.  NBL, INC. OWNERSHIP:

     In 1993, the Company acquired an option to purchase 50% of the stock of NBL. In February 1993, the Company exercised its rights under a stock pledge agreement with a former officer to take ownership of the remaining 50% of the stock of NBL. This stock was contributed to Armada Marine Corporation, a wholly-owned subsidiary of National Marine. In 1996, Armada was merged into National Marine. Notwithstanding

                      VECTURA GROUP, INC. AND SUBSIDIARIES
the above, the former officer referenced above has made a claim of ownership of said stock in pending litigation. As a result, management has accounted for this 50% interest in NBL as a contingent asset. Therefore, the Company is accounting for this 50% interest in NBL on the cost basis, which is recorded at a nominal value. The remaining 50% of the stock held by the Company is being accounted for under the equity method.

     When the contingent claim no longer exists for the 50% of NBL, the entity will be consolidated with Vectura. Below is a condensed unaudited summary of Vectura's results and a summarized balance sheet for the year ended December 31, 1997, as if NBL were a consolidated entity (in thousands):

                                                               ADJUSTMENTS/    CONSOLIDATED
                                       VECTURA       NBL       ELIMINATIONS    VECTURA/NBL
                                       --------    --------    ------------    ------------
Revenues.............................  $134,839      $4,156      $(4,156)        $134,839
                                       ========    ========      =======         ========
Net income (loss)....................    $2,417       $(324)          $162           $2,255
                                       ========    ========      =======         ========
Deferred income tax
  benefit -- current.................    $2,242    $     --      $    --           $2,242
Other current assets.................    30,972          59          (41)          30,990
                                       --------    --------      -------         --------
Total current assets.................    33,214          59          (41)          33,232
Net vessels, property, and
  equipment..........................    80,644      19,981           --          100,625
Other assets.........................     4,205       4,372       (3,990)           4,587
                                       --------    --------      -------         --------
Total assets.........................  $118,063    $ 24,412      $(4,031)        $138,444
                                       ========    ========      =======         ========
Current portion of long-term debt....   $18,532      $2,050      $    --          $20,582
Other current liabilities............    24,598         133          (46)          24,685
                                       --------    --------      -------         --------
Total current liabilities............    43,130       2,183          (46)          45,267
Long-term debt.......................    43,423      14,179       (2,350)          55,252
Deferred income taxes................     4,753       7,654           --           12,407
Other liabilities....................    11,113       3,939       (3,401)          11,651
                                       --------    --------      -------         --------
Total liabilities....................   102,419      27,955       (5,797)         124,577
Mandatorily redeemable preferred
  stock..............................     4,037          --           --            4,037
Stockholders' equity.................    11,607      (3,543)       1,766            9,830
                                       --------    --------      -------         --------
Total liabilities and stockholders
  equity.............................  $118,063    $ 24,412      $(4,031)        $138,444
                                       ========    ========      =======         ========

19.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of Vectura's financial instruments are as follows at December 31, 1997 (in thousands):

                                                              CARRYING     FAIR
                                                               AMOUNT      VALUE
                                                              --------    -------
Debt........................................................  $61,955     $62,806
Mandatorily redeemable preferred stock......................   $4,037          --

  Long-Term Debt

     The fair value of the Company's revolving loan facilities and other floating rate debt instruments is estimated to be equivalent to their carrying value. The fair value of the Company s fixed rate debt is based on the rates at which the Company was able to secure new financings in 1997.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

  Mandatorily Redeemable Preferred Stock

     The Company determined that it was not practicable to determine the fair value of its mandatorily redeemable preferred stock.

  Accounts Receivable and Payable

     The fair value of the Company's accounts receivable and payable is estimated to be equivalent to their respective carrying values.

20.  SUBSEQUENT EVENTS:

     The Company and its subsidiary, National Marine, (collectively the "Vectura Parties") have entered into a recapitalization agreement with CSX Corporation
(CSX) whereby the Vectura Parties and CSX intend to contribute their respective companies' marine transportation assets and liabilities (marine operations) to a limited liability company, American Commercial Lines LLC (ACL). The marine operations of the Vectura Parties include their interest in the assets and liabilities of NBL, Inc. In addition to its marine operations, the Company will also contribute $60.0 million to ACL, the funding for which is expected to be generated through equity contributions to be received by the Company from its shareholders. In connection with the recapitalization transaction, ACL is expected to raise approximately $735 million through certain public and private debt financing arrangements, a portion of the proceeds of which will be used to retire the existing debt of the contributed marine operations (including the Vectura Parties' currently outstanding debt of approximately $75 million).

     In exchange for their contributions to ACL, the Vectura Parties will receive consideration in the form of certain common and preferred membership interests and future profits interests.

     Substantially all of the Company's key operating assets will be contributed to ACL pursuant to the recapitalization transaction, and the primary business operations of the Vectura Parties after the recapitalization will consist of the Vectura Parties' interests in ACL and the Company's stevedoring and terminalling operations conducted through its subsidiary, MariTrend.

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                               JUNE 30,
                                                                 1998
                                                              (UNAUDITED)
                                                              -----------
                                 ASSETS
Current Assets:
  Cash and cash equivalents.................................      $4,378
  Accounts and notes receivable, net........................     20,099
  Prepaid expenses..........................................      2,303
  Inventories...............................................      2,707
  Current portion of deferred income taxes..................      2,242
  Other current assets......................................        140
                                                               --------
     Total current assets...................................     31,869
                                                               --------
Notes receivable............................................         27
Note receivable -- unconsolidated affiliate.................      1,312
Vessels, property and equipment:
  Land and buildings........................................      3,784
  Floating equipment........................................    106,848
  Other equipment...........................................     10,004
                                                               --------
                                                                120,636
  Less -- Accumulated depreciation..........................    (42,875)
                                                               --------
     Net vessels, property and equipment....................     77,761
Other assets................................................      3,152
                                                               --------
          Total assets......................................   $114,121
                                                               ========

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                               JUNE 30,
                                                                 1998
                                                              (UNAUDITED)
                                                              -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................    $20,473
  Accounts payable..........................................     20,718
  Accrued compensation and employee benefits................        564
  Accrued workers' compensation and other insurance.........        830
  Income taxes payable......................................         94
  Accrued expenses..........................................      3,390
  Other current liabilities.................................      2,699
                                                               --------
     Total current liabilities..............................     48,768
Long-term debt..............................................     38,231
Investments.................................................      2,054
Reserve for workers' compensation and other insurance.......      1,413
Deferred income taxes payable...............................      3,237
Other liabilities...........................................      8,357
                                                               --------
     Total liabilities......................................    102,060
                                                               --------
Mandatorily redeemable preferred stock......................      4,083
Stockholders' equity:
  Common stock, par value $.01 per share --
     Authorized, 28,000 shares
     Issued and outstanding, 390 shares.....................          1
  Additional paid-in capital................................         45
  Retained earnings.........................................      7,932
                                                               --------
     Total stockholders' equity.............................      7,978
                                                               --------
          Total liabilities and stockholders' equity........   $114,121
                                                               ========

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
    (DOLLARS IN THOUSANDS EXCEPT LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                                  OUTSTANDING)

                                                                     SIX MONTHS
                                                                   ENDED JUNE 30,
                                                                    (UNAUDITED)
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
OPERATING REVENUE...........................................     $66,221       $63,484
OPERATING EXPENSES..........................................      63,463        60,443
                                                              ----------    ----------
     Gross profit...........................................       2,758         3,041
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................       3,913         3,863
                                                              ----------    ----------
     Loss from operations...................................      (1,155)         (822)
OTHER INCOME (EXPENSE):
  Interest and dividend income..............................          43            68
  Interest expense..........................................      (3,445)       (3,316)
  Equity in loss of unconsolidated affiliates...............         (70)         (292)
  Gain (loss) on disposition of capital assets and other
     items, net.............................................          36           (80)
                                                              ----------    ----------
                                                                  (3,436)       (3,620)
                                                              ----------    ----------
     Loss from operations before income taxes...............      (4,591)       (4,442)
BENEFIT FROM INCOME TAXES...................................      (1,578)       (1,424)
                                                              ----------    ----------
NET LOSS....................................................      (3,013)       (3,018)
PREFERRED DIVIDENDS AND ACCRETION...........................        (604)         (611)
                                                              ----------    ----------
NET LOSS TO COMMON SHAREHOLDERS.............................     $(3,617)      $(3,629)
                                                              ==========    ==========
LOSS PER SHARE:
  Basic.....................................................  $(9,274.36)   $(9,305.13)
                                                              ==========    ==========
  Diluted...................................................    $(493.45)     $(495.09)
                                                              ==========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic.....................................................         390           390
                                                              ==========    ==========
  Diluted...................................................       7,330         7,330
                                                              ==========    ==========

                      VECTURA GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                                  (UNAUDITED)
                                                              --------------------
                                                               1997         1998
                                                              -------      -------
OPERATING ACTIVITIES:
  Net loss..................................................  $(3,013)     $(3,018)
  Adjustments to reconcile net loss to net cash generated by operating activities:
     Depreciation and amortization..........................    3,782        3,745
     Losses of unconsolidated affiliates....................       70          292
     Deferred income taxes..................................      106          (55)
     Gain on disposition of capital assets..................     (154)         (32)
     Decrease in accounts receivable........................    3,740        5,636
     Decrease in inventories................................      246           98
     Increase in accounts payable...........................    2,844        2,963
     Increase (decrease) in worker's compensation and other
      insurance.............................................      (35)         136
     Decrease in accrued expenses...........................   (2,858)      (1,576)
     Other items............................................       --        1,711
                                                              -------      -------
          Cash generated by operating activities............    4,728        9,900
INVESTING ACTIVITIES:
  Purchase of vessels, property and equipment...............       (7)         (15)
  Proceeds from sale of vessels, property and equipment.....      369          115
  (Increase) decrease in investments and other assets.......     (371)           3
                                                              -------      -------
          Cash (utilized) generated by investing
            activities......................................       (9)         103
FINANCING ACTIVITIES:
  Payments of long-term debt................................   (5,221)      (7,065)
  Net borrowings (repayments) under revolving loan
     facilities.............................................   (2,724)       1,262
  Increase in long-term debt................................    1,000           --
  Borrowings to repay existing debt.........................    1,470           --
  Issuance of securities....................................      121           --
                                                              -------      -------
          Cash utilized by financing activities.............   (5,354)      (5,803)
                                                              -------      -------
INCREASE IN CASH AND CASH EQUIVALENTS.......................     (635)       4,200
CASH AND CASH EQUIVALENTS, beginning of period..............      740          178
                                                              -------      -------
CASH AND CASH EQUIVALENTS, end of period....................      105        4,378
                                                              =======      =======

                      VECTURA GROUP, INC. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF INTERIM PERIOD PRESENTATION

     The unaudited interim consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are presented immediately before the transaction described in Note 2 below and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and note disclosure normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. However, all adjustments that, in the opinion of management, are necessary for fair presentation have been included. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 1998.

2.  SUBSEQUENT EVENT

     The Company and its subsidiary, National Marine, (collectively the "Vectura Parties") consummated a recapitalization transaction with CSX Corporation (CSX) whereby the Vectura Parties and CSX contributed their respective companies' marine transportation assets and liabilities (marine operations) to a limited liability company, American Commercial Lines LLC (ACL). The marine operations contributed by the Vectura Parties included their interest in the assets and liabilities of NBL, Inc. In addition to its marine operations, the Company contributed $60.0 million to ACL, the funding for which was generated through equity contributions received by the Company from its shareholders. In connection with the recapitalization transaction, ACL raised approximately $745 million through certain public and private debt financing arrangements, a portion of the proceeds of which were used to retire the existing debt of the contributed marine operations.

     In exchange for their contributions to ACL, the Vectura Parties received consideration in the form of certain common and preferred membership interests and future profits interests.

     Substantially all of the Company's key operating assets were contributed to ACL pursuant to the recapitalization transaction, and the primary business operations of the Vectura Parties after the recapitalization consist of the Vectura Parties' interests in ACL and the Company's stevedoring and terminalling operations conducted through its subsidiary, MariTrend.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                       PAGE
Prospectus Summary...................     1
Risk Factors.........................    14
The Transactions.....................    22
Use of Proceeds......................    24
Capitalization.......................    25
Unaudited Pro Forma Combined
  Financial Data.....................    26
Selected Historical Consolidated
  Financial Data.....................    37
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    38
Business.............................    46
Management...........................    61
Security Ownership...................    66
Certain Relationships and Related
  Transactions.......................    67
Description of the Senior Credit
  Facilities.........................    71
Description of the Exchange Notes....    73
The Exchange Offer...................   103
Certain Federal Income Tax
  Consequences.......................   111
Plan of Distribution.................   111
Legal Matters........................   112
Experts..............................   113
Index to Financial Statements........   F-1

                                   [ACL LOGO]
                         AMERICAN COMMERCIAL LINES LLC

                               ACL CAPITAL CORP.

                       AMERICAN COMMERCIAL BARGE LINE LLC

                              AMERICAN COMMERCIAL
                               MARINE SERVICE LLC

                           LOUISIANA DOCK COMPANY LLC

                       WATERWAY COMMUNICATIONS SYSTEM LLC

                       AMERICAN COMMERCIAL TERMINALS LLC

                              AMERICAN COMMERCIAL
                             TERMINALS-MEMPHIS LLC

                                  JEFFBOAT LLC

                              AMERICAN COMMERCIAL
                            LINES INTERNATIONAL LLC

                                ORINOCO TASA LLC

                                ORINOCO TASV LLC

                                 BREEN TAS LLC

                                BULLARD TAS LLC

                                SHELTON TAS LLC

                     LEMONT HARBOR & FLEETING SERVICES LLC

                               TIGER SHIPYARD LLC

                              WILKINSON POINT LLC

                               HOUSTON FLEET LLC

                           OFFER TO EXCHANGE SERIES B
                         10 1/4% SENIOR NOTES DUE 2008
                       FOR SERIES A 10 1/4% SENIOR NOTES
                                    DUE 2008
                                   PROSPECTUS

                                NOVEMBER 6, 1998